Exhibit 10.1

LIMITED WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

LIMITED WAIVER AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 27, 2017 among IBG Borrower LLC, a Delaware limited liability company (the “Borrower”), the Guarantors under the Agreement; each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); and Cortland Capital Market Services LLC, a Delaware limited liability company as Administrative Agent and Collateral Agent.

The Borrower has requested that, in accordance with that certain Credit Agreement dated as of August 2, 2017, among the Borrower, the Guarantors, the Lenders and the Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), the parties hereto amend and/or waive certain provisions of the Agreement as set forth herein, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, capitalized terms in this Amendment have the meanings ascribed to such terms in the Agreement. This Amendment shall constitute a Loan Document for all purposes of the Agreement and the other Loan Documents.

Section 2. Limited Waiver. Subject to the satisfaction of the conditions precedent set forth herein under Section 4, each of the Agent and the Lenders signatory hereto hereby waives each Default and Event of Default occurring prior to the date hereof which the Lenders have actual knowledge of (the “Known Defaults”); provided that the foregoing waiver shall be limited precisely as written and relates solely to the Known Defaults in the manner they exist on the date hereof and not to any other change in facts or circumstances occurring after the date hereof, or to any other Defaults or Events of Default now existing or occurring after the date hereof, and shall not in any way or manner restrict the Agent or any Lender from exercising any rights or remedies they may have with respect to any other Default or Event of Default (including, for the avoidance of doubt, any Default or Event of Default existing as of the date hereof which is not a Known Default) at any time in respect of the Agreement or any other Loan Document. Nothing herein shall be deemed to constitute a waiver of any other term, provision or condition of the Agreement or any other Loan Document or prejudice any right or remedy that the Agent or any Lender may have or may in the future have.

Section 3. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Agreement shall be amended as follows:

The Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Agreement attached as Exhibit A hereto.

Section 4. Conditions Precedent. The waivers set forth in Section 2 hereof and the amendments set forth in Section 3 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions (the “Amendment Effective Date”):

(a) The Agent shall have received the following, each in form and substance reasonably satisfactory to the Agent and the Required Lenders:

(i) a counterpart signature page of this Amendment duly executed by the Borrower, the Guarantors, each Lender party to the Agreement and the Agent;

(ii) a counterpart signature page of the DB Fee Letter between Borrower and the Lead Lender dated as of the date hereof, duly executed by the Borrower and the Lead Lender;

(iii) copies of resolutions or other records of entity action, incumbency certificates and/or other customary officer’s or secretary’s certificates of Responsible Officers of the Loan Parties as the Agent may require to evidence (A) the authority of each Loan Party to enter into this Amendment and the transactions contemplated thereby and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(iv) an opinion of Dechert LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such customary matters concerning the Loan Parties and the Loan Documents; and

(v) a certificate of a Responsible Officer of the Parent certifying (A) that the conditions specified in this Section 4 have been satisfied and (B) to the Solvency of the Loan Parties on a Consolidated basis as of the Amendment Effective Date.

(b) After giving effect to the waivers and amendments contained herein and in the Agreement, (i) each of the representations and warranties set forth in Article V of the Agreement are true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event, change or condition has occurred that has had or could reasonably be expected to have, a Material Adverse Effect.

(c) (i) All accrued fees and reasonable and documented expenses of the Agent and Lenders (including the reasonable and documented fees and expenses of external counsel (including Milbank, Tweed, Hadley & McCloy LLP and any local counsel to the Lead Lender and Holland & Knight LLP and any local counsel to the Agent)) invoiced at least one (1) Business Day prior to the Amendment Effective Date, in each case, shall have been paid and (ii) all accrued and unpaid interest and ticking fees payable under the Agreement on the date hereof shall have been paid to the Lenders.

(d) Funds held in the 2018 Convertible Notes Escrow Account in the amount of $[231,036,056] shall have been returned to the Lenders in accordance with the Escrow Release Notice dated the date hereof simultaneously with the effectiveness of this Amendment.

Section 5. Ratification of Obligations. Each Loan Party (a) confirms its Obligations (including any guarantee obligation) under each Loan Document, in each case as amended, supplemented or modified after giving effect to this Amendment, (b) confirms that its Obligations under the Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Loan Documents, in each case as amended, supplemented or modified after giving effect to this Amendment, (c) confirms that its Obligations under the Agreement as amended hereby constitute Obligations and (d) agrees that the Agreement as amended, modified or supplemented hereby is the Agreement under and for all purposes of the Agreement and the other Loan Documents. Each party, by its execution of this Amendment, hereby confirms that the Obligations shall remain in full force and effect (except as such Obligations have been expressly supplemented, amended or modified hereby or by the Agreement), and such Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents, as amended, supplemented or modified hereby.

Section 6. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Amendment; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7. Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Amendment.

Section 8. Release. Each Loan Party (on behalf of itself and its Subsidiaries and Affiliates) and their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party for their past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Agent and the Lenders, and the Agent’s and each Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, members, managers, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Amendment, the Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing, except that this Section 8 shall not waive or release any of the Lender’s or the Agent’s contractual obligations under the Agreement or the other Loan Documents arising after the date hereof (including, without limitation, each Lender’s obligation to make Loans and other extensions of credit under the Agreement in accordance with the terms thereof).

Section 9. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment and the rights and obligations of the parties hereunder (including any claims sounding in contract law or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

PARENT:

ICONIX BRAND GROUP, INC.,
a Delaware corporation

	By:	/s/ David Jones
	Name:	David Jones
	Title:	Chief Financial Officer

BORROWER:

IBG BORROWER LLC,
a Delaware limited liability company

	By:	/s/ David Jones
	Name:	David Jones
	Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Amendment No. 1]

SUBSIDIARY GUARANTORS:

ARTFUL HOLDINGS LLC,		ICON ENTERTAINMENT LLC,
a Delaware limited liability company		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BADGLEY MISCHKA LICENSING LLC,		ICON DE BRAND HOLDINGS CORP.,
a Delaware limited liability company		a Delaware corporation

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BRIGHT STAR FOOTWEAR LLC, a New Jersey limited liability company

By: :	/s/ David Jones
Name:	David Jones
Title:	Chief Financial Officer

ICON CANADA JV HOLDINGS CORP., a Delaware corporation

By: :	/s/ David Jones
Name:	David Jones
Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Amendment No. 1]

SUBSIDIARY GUARANTORS (continued):

ICONIX CA HOLDINGS LLC,		IP HOLDINGS UNLTD LLC,
a Delaware limited liability company		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

ICONIX LATIN AMERICA LLC,		IP MANAGEMENT LLC,
a Delaware limited liability company		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

IP HOLDINGS AND MANAGEMENT		MICHAEL CARUSO & CO., INC.,
CORPORATION, a Delaware corporation		a California corporation

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

IP HOLDINGS LLC,		MOSSIMO HOLDINGS LLC,
a Delaware limited liability company		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Amendment No. 1]

SUBSIDIARY GUARANTORS (continued):

MOSSIMO, INC., a Delaware corporation		PILLOWTEX HOLDINGS AND MANAGEMENT LLC,
a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OFFICIAL-PILLOWTEX LLC,		SCION BBC LLC,
a Delaware limited liability company		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OP HOLDINGS AND MANAGEMENT		SCION LLC,
CORPORATION, a Delaware corporation		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OP HOLDINGS, LLC, a Delaware limited liability company		SHARPER IMAGE HOLDINGS AND MANAGEMENT CORP.,
a Delaware corporation

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Amendment No. 1]

SUBSIDIARY GUARANTORS (continued):

SHARPER IMAGE HOLDINGS LLC,		UMBRO SOURCING LLC,
a Delaware limited liability company		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

STUDIO HOLDINGS AND MANAGEMENT		UNZIPPED APPAREL LLC,
CORPORATION, a Delaware corporation		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

STUDIO IP HOLDINGS LLC,		ZY HOLDINGS AND MANAGEMENT
a Delaware limited liability company		CORP., a Delaware corporation

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

UMBRO IP HOLDINGS LLC,		LC PARTNERS US, LLC,
a Delaware limited liability company		a Delaware limited liability company

By: :	/s/ David Jones	By: :	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signature Page to Limited Waiver and Amendment No. 1]

ADMINISTRATIVE AGENT AND
COLLATERAL AGENT:

CORTLAND CAPITAL MARKET
SERVICES LLC

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

[Signature Page to Limited Waiver and Amendment No. 1]

LENDERS:

DEUTSCHE BANK AG, NEW YORK
BRANCH

By:	/s/ Riddhi Barman
Name:	Riddhi Barman
Title:	Managing Director

By:	/s/ Frederic Rosenberg
Name:	Frederic Rosenberg
Title:	Managing Director

[Signature Page to Limited Waiver and Amendment No. 1]

Exhibit A

~~EXECUTION VERSION~~EXHIBIT A

CREDIT AGREEMENT

Dated as of August 2, 2017

(as amended by Limited Waiver and Amendment No. 1 to Credit Agreement, dated as of October 27, 2017)

among

IBG Borrower LLC

as the Borrower

The Guarantors Named Herein

Cortland Capital Market Services LLC,

as Administrative Agent and Collateral Agent

and

The Lenders Party Hereto

Guggenheim Securities, LLC,

as Sole Lead Arranger

Deutsche Bank AG, New York Branch,

as Lead Lender

Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
Section 1.01	Defined Terms	1
Section 1.02	Other Interpretive Provisions	~~57~~53
Section 1.03	Accounting Terms	~~60~~55
Section 1.04	Rounding	~~60~~56
Section 1.05	Times of Day	~~61~~56

ARTICLE II THE COMMITMENTS AND LOANS		~~61~~56
Section 2.01	Loans	~~61~~56
Section 2.02	Prepayments	~~62~~58
Section 2.03	Repayment of Obligations	~~67~~63
Section 2.04	Interest	~~67~~64
Section 2.05	Fees	~~68~~64
Section 2.06	Evidence of Debt	~~69~~65
Section 2.07	Payments Generally; Agent’s Clawback	~~69~~65
Section 2.08	Sharing of Payments by Lenders	~~70~~66

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~71~~67
Section 3.01	Taxes	~~71~~67
Section 3.02	Illegality	~~76~~70
Section 3.03	Increased Costs; Reserves on LIBOR Rate Loans	~~76~~71
Section 3.04	Mitigation Obligations; Replacement of Lenders	~~77~~72
Section 3.05	Survival	~~78~~73

ARTICLE IV CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT AND LOANS		~~78~~73
Section 4.01	Conditions of Effectiveness of this Agreement	~~78~~73
Section 4.02	Conditions of Funding the Term Loan	~~81~~75
Section 4.03	Conditions of Funding the First Delayed Draw Term Loan	77
Section 4.04	Conditions of Funding the Second Delayed Draw Term Loan	78

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~83~~80
Section 5.01	Existence, Qualification and Power	~~83~~80
Section 5.02	Authorization; No Contravention	~~84~~81
Section 5.03	Governmental Authorization; Other Consents	~~84~~81
Section 5.04	Binding Effect	~~84~~81
Section 5.05	Financial Statements; No Material Adverse Effect	~~84~~81
Section 5.06	Litigation	~~85~~82

i

(cont’d)

Page
Section 5.07	No Default	~~86~~82
Section 5.08	Ownership of Property; Liens	~~86~~83
Section 5.09	Environmental Compliance	~~86~~83
Section 5.10	Insurance	~~87~~84
Section 5.11	Taxes	~~87~~84
Section 5.12	ERISA Compliance	~~88~~84
Section 5.13	Subsidiaries; Securitization Entities; Equity Interests	~~88~~85
Section 5.14	Margin Regulations; Investment Company Act	~~90~~86
Section 5.15	Disclosure	~~90~~86
Section 5.16	Compliance with Laws	~~91~~87
Section 5.17	Intellectual Property; Licenses, Etc	~~91~~87
Section 5.18	Security Documents	~~92~~87
Section 5.19	Solvency	~~92~~88
Section 5.20	Bank Accounts	~~92~~88
Section 5.21	Brokers	~~92~~88
Section 5.22	Material Contracts	~~93~~88
Section 5.23	Labor Matters	~~93~~88
Section 5.24	[Reserved]	~~93~~89
Section 5.25	[Reserved]	~~93~~89
Section 5.26	Anti-Corruption Laws and Sanctions	~~93~~89
Section 5.27	Borrower	~~93~~89
Section 5.28	Designated Secured Senior Indebtedness	~~94~~89

ARTICLE VI AFFIRMATIVE COVENANTS		~~94~~89
Section 6.01	Financial Statements	~~94~~89
Section 6.02	Certificates; Other Information	~~95~~90
Section 6.03	Notices	~~98~~93
Section 6.04	Payment of Obligations	~~99~~94
Section 6.05	Preservation of Existence, Etc	~~99~~95
Section 6.06	Maintenance of Properties; Material Intellectual Property	~~100~~95
Section 6.07	Maintenance of Insurance	~~100~~95
Section 6.08	Compliance with Laws	~~101~~96
Section 6.09	Books and Records; Accountants	~~101~~96
Section 6.10	Inspection Rights; Appraisals of Intellectual Property	~~102~~96
Section 6.11	Additional Loan Parties	~~102~~97
Section 6.12	Cash Management	~~103~~98
Section 6.13	Information Regarding the Collateral	~~103~~98
Section 6.14	Environmental Laws	~~104~~98
Section 6.15	Further Assurances	~~104~~99
Section 6.16	Material Licenses; Material Contracts	~~105~~99
Section 6.17	ERISA	~~105~~100
Section 6.18	Designated Senior Debt	~~105~~100
Section 6.19	Syndication Assistance	~~105~~100
Section 6.20	[Reserved.]	~~106~~100

(cont’d)

Page
Section 6.21	Conditions Subsequent.	~~106~~100
Section 6.22	2018 Convertible Senior Notes	~~107~~101

ARTICLE VII NEGATIVE COVENANTS		~~107~~102
Section 7.01	Liens	~~107~~102
Section 7.02	Investments	~~107~~102
Section 7.03	Indebtedness; Disqualified Stock	~~107~~102
Section 7.04	Fundamental Changes	~~108~~102
Section 7.05	Dispositions	~~108~~103
Section 7.06	Restricted Payments	~~108~~103
Section 7.07	Prepayments of Indebtedness	~~110~~104
Section 7.08	Change in Nature of Business; Inactive Subsidiary; Interposing Entities; Borrower	~~110~~104
Section 7.09	Transactions with Affiliates	~~111~~105
Section 7.10	Burdensome Agreements	~~112~~106
Section 7.11	Use of Proceeds	~~112~~107
Section 7.12	Amendment of Material Documents; New Licenses	~~113~~107
Section 7.13	Fiscal Year	~~114~~108
Section 7.14	Deposit Accounts	~~114~~108
Section 7.15	Sale and Leaseback	~~114~~108
Section 7.16	Hedge Agreements	~~114~~108
Section 7.17	[Reserved]	~~114~~108
Section 7.18	Financial Covenants	~~114~~108

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~115~~109
Section 8.01	Events of Default	~~115~~109
Section 8.02	Remedies	~~118~~111
Section 8.03	Application of Funds	~~118~~112

ARTICLE IX THE AGENT		~~119~~112
Section 9.01	Appointment and Authority	~~119~~112
Section 9.02	Rights as a Lender	~~119~~113
Section 9.03	Exculpatory Provisions	~~120~~113
Section 9.04	Reliance by Agent	~~121~~114
Section 9.05	Delegation of Duties	~~121~~114
Section 9.06	Resignation of Agent	~~121~~114
Section 9.07	Non-Reliance on Agent and Other Lenders	~~122~~115
Section 9.08	Agent May File Proofs of Claim	~~122~~115
Section 9.09	Collateral and Guaranty Matters	~~123~~116
Section 9.10	Notice of Transfer	~~124~~116
Section 9.11	Reports and Financial Statements	~~124~~116
Section 9.12	Agency for Perfection	~~125~~117
Section 9.13	Indemnification of Agent	~~125~~117
Section 9.14	Relation among Lenders	~~125~~118
Section 9.15	Appointment of Non-Operating Agent Roles	~~125~~118

(cont’d)

Page
ARTICLE X MISCELLANEOUS		~~126~~118
Section 10.01	Amendments, Etc	~~126~~118
Section 10.02	Notices; Effectiveness; Electronic Communications	~~128~~120
Section 10.03	No Waiver; Cumulative Remedies	~~129~~121
Section 10.04	Expenses; Indemnity; Damage Waiver	~~129~~121
Section 10.05	Payments Set Aside	~~131~~123
Section 10.06	Successors and Assigns	~~131~~123
Section 10.07	Treatment of Certain Information; Confidentiality	~~136~~127
Section 10.08	Right of Setoff	~~137~~127
Section 10.09	Interest Rate Limitation	~~137~~128
Section 10.10	Counterparts; Integration; Effectiveness	~~138~~128
Section 10.11	Survival	~~138~~128
Section 10.12	Severability	~~138~~128
Section 10.13	Replacement of Lenders	~~138~~129
Section 10.14	Governing Law; Jurisdiction; Etc	~~139~~129
Section 10.15	Waiver of Jury Trial	~~140~~130
Section 10.16	No Advisory or Fiduciary Responsibility	~~140~~130
Section 10.17	USA PATRIOT Act Notice	~~141~~131
Section 10.18	Time of the Essence	~~141~~131
Section 10.19	Press Releases	~~142~~131
Section 10.20	Additional Waivers	~~142~~132
Section 10.21	No Strict Construction	~~144~~133
Section 10.22	Attachments	~~144~~133
Section 10.23	Electronic Execution of Assignments and Certain Other Documents	~~144~~133
Section 10.24	California Judicial Reference	~~144~~134
Section 10.25	Designation of Obligations as “Designated Secured Senior Indebtedness”	~~144~~134
Section 10.26	Intercreditor Agreement	~~145~~134
Section 10.27	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~145~~134

SCHEDULES

1.01(a)	Non-Guarantor Entities
1.01(b)	Designated Lenders
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.10	Insurance
5.13	Subsidiaries; Securitization Entities; Other Equity Investments
5.17	Material Intellectual Property; Material Licenses; Non-Securitized Licenses
5.20	Bank Accounts
5.21	Brokers
5.22	Material Contracts
~~6.21~~	~~Conditions Subsequent~~
7.01	Existing Liens
7.02(a)	Existing Investments
7.02(b)	Existing Investments made in Joint Ventures pursuant to Buy/Sell Arrangements
7.03	Existing Indebtedness
10.02	Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Term Note
C	Compliance Certificate
D	Assignment and Assumption
E-1	Foreign Lender Exemption Certificate
E-2	Foreign Lender U.S. Tax Compliance Certificate
E-3	Alternative Form Foreign Lender U.S. Tax Compliance Certificate
E-4	Foreign Partnership U.S. Tax Compliance Certificate
F	Intercompany Note
G	~~2018 Convertible Notes Escrow Release Notice~~[Reserved]
H	Pro Forma Organizational Structure Chart

v

CREDIT AGREEMENT

This CREDIT AGREEMENT ~~(this “Agreement”)~~ is entered into as of August 2, 2017 among IBG Borrower LLC, a Delaware limited liability company (the “Borrower”), the Guarantors; each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); and Cortland Capital Market Services LLC, a Delaware limited liability company as Administrative Agent and Collateral Agent (as amended by Limited Waiver and Amendment No. 1 dated as of October 27, 2017 and as further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”).

WITNESSETH:

WHEREAS, the Borrower wishes to obtain financing (i) to refinance certain existing Indebtedness of Parent~~, (ii) to finance general corporate purposes of the Borrower and its Subsidiaries and (iii~~ and (ii) to pay fees, costs and expenses associated with the transactions contemplated herein;

WHEREAS, subject to the terms and conditions hereof, the Lenders have agreed to provide a senior secured term loan credit facility to the Borrower in an aggregate amount, as of the Amendment Effective Date, equal to $~~300,000,000~~223,500,000 consisting of (i) an initial term loan outstanding as of the Amendment Effective Date in an aggregate principal amount equal to $57,837,442 and (ii) a delayed draw term loan facility in an aggregate committed amount of $165,662,558; and

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2018 Convertible Notes” means the 1.50% convertible senior subordinated notes due March 2018 issued by Parent pursuant to the 2018 Convertible Notes Indenture.

“2018 Convertible Notes Escrow Account” means a Deposit Account in the name of the Escrow Agent (for the benefit of the Credit Parties), maintained with the Escrow Account Bank, provided (i) that the Loan Parties shall have no control over or interest in the 2018 Convertible Notes Escrow Account or the funds contained therein and (ii) the 2018 Convertible Notes Escrow Account shall be subject to a deposit account control agreement in a form satisfactory to the Required Lenders, the Escrow Agent and the Borrower.

~~“2018 Convertible Notes Escrow Release Conditions” has the meaning set forth in Section 2.01(c)(ii).~~

~~“2018 Convertible Notes Escrow Release Notice” means a written notice substantially in the form of Exhibit G hereto, to be delivered by the Borrower to the Escrow Agent and the Agent pursuant to Section 2.01(c)(ii) requesting the release of funds from the 2018 Convertible Notes Escrow Account, duly executed by an authorized representative of the Borrower and appropriately completed.~~

“2018 Convertible Notes Final Maturity Date” means March 15, 2018.

“2018 Convertible Notes Indenture” means that certain Indenture dated as of March 18, 2013 by and between Parent and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as Trustee.

“Accommodation Payment” has the meaning specified in Section 10.20(c).

“Account Bank” means each bank with whom Deposit Accounts (other than Excluded Accounts) are maintained and with whom an Account Control Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Account Control Agreement” means with respect to an account established by a Loan Party (other than Excluded Accounts), an agreement, in form and substance reasonably satisfactory to the Agent, establishing control (as defined in the UCC) of such account by the Agent and whereby the Account Bank agrees, upon the occurrence and during the continuance of ~~an Event of Default~~(i) solely with respect to the Delayed Draw Loan Account, any Default, the occurrence of which has a material adverse effect on the interests of the Lenders hereunder or (ii) with respect to any account (other than Excluded Accounts), an Event of Default, to comply only with the instructions originated by the Agent without the further consent of any Loan Party.

~~“Account Bank” means each bank with whom Deposit Accounts are maintained and with whom an Account Control Agreement has been, or is required to be, executed in accordance with the terms hereof.~~

“Acquisition” means, with respect to any Person (a) a purchase of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 10.17.

“Adjusted LIBOR Rate” means an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to the LIBOR Rate multiplied by the Statutory Reserve Rate. The Adjusted LIBOR Rate will be adjusted automatically as to all LIBOR Rate Loans then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Questionnaire” means an administrative questionnaire in a form provided by the Agent.

“Affiliate” means, with respect to any Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and (b) with respect to the Agent or any Lender, (i) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (ii) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent” means Cortland Capital Market Services LLC in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor thereto.

“Agent Fee Letter” means that certain fee letter agreement dated as of August 2, 2017 by and between the Borrower and the Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Agent Indemnified Party” has the meaning set forth in Section 9.13.

“Agent’s Office” means the Agent’s address and, as appropriate, account as the Agent may from time to time designate by notifying the Borrower and the Lenders in writing.

“Aggregate Commitments” means the sum of the Term Loan Commitments~~. As of the Closing Date, the Aggregate Commitments are $300,000,000.~~, which on the Closing Date was $300,000,000 and as of the Amendment Effective Date is $223,500,000. As of the Amendment Effective Date, the undrawn commitments are $165,662,558.

“Agreement” has the meaning provided therefor in the introductory paragraph.

“Allocable Amount” has the meaning specified in Section 10.20(d).

“~~Amortization Payment Amount” means an amount equal to the product of (x) one-half of one percent (0.50%) multiplied by (y) the initial aggregate principal amount of the Term Loan as of the Closing Date~~Amendment” means Limited Waiver and Amendment No. 1 to this Agreement, dated as of October 27, 2017.

“Amendment Effective Date” means the first date all the conditions precedent in Section 3 of the Amendment are satisfied or waived in accordance with Section 10.01.

“Amortization Payment Amount” means (i) on the Amortization Payment Date on March 31, 2018, an amount equal to the product of (x) one-half of one percent (0.50%) multiplied by (y) the average outstanding principal amount of the Term Loans for the period beginning January 1, 2018 and ending March 31, 2018, (ii) on the Amortization Payment Date on June 30, 2018 and each Amortization Payment Date from such date up to (and including) June 30, 2019, an amount equal to the product of (x) one-half of one percent (0.50%) multiplied by (y) the aggregate principal amount of Term Loans outstanding on March 15, 2018 (after giving effect to any borrowing of Loans on such date) and (iii) on the Amortization Payment Date with respect to September 30, 2019 and on each Amortization Payment Date thereafter, an amount equal to the product of (x) two and one-half percent (2.5%) multiplied by (y) the aggregate principal amount of Term Loans outstanding on March 15, 2018 (after giving effect to any borrowing of Loans on such date).

“Amortization Payment Date” means March 31, June 30, September 30 and December 31 of each year (commencing with ~~September 30, 2017~~March 31, 2018) and the Termination Date; provided, that, if any such date is not a Business Day, then the Amortization Payment Date shall be the next preceding Business Day.

“Anti-Corruption Laws” means all Laws prohibiting corruption, bribery or improper payments, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010.

“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means seven percent (7.00%) per annum.

“Applicable Percentage” means, (a) with respect to ~~the Term Loan, the Term Loan Applicable Percentage, (b) with respect to all of the Obligations due to any Lender at any time~~any Lender, the percentage ~~(carried out to the ninth decimal place) of the outstanding~~obtained by dividing the principal amount of ~~the~~ Term Loans and Delayed Draw Term Loan Commitments held by such Lender ~~at such time, and (c~~over the aggregate principal amount of Term Loans and Delayed Draw Term Loan Commitments held by all Lenders and (b) with respect to the indemnification obligations of the Lenders pursuant to Section 9.13, ~~(i) if any portion of the Term Loan remains outstanding, the Applicable Percentage as defined in clause (b) of the definition thereof, and (ii) if the Term Loan has been paid in full~~if all Term Loans have been paid in full and all Delayed Draw Term Loan Commitments retired, then the Applicable Percentage as determined in accordance with clause (~~b~~a) of the definition thereof as of the Business Day immediately prior to the date on which the Term ~~Loan was~~Loans were paid in full and all Delayed Draw Term Loan Commitments retired.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender (c) an entity or an Affiliate of an entity that administers or manages a Lender, or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable; provided, that, an “Approved Fund” shall not include a Bona Fide Competitor.

“Approved Projections” means, as of any date of determination, financial projections (accompanied by reasonably sufficient back-up detail and explanations as to the assumptions made and the basis and methodology used in the preparation of such financial projections) delivered in writing (together with a written request that such projections be considered for approval) to the Agent and the Lenders by the Borrower to the extent approved in writing (or to the extent provided in the provisos hereto, deemed approved) by the Agent (acting at the direction of the Required Lenders acting reasonably); provided that, unless Agent or Lead Lender notifies the Borrower in writing within ten (10) days after the delivery of such financial projections that it has not approved the financial projections, such financial projections shall be deemed “Approved Projections”, it being understood that if Agent or Lead Lender notifies the Borrower in writing on or before the tenth (10th) day after the date of delivery of such financial projections, that such financial projections are not acceptable (and provides a written statement of its objections and/or requests for additional information), then the Borrower may provide revised proposed financial projections and, if so provided by the Borrower, the 10-day review period shall restart with respect to such revised financial projections; provided, further, that (i) no proposed financial projections delivered by the Borrower shall qualify to become “Approved Projections” hereunder unless (x) such proposed financial projections are delivered to the Agent and the Lenders by the Borrower not less than 20 days (or such shorter period as the Required Lenders may consent to in writing) but not more than 40 days prior to the date such proposed financial projections are proposed to be used for any purpose hereunder (including in connection with any funding of the Loans) and (y) such proposed financial projections contain a certification of the Chief Financial Officer of the Borrower that such financial projections represent the Parent and the Borrower’s good faith estimate of future financial performance and are based on assumptions believed by the Parent and the Borrower, at the time such financial projections are being prepared and approved, to be fair and reasonable in light of their knowledge of current market conditions and the current and prospective business of the Loan Parties at such time and consistent with historical practices for the preparation of the Borrower’s financial projections and (ii) any proposed financial projections which become “Approved Projections” hereunder shall cease to be “Approved Projections” from and after the date that the Agent or the Required Lenders notify the Borrower in writing that an event or circumstance has occurred with respect to the business, operations or assets of the Loan Parties which is not reflected in the current Approved Projections and which would, in their reasonable opinion, result (when taken together with all other facts and circumstances pertaining to the business, operations and assets of the Loan Parties at such time) in the need to revise such projections in a materially adverse manner. For the avoidance of doubt, unless such projections are expressly approved by the Required Lenders in accordance with the foregoing requirements of this definition, the delivery of any financial projections on or prior to the Amendment Effective Date shall not constitute a delivery for purposes of this definition nor an approval thereof.

“Asset Coverage Ratio” means, as of the last day of any four Fiscal Quarter period, the ratio equal to (a) the Asset Value divided by (b) the aggregate amount of Total Outstandings.

“Asset Sale” means any Disposition of property or assets or series of related Dispositions of property or assets by a Loan Party or any of its Subsidiaries made pursuant to clause (g), (i), (j) or (m) of the definition of Permitted Dispositions.

“Asset Value” means the sum, without duplication, of:

(a) (i) the present value of GMRs from any Non-Securitized Assets at a 4.00% per annum discount rate plus (ii) trailing 12-month revenue in excess of any GMRs received in respect of any Non-Securitized Assets for such measurement period multiplied by 2.50 plus (iii) with respect to a License that is terminated (the “Terminated License”) that constitutes a Non-Securitized Asset, if the assets subject to such Terminated License (the “Subject Assets”) are re-licensed to a new licensee (the related new license, the “Replacement License”), the projected, in good faith by Parent, 12-month revenues in excess of GMRs during the first 12-month period of such Replacement Licenses (provided, that such projected 12-month revenues in excess of GMRs shall not exceed the trailing 12-month GMRs and Overages from the Terminated Licenses in respect of the Subject Assets minus GMRs for the first 12-month period of such Replacement License) plus (iv) trailing 12-month Overages of any License that is a Non-Securitized Asset which is acquired by a Loan Party or any of its Subsidiaries during the applicable measurement period, which shall be included on a pro forma basis for such period (assuming the acquisition of such License occurred on the first day of such period), based on historical trailing 12-month Overages under such License; provided, that, for purposes of this calculation, Non-Securitized Assets shall exclude Joint Venture Assets (including any GMRs related thereto); plus

(b) (i) if the DSCR, as of the most recent calculation date under the Securitization Facility for the trailing 12-month period, and for the next succeeding 12-month period based on good faith estimates of management, is greater than or equal to ~~1.50~~1.475:1.00, and Borrower shall have delivered an officer’s certificate signed by a Responsible Officer of Borrower certifying thereto, then an amount equal to (x) 2.50 multiplied by (y) the amount equal to the difference of (1) the amount equal to the Retained Collections (but excluding any Retained Collections Contributions) for the Quarterly Collection Period preceding such Quarterly Payment Date and the three (3) Quarterly Collection Periods immediately preceding such Quarterly Collection Period (the “Securitization Collections”) less (2) Debt Service plus, without duplication, all payments for the applicable period set forth in clauses (i) through (xxxii) of Section 5.11 of the Securitization Base Indenture, other than those amounts described in clauses (iv), (xiii) and (xxxii) therein, and, without duplication, fees or expenses incurred during such measurement period (the “Securitization Debt Service”); (ii) if the DSCR for the trailing 12-month period, and for the next succeeding 12-month period based on good faith estimates of management, is less than ~~1.50~~1.475:1.00 but greater than or equal to ~~1.40~~1.375:1.00, and Borrower shall have delivered an officer’s certificate signed by a Responsible Officer of Borrower certifying thereto, then an amount equal to (x) ~~1.50~~1.75 multiplied by the (y) the amount equal to the difference of (1) Securitization Collections less (2) the Securitization Debt Service or (iii) if the DSCR for the trailing 12-month period, and for the next succeeding 12-month period based on good faith estimates of management, is less than ~~1.40~~1.375:1.00, and Borrower shall have delivered an officer’s certificate signed by a Responsible Officer of Borrower certifying thereto, then an amount equal to (x) ~~0.50~~1.00 multiplied by (y) the amount equal to the difference of (1) the Securitization Collections less (2) the Securitization Debt Service; plus

(c) an amount equal to the lesser of (i) the amount of unrestricted cash and cash equivalents of the Borrower and the Guarantors held in a Deposit Account maintained in the United States of America subject to an Account Control Agreement in favor of the Agent (the “Domestic Unrestricted Cash”) or (ii) the trailing average Domestic Unrestricted Cash for the measurement period. For the avoidance of doubt, cash (x) shall be “restricted” and shall not constitute Domestic Unrestricted Cash to the extent held in the 2018 Convertible Notes Escrow Account and (y) shall not be “restricted” by virtue of being in any account subject to an Account Control Agreement; plus

(d) (i) the present value of future GMRs from any Joint Venture Assets at a 4.00% per annum discount rate multiplied by the percentage share ownership in such Joint Venture Assets held (directly or indirectly) by Parent or any of its wholly-owned Subsidiaries plus (ii) trailing 12-month revenue in excess of any GMRs received by Parent or any of its wholly-owned Subsidiaries in respect of Joint Venture Assets for such measurement period multiplied by the percentage share ownership in such Joint Venture Assets held by Parent or any of its Subsidiaries plus (iii) with respect to a Terminated License that constitutes a Joint Venture Asset, if the assets subject to such Terminated License are re-licensed to a new licensee pursuant to a Replacement License, the projected, in good faith by Parent, 12-month revenues in excess of GMRs during the first 12-month period of such Replacement Licenses received by Parent or any of its wholly-owned Subsidiaries (provided, that such projected 12-month revenues in excess of GMRs shall not exceed the trailing 12-month GMRs and Overages from the Terminated Licenses in respect of the Subject Assets minus GMRs for the first 12-month period of such Replacement License) multiplied by the percentage share ownership in such Joint Venture Assets held by Parent or any of its Subsidiaries plus (iv) trailing 12-month Overages of any License that is a Joint Venture Asset which is acquired by a Loan Party or any of its Subsidiaries during the applicable measurement period, which shall be included on a pro forma basis for such period (assuming the acquisition of such License occurred on the first day of such period), based on historical trailing 12-month Overages under such License multiplied by the percentage share ownership in such Joint Venture Assets held (directly or indirectly) by Parent or any of its wholly-owned Subsidiaries. Notwithstanding the foregoing, the Asset Value shall not include any Ineligible Amounts.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Agent, in substantially the form of Exhibit D or any other form approved by the Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of Parent and its Subsidiaries and the Securitization Entities for the Fiscal Year ended December 31, 2016, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of Parent and its Subsidiaries and the Securitization Entities, including the notes thereto.

“Available Amount” means, on any date of determination, an amount equal to:

(a) the cumulative amount of (i) Net Proceeds of new public or private issuances of Equity Interests of Parent (other than Disqualified Stock) that have been issued after the Closing Date, to the extent in each case such Net Proceeds are contributed to and maintained, at all times thereafter (prior to their intended use), in a Deposit Account of the Borrower and (ii) the Equity Interests of Parent (other than Disqualified Stock) used as consideration in lieu of cash; plus

(b) Cumulative Retained Excess Cash Flow Amount; plus

(c) the aggregate amount of Net Proceeds received by Parent from the issuance of Subordinated Indebtedness pursuant to clause (i) of the definition of Permitted Indebtedness that has been issued after the Closing Date to the extent such Net Proceeds are contributed to and maintained, at all times thereafter (prior to their intended use), in a Deposit Account of the Borrower, minus

(d) any Available Amount used to make Investments pursuant to clauses (g)(iii), (g)(iv), (u), (v) and/or (w) of the definition of Permitted Investments after the Closing Date, in each case on or prior to such date, minus

(e) the aggregate amount of Restricted Payments made after the Closing Date and on or prior to such date pursuant to Section 7.06(b), minus

(f) the aggregate amount of payments, purchases and redemptions made after the Closing Date and on or prior to such date pursuant to Section 7.07(a).

Notwithstanding anything to the contrary contained in this definition or otherwise herein, no amount raised by the Loan Parties during the Delayed Draw Period (including to comply with the requirements of Section 4.04(b) hereof) shall be included in the Available Amount.

“Available Amount Non-Recourse Indebtedness Conditions” means, with respect any Indebtedness that financed the acquisition of an Available Amount Acquisition Target, that (a) such Indebtedness is funded by a third party that is not affiliated with the seller of the Available Amount Acquisition Target, (b) such Indebtedness constitutes not less than 15% of the purchase price of the acquisition of the Available Amount Acquisition Target, (c) any such Indebtedness is not directly or indirectly “cross defaulted” or “cross accelerated” to the Obligations or any other Indebtedness of the Parent and its Subsidiaries and (d) such Indebtedness is non-recourse to the Loan Parties and their Subsidiaries (except the Available Amount Acquisition Targets and their Subsidiaries acquired in an Acquisition utilizing the Available Amount).

“Available Amount Acquisition Target” ~~shall mean~~means the target entity subject to an Acquisition permitted by clause (v) of the definition of Permitted Investments or a Person or an entity formed by a Loan Party or any of its Subsidiaries for the sole purpose of holding the assets subject to such Acquisition (but excluding, in any event, any such assets to the extent held by a Loan Party or any of its Subsidiaries).

“Available Cash” means, as of any date, the aggregate amount of cash and cash equivalents (of the type set forth in clauses (a) through (e) of the definition of Permitted Investments) of Borrower and its Subsidiaries that would not appear as “restricted” on the consolidated balance sheet of Borrower prepared in accordance with GAAP which, with respect to each Subsidiary, is available for distribution under and in accordance with all applicable laws.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” ~~shall mean~~means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Prime Rate; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the LIBOR Rate for a one month interest period as determined on such day, plus 1.00%. Any change in Prime Rate, the Federal Funds Rate or the LIBOR Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change; provided that if the LIBOR Rate cannot be determined (as described in Section 3.02 or 3.03), the Base Rate shall be the higher of clauses (a) and (b) only.

“Bona Fide Competitors” means, collectively, (a) any of Parent or its Subsidiaries’ direct competitors that are bona fide operating companies that are in the same or a similar line of business as Parent or its Subsidiaries and that are designated in writing to the Agent by Parent or Borrower on or prior to the Closing Date or from time to time, after the Closing Date (each such entity, a “Competitor”) or (b) affiliates of Competitors that are clearly identifiable solely on the basis of such Person’s name as an affiliate or are designated in writing by Parent or the Borrower to the Agent on or prior to the Closing Date or from time to time, after the Closing Date.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Brand Related IP” means Intellectual Property related to a particular brand or to all brands, as the context may require, that is developed or acquired for the purpose of licensing, sublicensing or other similar exploitation thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close under the Laws of, or are in fact closed and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that, for the avoidance of doubt, any obligations under a lease that was accounted for by such Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date that would similarly be accounted for as an operating lease on or prior to the Closing Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, ~~except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)),~~ directly or indirectly, of 35% or more of the Equity Interests of Parent or the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” ~~has the right to acquire pursuant to any option right~~beneficially owns); or

(b) any “change in control” or similar event as defined in any document governing Material Indebtedness of any Loan Party; or

(c) Parent fails at any time to own directly 100% of the Equity Interests of the Borrower, free and clear of all Liens (other than the Liens in favor of the Agent to secure the Obligations hereunder); or

(d) the Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each Subsidiary that is a Guarantor, free and clear of all Liens (other than the Liens in favor of the Agent to secure the Obligations hereunder), except where such failure is as a result of a transaction expressly permitted by the Loan Documents.

“Closing Date” means ~~the first date all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 10.01.~~August 2, 2017.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Agent, for the benefit of the Credit Parties.

“Collateral Questionnaire” means that certain collateral questionnaire dated as of the Effective Date delivered by the Loan Parties to the Agent pursuant to Section 4.01(a)(ix).

“Collections” means all amounts (including all money, instruments, investment property and other property) received by or on behalf of Parent or any ~~if~~of its Subsidiaries with respect to any License, whether Overages, GMRs, fees thereunder, proceeds of enforcement or consideration for the sale or disposition thereof, net of contractual expenses in connection with such licensing (including contractual expenses payable by Parent or its Subsidiaries or the Securitization Entities relating to advertising and marketing expenses incurred in connection therewith), fees, costs of collection and applicable taxes, if any, required to be paid but in each case, that are not required to be deducted from such amounts prior to payment thereof to the applicable Person.

“Compliance Certificate” means a certificate delivered pursuant to Section 6.02(b) which shall be substantially in the form of Exhibit C.

“Competitor” has the meaning given such term in the definition of “Bona Fide Competitor”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of ten (10) Business Days from the actual acknowledgment by a Designated Lender Employee of receipt of written notice to a Lender from the Agent of a proposed course of action to be followed by the Agent without such Lender’s giving the Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries and, with respect to the Parent and its Subsidiaries, the Securitization Entities.

“Consolidated Current Assets” means as of any date of determination, all amounts (other than cash and cash equivalents, deferred tax assets and Swap Contracts to the extent that the mark to market Swap Termination Value would be reflected as a current asset) which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of Parent and its Subsidiaries as at such date; provided, however, that such amounts shall not include any amounts for any Indebtedness owing by an Affiliate of the Borrower, unless such Indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP.

“Consolidated Current Liabilities” means as of any date of determination, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of Parent and its Subsidiaries as at such date; provided, however, that such amounts shall not include (a) the current portion of any long term indebtedness (including the Swap Termination Value of any Swap Contracts), (b) the Term Loan, (c) the current portion of accrued interest, (d) the current portion of taxes and deferred tax liabilities, and (e) intercompany accounts, in each case to the extent reflected as current liabilities.

“Consolidated EBITDA” means, with respect to the Parent and its Subsidiaries (but, for the avoidance of doubt, excluding the Securitization Entities) for any Test Period, an amount equal to the sum, without duplication, of, (a) revenue from Non-Securitized Assets, plus (b) revenue from Joint Venture Assets multiplied by the percentage share ownership in such Joint Venture Assets held by Parent or any of its Subsidiaries (other than a Securitization Entity), plus (c) cash distributions by a Securitization Entity to a Loan Party (including, the Management Fee), minus (d) all operating expenses (including selling, general and administrative expenses), except in the case of any operating expenses with respect to Joint Ventures, operating expenses shall be multiplied by the percentage share ownership in such Joint Ventures held by Parent or any of its Subsidiaries (other than a Securitization Entity), plus (e) the following to the extent included in “operating expenses” in clause (d) (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) fees and expenses incurred in connection with entering into this Agreement or with respect to any prepayment hereof, (v) to the extent non-cash, the write-off of deferred financing costs, discounts and charges related to any premiums or penalties paid with respect to the redemption or retirement of Indebtedness, (vi) any loss attributable to the extinguishment of Indebtedness, (vii) (A) fees, expenses and charges (including costs and expenses to dispose of or wind-down operating assets, including inventory, equipment or other working capital assets acquired in connection with the Permitted Acquisition) incurred in connection with any actual or proposed Permitted Acquisition, Permitted Investment constituting an Acquisition, or incurrence of Permitted Indebtedness in an aggregate amount not to exceed $5,000,000 during any Test Period and (B) fees, expenses and charges incurred in connection with all successful and unsuccessful Permitted Capital Raising Transactions consummated prior to March 15, 2018 in an aggregate amount not to exceed $10,000,000, it being understood that any such fees, expenses and charges shall be limited to (x) fees, expenses and charges incurred within one hundred and eighty (180) days after March 15, 2018 and (y) this clause (vii)(B) and not be permitted to be added back under any other clause of this definition, (viii) all non-cash charges, expenses, items and losses, including any non-cash compensation and any non-cash charges with respect to any asset impairment write-downs, (ix) other unusual or non-recurring expenses in an aggregate amount not to exceed $5,000,000 during any Test Period, (x) non-recurring expenses constituting selling, general and administrative expenses, (xi) fees, costs and expenses associated with any investigation, litigation and any settlements thereof, (xii) retention, contract termination, recruiting, relocation, severance, reduction in work force and signing bonuses and expenses and (xiii) operating expenses (including selling, general and administrative expenses), and distributions to third parties, in respect of the “Ed Hardy,” “Zoo York” and “Material Girl” brands. For purposes of calculating Consolidated EBITDA of the Subsidiaries for any period, (a) the Consolidated EBITDA attributable to any Subsidiary or Brand Related IP acquired by Parent or its Subsidiaries during such period which has become a “Subsidiary” or “Brand Related IP” under this Agreement following such acquisition shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period; provided, that notwithstanding the foregoing, the Borrower may in its sole discretion elect to propose amounts representing Consolidated EBITDA to be included on a pro forma basis pursuant to this clause (a), based on the Borrower’s good faith reasonable estimate of projected Consolidated EBITDA attributable to such Subsidiary or Brand Related IP expected to be achieved or realized within the immediately succeeding four Fiscal Quarter period after such acquisition and with the Required Lenders’ prior written consent (not to be unreasonably delayed or withheld), such proposed amounts shall be included in the calculation of Consolidated EBITDA for purposes of this clause (a), and (b) the Consolidated EBITDA attributable to any Subsidiary or Brand Related IP Disposed of by Parent or its Subsidiaries during such period which was a “Subsidiary” or “Brand Related IP” under this Agreement prior to such Disposition shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters ending June 30, 2016, September 30, 2016, December 31, ~~2016~~2016, and March 31, 2017 shall be the amounts disclosed in writing by Borrower’s counsel to the ~~Borrower to the~~ Agent and the Lenders on the Effective Date.

“Consolidated Interest Charges” means, for any Test Period for Parent and its Subsidiaries (but excluding, for the avoidance of doubt, the Securitization Entities) on a Consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding (y) any non-cash or deferred interest financing costs and (z) any premium payments hereunder, plus (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP minus (c) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Parent and its Subsidiaries and the Securitization Entities for the most recently completed period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Operating Cash” means, with respect to the Parent, its Subsidiaries and the Securitization Entities on a consolidated basis for any Test Period ending on the last day of a fiscal year, an amount equal to “Net Cash Provided By (Used In) Operating Activities”, as set forth on the annual consolidated financial statements of the Parent for such Test Period.

~~“Consolidated Working Capital” means as of any date of determination, the excess of Consolidated Current Assets on such date less Consolidated Current Liabilities on such date.~~

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For purposes of Section 7.09, “Control” means the possession, directly or directly, of the power to vote 10.0% or more of the Equity Interest having ordinary voting power for the election of directors of such Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Accounts” has the meaning provided in Section 6.12.

~~“Convertible Debt” means debt securities issued by Parent that are convertible into, in whole or in part, shares of Equity Interests of Parent (other than Disqualified Stock), including debt securities that contain terms permitting Parent to elect to settle conversions entirely in cash and/or by net share settlement in lieu of delivery of shares of Equity Interests in satisfaction of Parent’s obligations upon conversion of such debt.~~

“Copyright” has the meaning specified in the Security Agreement.

“Copyright Security Agreement” means the Confirmatory Grant of Security Interest in United States Copyrights dated as of the Closing Date among certain Loan Parties and the Agent.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) the Agent, (iii) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (iv) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (v) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means (a) all reasonable and documented fees or expenses, or reasonable and documented out-of-pocket fees or expenses incurred by the Agent, the Lenders, and their respective Affiliates in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable and documented fees, charges and disbursements of (A) counsel for the Agent (including any local counsel in any relevant jurisdiction and regulatory counsel), (B) counsel for any Lender (including any local counsel in any relevant jurisdiction and regulatory counsel), (C) outside consultants for the Agent and any Lender, (D) appraisers, and (E) commercial finance examiners, in connection with (1) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and any syndication of the Loans, (2) the enforcement or protection of its rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (3) any workout, restructuring or negotiations in respect of any Obligations, and (ii) all customary fees and charges (as adjusted from time to time) of the Agent and the Lenders with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, and (b) all reasonable and documented fees and expenses, and reasonable and documented out-of-pocket fees and expenses (i) incurred by the Agent and its Affiliates and, (ii) after the occurrence and during the continuance of an Event of Default, any of the other Credit Parties who are not the Agent or any Affiliate of any of them , provided that (x) the Agent and its Affiliates shall be entitled to reimbursement for no more than one counsel, and any local counsel in any relevant jurisdiction and regulatory counsel and (y) such Credit Parties (other than Agent or any Affiliate of any of them), taken as a whole, shall be entitled to reimbursement for no more than one counsel, and any local counsel in any relevant jurisdiction and regulatory counsel, representing all such Credit Parties (absent an actual or perceived conflict of interest in which case such affected Credit Parties may engage and be reimbursed for one additional counsel, and any local counsel in any relevant jurisdiction and regulatory counsel, for the all such affected Credit Parties taken as a whole).

“Cumulative Retained Excess Cash Flow Amount” means as of any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of (i) the ECF Retained Percentage for the applicable Excess Cash Flow Period multiplied by (ii) Excess Cash Flow for such Excess Cash Flow Period, for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.

“DB Fee Letter” means each of (i) the letter agreement between Borrower and the Lead Lender dated as of ~~the date hereof~~August 2, 2017 and (ii) the letter agreement between the Borrower and the Lead Lender dated as of the Amendment Effective Date.

“Debt Service” has the meaning given such term in the Securitization Facility.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Loan, an interest rate equal to the interest rate otherwise applicable to such Loan plus three percent (3%) per annum.

“Delayed Draw Loan Account” has the meaning provided therefor in Section 2.01(c).

“Delayed Draw Period” has the meaning provided therefor in Section 2.02(b)(ii).

“Delayed Draw Term Loan Commitment” means, as to each Term Lender, its commitment to make a Delayed Draw Term Loan on the First Delayed Draw Date or the Second Delayed Draw Date, as applicable, as set forth opposite such Term Lender’s name on Schedule 2.01 and as adjusted in accordance with Section 2.03(a).

“Delayed Draw Term Loan” has the meaning provided therefor in Section 2.01(b).

“Deposit Account” means each checking, savings or other demand deposit account maintained by any of the Loan Parties, together with all funds therein and all proceeds thereof. All funds in each Deposit Account (which is not an Excluded Account) shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any Deposit Account.

“Designated Lender Employee” means, as to any Lender, a designated employee of such Lender specified in writing to the Agent on the Effective Date as such designation may be changed from time to time thereafter by notice in writing to the Agent by such Lender, or in the absence of such written designation, any employee identified on the Administrative Questionnaire delivered by such Lender to Agent in accordance with Section 10.06(b)(iv).

“Disposition” or “Dispose” means the sale, transfer, issuance, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, any Equity Interests other than Equity Interests of the Parent) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature (other than, in each case, any provision requiring an offer to purchase such Equity Interests as a result of a change of control, delisting, asset sale or similar provision or any other provision permitting holders to convert such Equity Interests so long as any right of the holders thereof upon the occurrence of a change of control, delisting, asset sale or similar provision shall be subject to the prior repayment in full of the Obligations under the Loan Documents); provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Parent or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” ~~shall mean~~means any Subsidiary that is organized or existing under the laws of the United States, or any state thereof or the District of Columbia.

“Domestic Unrestricted Cash” has the meaning given such term in the definition of “Asset Value”.

“DSCR” has the meaning given such term in the Securitization Facility.

“ECF Application Amount” means, with respect to any applicable Excess Cash Flow Period, without duplication (a) the product of the applicable ECF Percentage times Excess Cash Flow for such Excess Cash Flow Period, minus (b) the sum of (i) all voluntary prepayments of the Term Loan paid in cash by the Borrower during such period or after the end of such period and prior to the applicable Excess Cash Flow Application Date (without duplication of any amounts deducted in the prior Excess Cash Flow Period) on a dollar-for-dollar basis and to the extent such prepayments are not financed with the proceeds of long-term indebtedness (other than revolving indebtedness). For the avoidance of doubt and notwithstanding anything to the contrary contained herein or in any other Loan Document, the reduction in the loan facility from $300,000,000 at the Closing Date to $223,500,000 on the Amendment Effective Date shall not be considered a voluntary prepayment for the purpose of any deduction, credit or reduction in any calculation under the Loan Documents, whether under this definition of ECF Application Amount or otherwise.

“ECF Percentage” means for any Excess Cash Flow Period, (a) 50% if the Total Leverage Ratio as of the last day of such Excess Cash Flow Period is greater than or equal to 2.50:1.00, (b) 25% if the Total Leverage Ratio as of the last day of such Excess Cash Flow Period is less than 2.50:1.00 and greater than or equal to 1.25:1.00 and (c) 0% if the Total Leverage Ratio as of the last day of such Excess Cash Flow Period is less than 1.25:1.00.

“ECF Retained Percentage” means with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Eligible Assignee” means (a) a Credit Party which is a Credit Party on the Closing Date or becomes a Credit Party in accordance with this Agreement, or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; and (d) any other Person (other than a natural Person) provided that if a Specified Event of Default has not occurred and is not continuing, such Person, together with its Affiliates, if listed on Schedule 1.01(b) hereto, shall not hold in the aggregate 50% or more of the aggregate outstanding principal amount of all Loans and Term

Loan Commitments; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) a Loan Party or any of their respective Affiliates or Subsidiaries or Securitization Entities or (ii) if a Specified Event of Default has not occurred and is not continuing, a Bona Fide Competitor. Notwithstanding the foregoing, each party hereto acknowledges and agrees that the Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Bona Fide Competitor and the Agent shall have no liability with respect to any assignment made to a Bona Fide Competitor.

“Environmental Laws” means, whenever in effect, any and all federal, state, local, municipal and foreign Laws, statutes, regulations, ordinances, rules, codes, judgments, orders, decrees, permits, governmental requirements or restrictions, contractual obligations, and other provisions having the force or effect of law relating to pollution, protection of the environment, the release of any materials into the environment, or public or worker health or safety, including those related to Hazardous Materials.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Section 4245 or ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Escrow Account Bank” means KeyBank National Association, or another financial institution selected by the Agent and consented to by the Required Lenders.

“Escrow Agent” means Cortland Capital Market Services LLC, in such capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement dated as of the Closing Date by and among Cortland Capital Market Services LLC, as Escrow Agent, the Borrower and the Agent. For the avoidance of doubt, the Escrow Agreement shall create a security interest in favor of the Agent for the benefit of the Lenders in the 2018 Convertible Notes Escrow Account and the funds therein.

“Escrow Funds” has the meaning provided therefor in Section 2.01(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.01 hereof.

“Excess Cash Flow” means for any Excess Cash Flow Period, an amount equal to, without duplication, (a) Consolidated Net Operating Cash for such period minus (b) without duplication the sum of:

(i) the aggregate amount of all regularly scheduled principal amortization payments and other mandatory prepayments and mandatory repayments of principal in respect of Indebtedness (plus any premium, make-whole, breakage or penalty applicable with respect thereto), in each case, for Parent, its Subsidiaries and the Securitization Entities on a consolidated basis for such period, made in cash and not financed with or paid from (A) the proceeds of long-term Indebtedness (other than revolving Indebtedness (unless there is a corresponding reduction in commitments thereunder)) or (B) the Available Amount, but excluding voluntary prepayments and redemptions of the Term Loan that is described in clause (b) of the definition of “ECF Application Amount” set forth herein;

(ii) the aggregate amount of Capital Expenditures made by the Parent, its Subsidiaries and the Securitization Entities in cash, in each case, to the extent not financed with or paid from the proceeds of long-term Indebtedness (other than revolving Indebtedness);

(iii) the aggregate amount of all cash charges, losses and expenses incurred in connection with the operations (but not financing (except as provided below) or other non-operations activities) of the Parent and its Subsidiaries excluded in the calculation of Consolidated Net Operating Cash or specifically added in the calculation of Consolidated Net Operating Cash (including without limitation cash charges, losses and expenses related to (y) employee stock vesting and (z) interest, fees, premium payments, charges and related expenses of Indebtedness for borrowed money to the extent not financed with or paid from the proceeds of long-term Indebtedness but excluding voluntary prepayments of Indebtedness for borrowed money and any interest, fees, premium payments, charges and related expenses related to such voluntary prepayments);

(iv) reimbursable or insured expenses incurred during such Excess Cash Flow Period to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at Consolidated Net Operating Cash;

(v) the aggregate amount of all cash included in Consolidated Net Operating Cash which is required to be maintained in the Cash Trap Reserve Account (as defined in the Securitization Documents) at such time (provided that any such cash deducted pursuant to this clause in any Excess Cash Flow Period shall be added to Excess Cash Flow in any Excess Cash Flow Period in which such cash is subsequently released from such account); and

(vi) with respect to any consolidated Joint Venture of the Parent or its Subsidiaries, the aggregate amount of cash distributed to any holder of Equity Interests in such Joint Venture other than Parent, its Subsidiaries and the Securitization Entities; plus

(c) the sum, without duplication and without duplication of (a) any net amounts or other credits reflected in the calculation of any items deducted pursuant to clause (b)(i) through (b)(vi) above, of (in each case, for Parent and its Subsidiaries on a consolidated basis for such Excess Cash Flow Period), cash payments received during such Excess Cash Flow Period on account of any amounts deducted in a previous Excess Cash Flow Period pursuant to clause (b)(iv) above and to the extent not included or added back in arriving at Consolidated Net Operating Cash plus (b) the amount of Taxes, fees and expenses actually paid in cash during such Excess Cash Flow Period deducted in the calculation of Consolidated Net Operating Cash or deducted pursuant to clause (b) above to the extent related to (y) any Asset Sale or Recovery Event to the extent the same is deducted from Net ~~Cash~~ Proceeds with respect thereto or (z) other non-operating activity (other than as expressly included in clause (b)(iii)(z) above).

Consolidated Net Operating Cash shall not be calculated on a pro forma basis for purposes of the calculation of Excess Cash Flow hereunder.

“Excess Cash Flow Application Date” has the meaning provided therefor in Section 2.03(b).

“Excess Cash Flow Period” means (a) the period beginning on the first day after the Closing Date, and ending on December 31, 2017 and (b) each fiscal year of Parent thereafter, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount, the Excess Cash Flow Period shall only include such fiscal years for which financial statements and a related Compliance Certificate have been delivered in accordance with Sections 6.02(a) and (b) and for which any prepayments required by Section 2.03(b) (if any) have been made (it being understood that the ECF Retained Percentage of Excess Cash Flow for any Excess Cash Flow Period shall be included in the Cumulative Retained Excess Cash Flow Amount regardless of whether a prepayment is required by Section 2.03(b)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Transaction” means a transaction which is permitted by the terms hereof and in which the Borrower agrees in writing to make certain cash payments to holders of the 2018 Convertible Notes which agree to exchange such notes for cash and other non-cash consideration, including common or non-disqualified preferred Equity Interests issued by the Parent; provided, that in the event any Exchange Transaction includes the issuance of any Indebtedness, such Indebtedness shall satisfy the requirements of a Permitted Refinancing pursuant to clause (j) of “Permitted Indebtedness” and provided further that (i) if the Borrower requests a borrowing of a Delayed Draw Term Loan to be used to facilitate an Exchange

Transaction, the portion of such Delayed Draw Term Loan applied to facilitate the Exchange Transaction shall not be in an aggregate principal amount less than the aggregate principal amount of 2018 Convertible Notes to be exchanged pursuant to such Exchange Transaction and (ii) any cash consideration paid to holders in such transaction shall be reasonable in comparison to the principal amount subject to such exchange.

“Excluded Accounts” means all Deposit Accounts established or otherwise maintained by any Loan Party, (i) which are used solely (A) to fund payroll, 401(k), pension and other retirement plans, employee benefits or healthcare benefits, (B) as a withholding tax account, or (C) for fiduciary, escrow and trust purposes, (ii) which are zero balance accounts that sweep to another account of such Loan Party subject to an Account Control Agreement, (iii) which are maintained at a financial institution outside of the United States (A) not in excess of $3,000,000 in the aggregate at any time or (B) for which amounts on deposit therein are not paid or payable to bank accounts in the United States due to local law currency exchange, export or control restrictions or other local law banking regulations or practices, or (iv) which have an aggregate amount on deposit (when added to all other Deposit Accounts excluded pursuant to this clause (iv) ) not in excess of $1,000,000 in the aggregate at any time.

“Excluded Amounts” has the meaning given such term in the Securitization Facility.

“Excluded Assets” means, collectively, (a) proceeds related to the sale of equity in Complex Media Inc. (which was sold prior to the Closing Date), (b) equity in Marcy Media Holdings, LLC owned by the Borrower as of the Closing Date, (c) minority equity interests held by Subsidiaries of Iconix China Limited as of the Closing Date, (d) proceeds related to the sale of majority equity in (and related assets of) NGX, LLC (which was sold prior to the Closing Date), and (e) loan installment payments to be received by a Loan Party or any of its Subsidiaries from joint venture counterparties in respect of their purchase of joint venture interests in existence as of the Closing Date.

“Excluded Assets Sale” means a sale (whether in one transaction or in a series of transactions) of Excluded Assets.

“Excluded Property” means (a) any lease, lease in respect of a Capital Lease Obligation, license, contract, permit, instrument or security agreement to which such Loan Party is a party or any property subject to a purchase money security interest, or any property governed by any such lease, lease in respect of a Capital Lease Obligation to which such Loan Party is a party and any of its rights or interest thereunder, to the extent, but only to the extent, that a grant of a security interest therein in favor of the Agent would, under the terms of such lease, lease in respect of a Capital Lease Obligation, license, contract, permit, instrument or security agreement or purchase money arrangement, be prohibited by or result in a violation of law, rule or regulation or a breach of the terms or a condition of, or constitute a default or forfeiture under, or create a right of termination in favor of or require a consent (other than the consent of any Loan Party and any such consent which has been obtained) of any other party to, such lease, lease in respect of a Capital Lease Obligation, license, contract, permit, instrument or security agreement or purchase money arrangement (other than to the extent that any such law, rule, regulation, term, prohibition, restriction or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and other than receivables and proceeds of any of the foregoing the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such law, rule, regulation, term prohibition or condition); provided that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, restriction or condition the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, restriction or condition had never been in effect; (b) any of the outstanding Equity Interests issued by a Subsidiary that is a first-tier

CFC or an FSHCO in excess of 65% of the outstanding voting Equity Interests of any such Subsidiary (but for the avoidance of doubt, 100% of the outstanding non-voting Equity Interests of any such Subsidiary shall constitute Collateral); (c) any Equity Interests of a direct or indirect Subsidiary of a first-tier CFC or an FSHCO; (d) (i) any Equity Interests of Iconix Lifestyle India Private Limited so long as the pledge of interests in such entity are restricted and (ii) any membership interests of Icon DE Intermediate Holdings LLC, a Delaware limited liability company, or Icon Brand Holdings LLC, a Delaware limited liability company, to the extent, but only to the extent, that the Securitization Facility directly or indirectly prohibits or restricts the pledge of such membership interests to a third party; provided that immediately upon the ineffectiveness, lapse or termination of such prohibition or restriction, the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such prohibition or restriction had never been in effect, (e) any “intent-to-use” trademark applications for which a statement of use or an amendment to allege use has not been filed (but only until such statement or amendment is filed), and solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of, or void, any registration that issues from such intent-to-use application under law; provided that, once a statement of use or an amendment to allege use has been filed with respect to any such intent-to-use trademark application, such application will no longer constitute Excluded Property; (f) those assets with respect to which the granting of security interests in such assets would be prohibited by any contract permitted under the terms of this Agreement (not entered into in contemplation thereof and with respect to assets that are subject to such contract), applicable law or regulation (other than to the extent that any such law, rule, regulation, term, prohibition or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and other than receivables and proceeds of any of the foregoing the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such law, rule, regulation, term, prohibition or condition), or would require governmental or third party (other than any Loan Party) consent, approval, license or authorization or create a right of termination in favor of any Person (other than any Loan Party) party to any such contract (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition); provided that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, condition or provision the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, condition or provision had never been in effect; provided further that the exclusions referred to in this clause (f) shall not include any proceeds of any such assets except to the extent such proceeds constitute Excluded Property; (g) (1) any leasehold interest in real property and (2) any fee owned Real Estate with a fair market value of less than $1,000,000; (h) any motor vehicles or other property subject to a certificate of title statute except to the extent a security interest therein can be perfected by the filing of a UCC financing statement; (i) any commercial tort claim, in each case, valued at less than $500,000, individually, or $1,000,000 in the aggregate; (j) any Letter-of-Credit ~~rights~~Rights (as defined under the applicable UCC) (other than to the extent constituting Supporting Obligations (as defined under the applicable UCC)); (k) any assets of any Person that are located outside of the United States that require action under the law of any such foreign jurisdiction to create or perfect a security interest in such assets, including any Intellectual Property registered or issued (or for which applications therefor are made) outside of the United States and Real Estate located outside the United States; (l) any Intellectual Property which has been Disposed of to third parties solely by grants of exclusive perpetual or exclusive non-royalty bearing or perpetual non-royalty bearing (for clarity for purposes hereof, “non-royalty bearing” shall include licenses with only an upfront royalty payment) Licenses (which for accounting purposes, are treated as sales of such Intellectual Property) and, in the case of Dispositions after the date hereof, made in accordance with the terms of this Agreement; and (m) any assets of any Person that are located outside of the United States that require action under the law of any such foreign jurisdiction to create or perfect a security interest in such assets, including any Intellectual

Property registered or issued (or for which applications therefor are made) outside of the United States and Real Estate located outside the United States, in each case, to the extent that the burden or cost of obtaining a security interest in or perfection thereof exceeds the practical benefit to the Lenders to be afforded thereby as reasonably determined by the Agent (acting at the direction of the Required Lenders) in consultation with the Borrower. Notwithstanding anything to the contrary, “Excluded Property” shall not include any proceeds, substitutions or replacements of any “Excluded Property” referred to in clauses (a) through (n) (unless such proceeds, substitutions or replacements would constitute “Excluded Property” referred to in any of clauses (a) through (m)).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to or in connection with FATCA.

“Facility Guaranty” means the ~~Guaranty~~Guarantee made by the Guarantors in favor of the Agent and the other Credit Parties, in form reasonably satisfactory to the Agent (acting at the direction of the Required Lenders).

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the Closing Date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such sections of the Code, and any related legislation or official administrative guidance implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to three Federal funds brokers of recognized standing selected by the Agent on such day. If the Federal Funds Rate cannot reasonably be determined in accordance with clauses (a) or (b) above, then the Agent may in its reasonable discretion, and acting in consultation with the Required Lenders, select an alternative method for determining the Federal Funds Rate.

“Fee Letter” means any of the Agent Fee Letter or the DB Fee Letter.

“First Delayed Draw Date” has the meaning provided therefor in Section 2.01(b).

“First Delayed Draw Term Loan” has the meaning provided therefor in Section 2.01(b).

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Borrower.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall end on the last day of each March, June, September and December of such Fiscal Year in accordance with the fiscal accounting calendar of the Borrower.

“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means any direct or indirect Subsidiary of Parent, substantially all of the assets of which constitute equity of direct or indirect foreign Subsidiaries that are CFCs.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GMRs” means, for any period, (a) in the case of any License entered into prior to the date hereof, the amount equal to guaranteed minimum royalties and other amounts required to be paid by the licensee under any License during such period, and (b) in the case of any License entered into on or after the date hereof, the amount equal to guaranteed minimum royalties and other amounts required to be paid by the licensee under any License during such period, in each case, minus, contractual expenses paid by Parent and its Subsidiaries or any Securitization Entity in respect of such License (including contractual amounts payable by Parent and its Subsidiaries or any Securitization Entity relating to advertising and marketing expenses incurred in connection therewith) during such period.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (i) Parent, (ii) each domestic wholly-owned Subsidiary of Parent or the Borrower existing on the Effective Date, other than the Subsidiaries set forth on Schedule 1.01(a) hereto and (iii) each other Subsidiary of any Loan Party that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.11; provided, however, that notwithstanding anything to the contrary contained herein, unless the Agent shall have otherwise agreed no Subsidiary that is a Guarantor shall be released as a Guarantor hereunder by reason of its ceasing to be a wholly-owned Subsidiary due to a Loan Party’s Disposition of less than all of such Subsidiary’s Equity Interests.

“Hazardous Materials” means all pollutants, contaminants, chemicals, materials, substances, wastes, mixtures, pesticides, and any other substance for which liability or standards of conduct may be imposed under any Environmental Law, including petroleum or petroleum distillates or byproducts, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, noise, odor, mold and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreements” means all interest rate or currency forwards, options, swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by a Loan Party or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Iconix Delaware” means Icon DE Brand Holdings Corp., a Delaware corporation.

“Iconix JV Partner” means any of a Loan Party or any of its Subsidiaries in its respective capacity as an owner or holder of Investments in a Joint Venture.

“Inactive Subsidiary” means any Subsidiary of a Loan Party that complies with the requirements described in Section 7.08(b). As of the Effective Date, the following Subsidiaries are Inactive Subsidiaries: Luxembourg Pony Holdings S.a.r.l., an entity formed under the laws of Luxembourg.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments and all Obligations (including, without limitation, any Prepayment Premium);

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the Ordinary Course of Business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created, (ii) accrued expenses, (iii) any earn-out obligation unless such obligation is payable prior to the Maturity Date and has become a liability on the balance sheet of such Person in accordance with GAAP, (iv) accruals for payroll and (v) other non-interest bearing liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) All Attributable Indebtedness of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, in each case, excluding any such obligations under Joint Ventures and similar arrangements permitted hereunder; and

(h) all Guarantees of such Person in respect of any of the foregoing.

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) contingent obligations incurred in the Ordinary Course of Business and not in respect of borrowed money (other than, in the case of earn-outs, to the extent included in accordance with clause (d)(iii) above), (2) deferred or prepaid revenues, (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (4) any royalty, licensing, revenue and/or profit sharing arrangements (whether or not the payments thereunder are fixed or variable), in each case, characterized as such and arising expressly out of purchase and sale contracts, development contracts or licensing arrangements or (5) public Indebtedness for borrowed money to the extent that such Indebtedness (y) has been defeased pursuant to the terms of the indenture or other instrument under which the same has been issued or (z) has been called for redemption and for which funds sufficient to redeem such Indebtedness have been irrevocably delivered to a trustee or other representative for such Indebtedness to assure the full repayment thereof ~~(it being understood and agreed that the escrowing of funds in the 2018 Convertible Notes Escrow Account shall not, in and of itself, constitute a defeasance pursuant to clause (y) or (z) above)~~. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person or any Loan Party or Subsidiary or any Securitization Entity) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith to the extent the lender’s recourse is limited to the property being financed.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a Joint Venture which is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is made non-recourse to such Person by agreement or operation of law; provided, that, notwithstanding the foregoing and for the avoidance of doubt, if such Indebtedness of a Joint Venture (including of a Joint Venture which is itself a corporation or a limited liability company) is made recourse to a Loan Party or any of its Subsidiaries or any Securitization Entity whether by agreement or operation of law, then such Indebtedness shall, without duplication, be counted in as Indebtedness hereunder. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Ineligible Amounts” means (a) any revenues derived from any Non-Securitized License where the counterparty to such License is then in default for failure to make any guaranteed minimum royalty payment or any Overages owing to a Loan Party or any of its Subsidiaries under such License and such failure has continued for the longer of (i) the cure period (as of the time such Non-Securitized License was entered into), if any, applicable thereto set forth in such License and (ii) 90 days (after such Loan Party or any of its Subsidiaries obtains knowledge of such failure), in each case, excluding any disputed amount that has been resolved between the parties; provided that any guaranteed minimum royalty payment or Overage that is not subject to such dispute and is actually paid shall not constitute “Ineligible Amounts”, (b) any amounts of revenue in excess of revenue that could be derived from a licensee’s remaining inventory under a Non- Securitized License which has expired or has been terminated or where the counterparty has delivered a notice-of non-renewal with respect to such License to a Loan Party or any of its Subsidiaries (provided, that, in the case of non-renewal, such revenue shall not become an Ineligible Amount until the License is terminated), (c) without limiting clause (b) of the definition of Asset Value, revenue derived from Intellectual Property or any other intellectual property rights sublicensed or contributed by a Loan Party or any of its Subsidiaries to a Securitization Entity in connection with the Securitization Facility, (d) to the extent in excess of Five Million Dollars ($5,000,000), revenue derived from any Ineligible Non-Securitized Licenses, including any GMRs or Collections, (e) revenues derived from any Non-Securitized License to the extent such revenue (or the right to receive such revenue) has been pledged or assigned to a Person (other than the Agent) that is not a Loan Party and (f) any amount determined by the Borrower in its sole discretion to be an “Ineligible Amount”.

“Ineligible Non-Securitized Licenses” means any Non-Securitized License (without regard to whether any such License has GMRs in excess of $500,000 in the aggregate during the term of such license) pursuant to which revenues derived from such License are not paid nor permitted to be paid to a bank account of a Loan Party maintained in the United States due to local law currency exchange, export or control restrictions or other local law banking regulations or practices.

“Information” has the meaning specified in Section 10.07.

~~“Information Declination Notice” has the meaning specified in Section 6.02.~~

“Information Letter” has the meaning specified in Section 1.02(g).

“Initial Term Loan” has the meaning provided therefor in Section 2.01(a).

“Insolvency Proceeding” has the meaning set forth in Section 8.01(f).

“Intellectual Property” has the meaning specified in the Security Agreement.

“Intercompany Note” has the meaning set forth in clause (c) of the definition of “Permitted Indebtedness”.

“Interest Payment Date” means March 31, June 30, September 30 and December 31 of each year and the Termination Date; provided, that, if any such date is not a Business Day, then the Interest Payment Date shall be the next preceding Business Day.

“Interest Period” ~~shall mean~~means, with respect to any LIBOR Rate Loan, the 3- month period commencing on the Interest Payment Date and ending on the next Interest Payment Date; provided, that with respect to any LIBOR Rate Loan advanced on a date that is not the Interest Payment Date, the initial interest period with respect to any such LIBOR Rate Loan shall be a period commencing on the date such LIBOR Rate Loan was advanced and ending on the next Interest Payment Date and thereafter, the interest period with respect to such LIBOR Rate Loan shall be a period commencing on the Interest Payment Date and ending on the next Interest Payment Date.

“Internal Control Event” means a fraud that involves management or other employees who have a significant role in, a Loan Party’s and/or its Subsidiaries’ or any Securitization Entities’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) any Acquisition, or (d) any other investment of money or capital in another Person in order to obtain a profitable return therefrom. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, and shall be net of returns of capital, repayment of principal or net disposition proceeds in respect thereof (up to the aggregate amount actually invested).

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means any joint venture entity in which Parent or any of its Subsidiaries holds an Equity Interest (but which is not a wholly-owned Subsidiary) whose material assets include Brand Related IP.

“Joint Venture Assets” means assets of any joint venture entities of a Loan Party or any of its Subsidiaries (other than any such joint venture entities owned directly or indirectly by any Securitization Entities), including brands, intellectual property and other revenue generating assets, which are not encumbered or subject to the Securitization Facility, including without limitation, the revenue generating assets the joint venture entities in which a Loan Party and certain of its Subsidiaries have Investments and which own the Artful Dodger trademark, the Modern Amusement trademark and the Buffalo trademark.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, common law, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lead Arranger” means the Lead Arranger listed on the cover page hereto.

“Lead Lender” means, collectively, Deutsche Bank AG, New York Branch or any of its Affiliates.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is the lessee of any real property for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto and, includes the Term Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender as a Lender may from time to time notify the Borrower and the Agent in writing.

“LIBOR Rate” means, with respect to any LIBOR Rate Loan for an Interest Period, the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term nearest in length to such Interest Period, as published by Bloomberg (or such other successor page or service as may be selected by the Agent in its reasonable discretion for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market from time to time) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for such Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if such rate is no longer published or shall at any time no longer exist, “LIBOR Rate” shall mean, with respect to each day during such Interest Period pertaining to LIBOR Rate Loans comprising part of the same Loans, the rate per annum equal to the average rate at which three major banks in the London Eurodollar market selected by the Agent are offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Rate Loan to be outstanding during such Interest Period.

“LIBOR Rate Loan” means a Loan that bears interest at a rate based on the Adjusted LIBOR Rate.

“Licenses” ~~shall mean~~means all licenses, covenants not to sue and any other agreement granting any right with respect to any Intellectual Property (whether a Person is the grantor or grantee thereunder).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidation” means the exercise by the Agent of those rights and remedies accorded to the Agent under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Agent (acting at the direction of the Required Lenders), of any disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means a Term Loan and, collectively, means all Term Loans.

“Loan Account” has the meaning assigned to such term in Section 2.07(a).

“Loan Documents” means this Agreement, each Note, each Fee Letter, the Security Documents, the Intercompany Note, the Facility Guaranty, the Information Letter, the Collateral Questionnaire, the Escrow Agreement, any intercreditor agreements and subordination agreements entered into pursuant to the terms hereof, and any other instrument or agreement now or hereafter executed and delivered in connection herewith.

“Loan Notice” means a written notice of the Term Loans to be made on the Effective Date ~~and funded into the 2018 Convertible Notes Escrow Account~~or the Delayed Draw Term Loans to be made on the First Delayed Draw Date or Second Delayed Draw Date, as applicable, duly executed by an authorized representative of the Borrower appropriately completed, which shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“LuxCo Entity” means any of Iconix Luxembourg Holdings S.a.r.l., a company organized under the laws of Luxembourg, or its direct or indirect Subsidiaries.

“Management Fee” means all management fees payable to the Parent (or any of its affiliates) contemplated by, or described in, the Securitization Facility.

“Master Agreement” has the meaning given such term in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties or liabilities (actual or contingent), financial condition or results of operations of the Loan Parties and their subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Agent under this Agreement or any other Loan Document, or of the ability of the Borrower and the other Loan Parties to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party material to the business, financial condition, results of operations, operations, performance or properties of such Person, but shall exclude each Material License.

“Material Indebtedness” means, with respect to any Person, Indebtedness (other than the Obligations) of such Person in an aggregate principal amount exceeding $25,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. Without limiting the foregoing, all Indebtedness then outstanding under each of the Securitization Facility and the 2018 Convertible Notes and 2018 Convertible Notes Indenture shall be Material Indebtedness, regardless of the amount thereof.

“Material License” means, (a) any License pursuant to which a Loan Party is a licensor, to the extent that the revenues for the trailing 12 months or guaranteed minimum payments in respect of such year in respect of such License are $1,000,000 or more per annum, and (ii) any License pursuant to which any of the Loan Parties’ Subsidiaries which are not Loan Parties or any Securitization Entity is a licensor, to the extent that the revenues from which constitute two percent (2%) or more of the annual revenues during the current year of the Loan Parties and their Subsidiaries and the Securitization Entities for such year, on a consolidated basis.

“Maturity Date” means August 2, 2022.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means, (a) with respect to any Disposition or any Recovery Event by a Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, unless, for the avoidance of doubt, any such cash or cash equivalents received by monetization is in the form of Collections that do not constitute purchase price or consideration for the sale or disposition of the asset subject to such Disposition received by a Loan Party or any of its Subsidiaries for such Disposition) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by such Person to third parties (other than Affiliates), (C) the Taxes paid or Borrower’s good faith estimation of income, franchise, sales and other applicable Taxes required to be paid as a result of such transaction, and (D) any amount subject to an escrow or provided as a reserve against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with any such Disposition and which are reasonably expected to be paid (provided that, to the extent and at any time such amounts are not paid and are released from such escrow or reserve to a Loan Party or any of its Subsidiaries, such amounts shall constitute Net Proceeds) and (b) in connection with any issuance or sale of Indebtedness by any Loan Party or any of its Subsidiaries or any Securitization Entity, or any issuance or sale of Equity Interests by Parent, the cash proceeds received from such issuance or incurrence, net of the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction, including attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith paid by such Person to third parties (other than Affiliates); provided, that, notwithstanding the foregoing, to the extent any proceeds are received by a Securitization Entity as a result of a Disposition that is an Asset Sale or a Recovery Event by such Securitization Entity, no such proceeds shall count as Net Proceeds hereunder unless received by a Loan Party from such Securitization Entity. In the case of any non-wholly-owned Subsidiary or Joint

Venture, “Net Proceeds” shall be reduced by the pro rata portion thereof attributable to such minority interests or interests of Joint Venture partners. When applying Net Proceeds to the prepayment of the Loans, such Net Proceeds shall be determined net of amounts necessary to pay accrued interest and any premium applicable thereto.

“New Brand Related IP” means Brand Related IP that is not owned or licensed by Parent or any of its Subsidiaries or any Securitization Entity as of the date of an Investment or other transaction, as applicable.

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

“Non-Guarantor Entity” means (a) any Securitization Entity, (b) any LuxCo Entity, (c) any (i) non-wholly owned Subsidiary to the extent a guarantee of the Obligations and a pledge of the assets thereof in support of such guarantee is contractually prohibited or would require the consent of any third-party holder of the Equity Interests thereof (unless and until such consent is obtained), including, for the avoidance of doubt, each Subsidiary set forth on Schedule 1.01(a) hereto, except to the extent such Subsidiary is required to become a Guarantor pursuant to the definition thereof (including pursuant to the proviso of such definition) or (ii) Joint Venture, including, for the avoidance of doubt, each Joint Venture set forth on Schedule 1.01(a) hereto; provided, that, in the event such non-wholly owned Subsidiary or Joint Venture (i) becomes a wholly-owned Subsidiary of a Loan Party or any of its Subsidiaries (including in connection with the exercise of put/call arrangements under any such agreements governing such joint venture arrangements which results in such Joint Venture becoming a wholly-owned Subsidiary of a Loan Party or any of its Subsidiaries) or a Loan Party or its Subsidiaries are permitted or able to cause (without obtaining the consent of any third party nor incurring any penalty or expense) such non-wholly owned Subsidiary to provide a guarantee of the Obligations or the pledge of the assets thereof in support of such guarantee or (ii) does not otherwise meet the definition of Non-Guarantor Entity, such Subsidiary (or Joint Venture which subsequently becomes a wholly-owned Subsidiary of a Loan Party or any of its Subsidiaries) shall promptly (and in any event within fifteen (15) Business Days) become a Guarantor pursuant to the terms of this Agreement, (d) any Subsidiary of a Loan Party that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date any such Subsidiary is acquired, in each case from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide such a guarantee, for so long as such prohibition or circumstance exists, or for which the provision of such guarantee would result in material adverse tax consequence (including as a result of the operation of Section 956 of the Code, or any similar law or regulation in any applicable jurisdiction) to a Loan Party, the Borrower or one of its Subsidiaries (as determined by the Borrower and the Agent, acting at the direction of the Required Lenders), (e) any Inactive Subsidiary, (f) any CFC or any direct or indirect U.S. Subsidiary of any such CFC, (g) any FSHCO or (h) any Available Amount Acquisition Target and its Subsidiaries acquired in Acquisitions utilizing the Available Amount only if (i) Indebtedness (or any Permitted Refinancing thereof) is incurred to finance the Acquisition of such Available Amount Acquisition Target and such Indebtedness (A) remains outstanding and (B) satisfies the Available Amount Non-Recourse Indebtedness Conditions and (ii) (A) if the Available Amount Acquisition Target is a direct Domestic Subsidiary (other than a FSHCO) of a Loan Party, such Loan Party shall pledge 100% of the Equity Interests of such Person and (B) if the Available Amount Acquisition Target is a direct Foreign Subsidiary (or a FSHCO) of a Loan Party, such Loan Party shall pledge 65% of the outstanding voting Equity Interests of such of such Person and 100% of the non-voting Equity Interests of such of such Person.

“Non-Guarantor Subsidiary” means any Non-Guarantor Entity other than a Joint Venture described in clause (c) of such definition.

“Non-Securitized Assets” means assets of the Loan Parties and any of their respective subsidiaries (other than the Securitization Entities), including (a) the Management Fee, only upon the receipt thereof by a Loan Party, (b) any Excluded Amounts, only upon the receipt thereof by a Loan Party, and (c) brands, intellectual property and other revenue generating assets, which are not encumbered or subject to the Securitization Facility or owned directly or indirectly by a Securitization Entity (provided, that, for the avoidance of doubt, any assets that are jointly owned by a Securitization Entity and a Loan Party or Subsidiary that is not a Securitization Entity (such entity, a “Non-Securitization Entity”) shall continue to count as Non-Securitized Assets to the extent of such Non-Securitization Entity’s right, title and interest in such jointly owned asset), including without limitation, the revenue generating assets of (i) the Subsidiaries that own the Badgley Mischka trademark, the Ecko Unltd trademark, the Mark Ecko trademark, the Umbro trademark and the Lee Cooper trademark, (ii) the Subsidiaries that are Guarantors that own Parent’s other brands outside of the United States and Canada or (iii) the joint ventures in which Parent and certain of its Subsidiaries have Investments and which own the Artful Dodger trademark, the Modern Amusement trademark and the Buffalo trademark.

“Non-Securitization Entity” has the meaning provided therefor in the definition of “Non-Securitized Assets”.

“Non-Securitized License” means a License that constitutes a Non-Securitized Asset that is part of the Collateral with GMRs in excess of $500,000 in the aggregate during the then remaining term of such License.

“Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing the portion of the Term Loan made by such Term Lender, substantially in the form of Exhibit B, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts (including principal, interest, premiums (including, without limitation, any Prepayment Premium), Credit Party Expenses and other fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, premiums (including, without limitation, any Prepayment Premium) fees (including without limitation any ~~Ticking Fee~~ticking or other fee or payment due under a Fee Letter), costs, expenses and indemnities that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

~~“OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.~~

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice (or as permitted to be conducted in accordance with Section 7.08(a)) and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any

non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.04(b)).

“Overages” means, with respect to any License, the variable, contingent payments in excess of GMRs payable under such License upon the occurrence of certain specified events, such as the generation of a certain level of gross receipts, net proceeds and/or profits, however calculated, and/or the achievement of certain other performance milestones by the licensee thereunder during such period.

“Parent” means Iconix Brand Group, Inc., a Delaware corporation, and the direct parent entity of Borrower.

“Participant” has the meaning specified in Section 10.06(d).

“Participation Register” has the meaning provided therefor in Section 10.06(d).

“Patent” has the meaning specified in the Security Agreement.

“Patent Security Agreement” means the Confirmatory Grant of Security Interest in United States Patents dated as of the Closing Date among certain Loan Parties and the Agent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means an Acquisition consummated by a Loan Party in which all of the following conditions are satisfied:

(a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

(b) Such Acquisition shall have been approved by the ~~Board~~board of ~~Directors~~directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c) For any Acquisition for Total Consideration in excess of $10,000,000, the Borrower shall have furnished the Agent with ten (10) Business Days’ prior written notice of such intended Acquisition and shall have furnished the Agent with a current draft of the documentation in connection with such Acquisition (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by quarter for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and, to the extent available to the Borrower, such other information as the Agent may reasonably require (acting at the direction of the Required Lenders), all of which shall be in form reasonably satisfactory to the Agent (acting at the direction of the Required Lenders);

(d) After giving effect to such Acquisition, if such Acquisition is an Acquisition of Equity Interests, Parent or the Borrower shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(e) (x) Any assets acquired shall consist principally of Brand Related IP (after giving effect to any sale of assets that such Loan Party is, as of the date of the consummation of such Acquisition, contractually obligated to consummate within ninety (90) days of the consummation of such Acquisition) or other assets that are part of, or in lines of business that are, substantially the same lines of business as one or more of the lines of business permitted in accordance with Section 7.08(a), and (y) if the Acquisition involves a merger, consolidation or acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be principally engaged in, the business of owning and licensing Brand Related IP (or the assets of such Person consist principally of Brand Related IP (after giving effect to any sale of assets by such Person to third parties on or prior to the date of such Acquisition that such Person is, as of the date of the consummation of such Acquisition, contractually obligated to consummate within ninety (90) days of the consummation of such Acquisition)) or such other business or businesses as are permitted pursuant to Section 7.08(a); and

(f) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an Acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have complied with the provisions of Section 6.11 and Section 6.15 hereof to the extent applicable; provided, however, that immediately after giving effect to such transaction, the aggregate amount of Total Consideration paid in connection with all Acquisitions made pursuant to this definition which is allocated to all such target entities (or their assets) that do not become a Loan Party (or assets that do not become Collateral), together with the aggregate amount of consideration paid pursuant to clause (p) of the definition of Permitted Investments which is allocated to assets that do not become Collateral, (x) shall not exceed $200,000,000 in the aggregate during the term of this Agreement, or individually, for each such transaction (or series of related transactions), $100,000,000 or (y) shall be permitted to be paid with cash generated or maintained by a Non-Guarantor Subsidiary.

“Permitted Capital Raising Transaction” means one or more capital raising transactions permitted by the terms hereof and consummated during the Delayed Draw Period including (i) Asset Sales, (ii) private or public Exchange Transactions, (iii) private or public offerings and issuances of non-disqualified preferred or common or other Equity Interests of Parent and/or (iv) private or public issuances of Permitted Indebtedness, including Indebtedness described in clauses (i), (j) or (s) of Permitted Indebtedness.

“Permitted Disposition” means any of the following:

(a) licenses and sublicenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business (including with respect to terms regarding pricing, exclusivity, duration, and renewal and otherwise on terms and conditions customary for agreements of such nature) so long as each such individual licensing transaction is on terms substantially as favorable to a Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (but without giving effect to any other transactions with such licensee party to such transaction or any of such licensee’s Affiliates); provided, however, that exclusive perpetual or exclusive (for three years or longer, including any automatic extensions or extensions within the control of the counterparty) non-royalty bearing or perpetual non-royalty bearing (for clarity for purposes hereof, “non-royalty bearing” shall include licenses with only an upfront royalty payment or pursuant to which substantially all of the royalty payments are represented by an upfront royalty payment) Licenses shall not be permitted pursuant to this clause (a);

(b) Dispositions of (i) real property (to the extent not material to the operations of any material line of business of the Loan Parties), inventory or equipment (to the extent not material to the operations of any material line of business of the Loan Parties), (ii) if substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary, other property (other than Brand Related IP), or (iii) to the extent not exceeding in the aggregate for the term of this Agreement $10,000,000, other assets (other than Brand Related IP) in the Ordinary Course of Business;

(c) Disposition of inventory, equipment and other working capital assets (other than Brand Related IP) and Real Estate acquired in connection with a Permitted Acquisition;

(d) (i) Dispositions among the Loan Parties or by any Subsidiary to a Loan Party and (ii) Dispositions among Subsidiaries which are not Loan Parties;

(e) to the extent constituting a Disposition, Permitted Investments;

(f) the sale or issuance of any Subsidiary’s Equity Interests to a Loan Party or any other Subsidiary that is a Guarantor, or to the extent the direct parent entity of such Subsidiary is another Subsidiary that is not a Loan Party, to such Subsidiary that is not a Loan Party;

(g) any Recovery Event, provided, that the requirements of Section 2.02(b) are complied with in connection therewith;

(h) abandonment of registered, issued or applied for Intellectual Property where the management of Parent, or any Loan Party have determined, in their reasonable business judgment, that such registrations and applications for registrations are not material to the conduct of the business of, or no longer used by or useful to, Parent or any Loan Party so long as the fair market value of such Intellectual Property does not exceed $5,000,000 in the aggregate during the term of this Agreement;

(i) Dispositions of Brand Related IP (directly or through the Disposition of Equity Interests of the owner thereof) to Joint Ventures; provided, that, such Dispositions pursuant to this clause (i) shall only be permitted if the Iconix JV Partner owns at least 50% of the Equity Interests in such Joint Ventures;

(j) other Dispositions of assets (or any series of related Dispositions of assets) so long as (i) such Dispositions are made for fair market value, (ii) immediately before and immediately after giving pro forma effect to such Disposition, no Default or Event of Default (including, for the avoidance of doubt, under Section 7.18 hereof after giving pro forma effect to such Disposition) shall have occurred and be continuing and (iii) the requirements of Section 2.02(b) are complied with in connection therewith;

(k) Excluded Assets Sales; provided, however, that after the Effective Date, in no event shall additional assets be contributed to any entity that constitutes an Excluded Asset or be treated as an asset that constitutes Excluded Asset if such contribution or treatment is being done in contemplation of the Disposition of the Excluded Assets described in this clause (k);

(l) To the extent such Intellectual Property is acquired after the date hereof, Dispositions of Intellectual Property rights in a particular territory to the Joint Venture which has the exclusive right to exploit Intellectual Property in such territory pursuant to and in accordance with the applicable joint venture of agreement of such Joint Venture; and

(m) Dispositions of Brand Related IP or other similar assets (or any series of related Dispositions thereof) in respect of a particular brand owned by or licensed to a Joint Venture in connection with a Disposition of all or substantially all of the Brand Related IP related to such brand so long as (i) immediately before and immediately after giving pro forma effect to such Disposition, no Default or Event of Default shall have occurred and be continuing, and (ii) the requirements of Section 2.02(b) are complied with in connection therewith; provided, however, that, solely for purposes of determining “Net Proceeds” pursuant to Section 2.02(b) under this clause (m), such term shall exclude therefrom any amounts paid or required to be paid to any Iconix JV Partner of such Joint Venture as a consequence of or resulting from such Disposition.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Laws, arising in the Ordinary Course of Business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 6.04;

(c) Pledges and deposits made in the Ordinary Course of Business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business;

(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f) Easements, covenants, conditions, restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that, taken as a whole, do not materially interfere with the current use of the real property;

(g) Liens existing as of the Effective Date listed on Schedule 7.01 and Liens to secure any Permitted Refinancing of the Indebtedness with respect thereto; provided, that each Loan Party hereby agrees and acknowledges that any Liens in favor of such Loan Party on the assets of any other Loan Party shall be deemed to be subordinated to the Liens granted to the Agent, for the benefit of the Credit Parties, to secure the Obligations hereunder and under the Loan Documents;

(h) Liens on fixed or capital assets of any Loan Party which secure Indebtedness permitted under clause (d) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and (iii) such Liens shall attach only to the assets acquired, improved or refinanced with such Indebtedness and shall not extend to any other property or assets of the Loan Parties;

(i) Liens in favor of the Agent to secure the Obligations hereunder and under the Loan Documents;

(j) Landlords’ and lessors’ statutory Liens in respect of rent not in default;

(k) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and other Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n) Liens on property in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that (i) such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary and (ii) if any such Liens exist on Intellectual Property of an entity that is or will be a Loan Party, such Liens do not secure any Indebtedness;

(o) Liens on assets of any Securitization Entity (or of any Person to that extent the assets of such Person were purportedly transferred to a Securitization Entity and such Lien is a “backup” security interest limited solely to the assets of such Person purportedly so transferred) securing Indebtedness and other obligations in respect of the Securitization Facility; provided that such Indebtedness secured by such Liens is permitted to be incurred pursuant to clause (a) of the definition of “Permitted Indebtedness” and such other obligations described in this clause (o) are expressly required by the Securitization Documents in effect as of the Effective Date;

(p) Liens on earnest money deposits made in connection with any agreement in respect of a Permitted Acquisition or consisting of an agreement to dispose of any property in a Permitted Disposition;

(q) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(r) (i) licenses or sublicenses permitted under clause (a) of the definition of Permitted Dispositions, (ii) leases or subleases granted by any Loan Party to other Persons not materially interfering with the conduct of the business of such Loan Party, (iii) any interest or title of a lessor, sublessor or licensor under any Lease, (iv) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject, (v) subordination of the interest of the lessee or sub-lessee under such Lease to any restriction or encumbrance referred to in the preceding clause (iv) and (vi) royalty, revenue, profit sharing or buy/sell arrangements arising out of Joint Ventures, purchase and sale contracts, development contracts or other arrangements expressly permitted hereunder;

(s) Liens in connection with any zoning, building, land use or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon;

(t) Liens on Available Amount Acquisition Targets and their Subsidiaries securing Indebtedness permitted under clause (r) of the definition of Permitted Indebtedness so long as such Liens do not attach to any assets of any Loan Party or any Subsidiary (other than Available Amount Acquisition Targets and their Subsidiaries acquired in an Acquisition utilizing the Available Amount) and such Liens do not attach to any equity interests of an Available Amount Acquisition Target;

(u) Liens on assets of the Loan Parties securing Indebtedness permitted to be incurred pursuant to clause (q) of the definition of “Permitted Indebtedness”, solely with respect to Indebtedness of the Loan Parties;

(v) Liens securing Indebtedness permitted pursuant to clause (g)(iii) of “Permitted Indebtedness” on all or a portion of the Equity Interests of the Joint Venture so acquired; ~~and~~

(w) solely with respect to the Securitization Entities, Liens permitted under the Securitization Facility~~.~~; and

(x) Liens securing Indebtedness permitted by clauses (i), (j) or (s) of “Permitted Indebtedness” incurred during the Delayed Draw Period (or any Permitted Refinancing thereof in accordance with such clauses); provided that such Liens are junior in priority to the Liens securing the Obligations and subject to a customary “silent” second lien intercreditor agreement in form and substance satisfactory to the Agent (acting at the direction of the Required Lenders acting reasonably).

“Permitted Indebtedness” means each of the following:

(a) Indebtedness evidenced by the Securitization Documents that is either (1) outstanding on the date hereof or (2) issued in accordance with the Securitization Documents and in compliance with Sections 2.2(b)(v)(A), (B), (F) and (G) of the Securitization Base Indenture; provided that, at any time when the Unrestricted Issuance Condition is not satisfied, for any Indebtedness arising from the issuance of notes under the Securitization Indenture that refinances another series of notes, (i) such Indebtedness shall not mature earlier than a date that is 12 months following the Maturity Date, (ii) such Indebtedness shall not be issued unless, at the time such Indebtedness is first offered to the market the projected DSCR (excluding Management Fees) is expected to be no less than 80% of the DSCR (excluding Management Fees) immediately prior to the issuance of such Indebtedness; and (iii) all of the proceeds of such Indebtedness that are available for distribution shall be used to make a prepayment of Loans as follows (A) if, on a pro forma basis (after giving effect to such Indebtedness and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is less than 1.65:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 100% of such available proceeds, (B) if, on a pro forma basis (after giving effect to such Indebtedness and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is equal to or greater than 1.65:1.00 but less than 1.90:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 75% of such available proceeds, and (C) if, on a pro forma basis (after giving effect to such Indebtedness and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is greater than 1.90:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 50% of such available proceeds;

(b) any other Indebtedness outstanding on the Effective Date and listed on Schedule 7.03 hereto and any Permitted Refinancing thereof;

(c) (i) unsecured Indebtedness of any Loan Party to any other Loan Party; (ii) unsecured Indebtedness of any Loan Party owing to a Subsidiary which is not a Loan Party (excluding a Securitization Entity); provided that in the case of the foregoing clauses (i) and (ii), (A) all such Indebtedness shall be evidenced by an intercompany demand note executed by such Persons in form and substance reasonably acceptable to the Agent (acting at the direction of the Required Lenders), which may be in substantially the form attached hereto as Exhibit F (any such intercompany note described in this clause (c), an ~~“~~“ Intercompany Note~~”~~”), and such Intercompany Note or Intercompany Notes shall be pledged and delivered to the Agent pursuant to the terms of the Security Documents as Collateral for the Obligations (but without regard to the principal amount of such Indebtedness); and (iii) unsecured Indebtedness of any Subsidiary which is not a Loan Party to any other Subsidiary which is not a Loan Party;

(d) purchase money Indebtedness to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (other than Intellectual Property) or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $10,000,000 at any time outstanding, and ~~further~~ provided further that, if requested by the Agent (acting at the direction of the Required Lenders), the Loan Parties shall use commercially reasonable efforts to cause the holders of any such Indebtedness incurred to finance the acquisition of assets containing information relating to Intellectual Property, licensing arrangements or financial information to enter into an intercreditor agreement with the Agent on terms satisfactory to the Agent (acting at the direction of the Required Lenders);

(e) contingent liabilities under surety bonds or similar instruments incurred in the Ordinary Course of Business;

(f) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person (x) in connection with any issuance of convertible bonds permitted to be incurred under another clause of this definition of “Permitted Indebtedness” in the form of a call-spread overlay or any variation thereof or (y) in the Ordinary Course of Business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g) (i) Indebtedness of any Person that becomes a Subsidiary of a Loan Party in connection with (x) a Permitted Acquisition or (y) an Acquisition permitted pursuant to clause (v) of the definition of Permitted Investments, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party); provided, that any such Indebtedness incurred in connection with subclause (x) hereof shall not exceed 25% of the cash purchase price paid for such Permitted Acquisition, (ii) Indebtedness which may be deemed to exist in connection with agreements providing puts, calls or other buy/sell arrangements of Equity Interests in connection with Permitted Acquisitions or asset purchases pursuant to clause (p) of Permitted Investments, and (iii) Indebtedness (not to exceed $25,000,000 in the aggregate at any time outstanding) incurred by one or more Iconix JV Partners in consideration for the purchase or acquisition for fair market value of all or a portion of the Equity Interests of an owner or holder of Investments in the Joint Venture in which any such Iconix JV Partner owns Equity Interests;

(h) the Obligations;

(i) (i) other Subordinated Indebtedness of Parent (or Guarantees by any Subsidiary ~~of Parent~~ (other than the Borrower or Iconix Delaware) of Parent Subordinated Indebtedness, solely to the extent (~~i~~1) any such Subsidiary of Parent is a Guarantor hereunder and (~~ii~~2) any such Guarantee of Subordinated Indebtedness is contractually subordinated to the Obligations on terms acceptable to the Agent acting at the direction of the Required Lenders), so long as such Subordinated Indebtedness (~~y~~w) does not mature and is not subject to scheduled amortization, mandatory redemption, repurchase, prepayment or sinking fund obligation prior to the date that is 365 days after the Maturity Date ~~at the time such Subordinated Indebtedness is incurred~~ (other than any provision requiring an offer (i) to purchase or redeem such Indebtedness or the payment of any cash amount as a result of a change of control, asset sale or similar provision so long as any right of the holders thereof upon the occurrence of a change of control, fundamental change, asset sale or similar provision shall be subject to the prior repayment in full of the Obligations under the Loan Documents~~)~~ or (ii) to purchase, redeem, convert or otherwise exchange such Indebtedness solely for Equity Interests in the Parent), (x) does not provide for cash payment of interest in excess of 10% per annum, (y) shall not have the benefit of any direct or indirect obligors who are not also obligors on the Loans and (z) does not have any financial covenants (unless such financial covenants are on substantially the same terms as provided herein with a cushion of at least ~~20~~15% from the levels provided for herein), in each case at the time such Subordinated Indebtedness is incurred)~~;~~ and (ii) any Permitted Refinancing thereof so long as such Permitted Refinancing complies with clauses (w) through (z) above;

(j) ~~until the 2018 Convertible Notes Final Maturity Date, the 2018 Convertible Notes in an aggregate principal amount not to exceed the lesser of (1) $300,000,000 at any time outstanding and (2) the amount on deposit in the 2018 Convertible Notes Escrow Account;~~(i) until the 2018 Convertible Notes Final Maturity Date, the 2018 Convertible Notes in an aggregate principal amount not to exceed (1) the principal amount of the 2018 Convertible Notes outstanding on the Amendment Effective Date less (2) all repayments, prepayments, conversions, terminations or other retirements thereof after the Amendment Effective Date and (ii) any Permitted Refinancing thereof, so long as such Permitted Refinancing of the 2018 Convertible Notes (x) does not mature and is not subject to any scheduled amortization, mandatory redemption, repurchase, prepayment or sinking fund obligation prior to the date that is 365 days after the Maturity Date (other than any provision requiring an offer (i) to purchase or redeem such Indebtedness constituting a Permitted Refinancing or the payment of any cash amount as a result of a change of control, asset sale or similar provision so long as any right of the holders thereof upon the occurrence of a change of control, fundamental change, asset sale or similar provision shall be subject to the prior repayment in full of the Obligations under the Loan Documents or (ii) to purchase, redeem, convert or otherwise exchange such Indebtedness solely for Equity Interests in the Parent); provided that such Permitted Refinancing may mature prior to the Maturity Date, if prior to the occurrence of such Permitted Refinancing the Loan Parties shall have amended the Maturity Date of the Loans such that the Maturity Date of the Loans is at least 91 days earlier than the maturity date of such Permitted Refinancing, (y) does not provide for cash payment of interest in excess of 10% per annum and (z) does not have any financial covenants (unless such financial covenants are on substantially the same terms as provided herein with a cushion of at least 15% from the levels provided for herein), in each case at the time such Subordinated Indebtedness is incurred).

(k) (i) Indebtedness consisting of unsecured guaranties by any Loan Party of the Indebtedness and lease and other contractual obligations (including, without limitation, guaranties of any License entered into in the Ordinary Course of Business by a Loan Party), in each case, of any other Loan Party, to the extent permitted under this Agreement, solely to the extent that, if any such Indebtedness of a Loan Party is Subordinated Indebtedness, any such guarantee of such Subordinated Indebtedness is contractually subordinated to the Obligations, on terms and conditions acceptable to the Agent (acting at the direction of the Required Lenders);

(l) Indebtedness arising from the honoring by any bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business, so long as such Indebtedness is extinguished within five Business Days of its incurrence;

(m) Indebtedness owed to any Person providing property, casualty, liability or other insurance to any Loan Party, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;

(n) Indebtedness which may be deemed to exist in connection with agreements providing indemnification, deferred purchase price, non-cash earn-outs, cash earn-outs in an amount not to exceed $10,000,000 at any time outstanding so long as after giving effect thereto the Loan Parties have cash on hand in an amount greater than $5,000,000, purchase price adjustments and other similar obligations in connection with the acquisition or disposition of assets in accordance with this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by clause (k) of this definition;

(o) Indebtedness representing deferred compensation or similar obligation to employees of Loan Parties or any of their Subsidiaries or any Securitization Entity incurred in the Ordinary Course of Business;

(p) Indebtedness in respect of letters of credit, bank guarantees, supporting obligations bankers’ acceptances, performance bonds, surety bonds, statutory bonds, appeal bonds, warehouse receipts or similar instruments issued or created in the Ordinary Course of Business, including with respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof;

(q) Indebtedness not to exceed, in the aggregate at any time outstanding, $5,000,000; ~~and~~

(r) Indebtedness of Available Amount Acquisition Targets and their Subsidiaries acquired in Acquisitions utilizing the Available Amount so long as (i) such Indebtedness is incurred to finance such Acquisition and (ii) such Acquisition is permitted by clause (v) of the definition of Permitted Investments; and

(s) (i) Subordinated Indebtedness incurred during the Delayed Draw Period for purposes of satisfying the condition in Section 4.04(b) hereof, so long as such Subordinated Indebtedness (w) does not mature and is not subject to any scheduled amortization, mandatory redemption, repurchase, prepayment or sinking fund obligation prior to the date that is 365 days after the Maturity Date at the time such Subordinated Indebtedness is incurred (other than any provision requiring an offer (i) to purchase or redeem such Indebtedness or the payment of any cash amount as a result of a change of control, asset sale or similar provision so long as any right of the holders thereof upon the occurrence of a change of control, fundamental change, asset sale or similar provision shall be subject to the prior repayment in full of the Obligations under the Loan Documents or (ii) to purchase, redeem, convert or otherwise exchange such Indebtedness solely for Equity Interests in the Parent), (x) does not provide for cash payment of interest in excess of 10% per annum, (y) shall not have the benefit of any direct or indirect obligors who are not also obligors on the Loans and (z) does not have any financial covenants (unless such financial covenants are on substantially the same terms as provided herein with a cushion of at least 15% from the levels provided for herein), in each case at the time such Subordinated Indebtedness is incurred) and (ii) any Permitted Refinancing thereof so long as such Permitted Refinancing complies with clauses (w) through (z) above;

~~;~~ provided, however, that the aggregate amount of earn-out obligations and contingent purchase price payments incurred by any Foreign Subsidiary pursuant to any one or more of the clauses described in this definition of “Permitted Indebtedness” in connection with a Permitted Acquisition or a Permitted Investment pursuant to clause (p) thereof constituting an Acquisition shall not exceed twenty-five percent (25%) of the Total Consideration paid for such Permitted Acquisition or Permitted Investment.

“Permitted Investments” means each of the following:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f) (i) Investments existing on the Effective Date set forth on Schedule 7.02(a), but not any additional Investment in respect thereof unless otherwise permitted hereunder and (ii) Investments made in Joint Ventures in existence on the Effective Date set forth on Schedule 7.02(b) as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in, joint venture agreements and similar binding arrangements in effect on the Effective Date as set forth on Schedule 7.02(b);

(g) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries; provided, that such Investments are outstanding on the Effective Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, (iii) Investments by any Loan Party and its Subsidiaries in Non-Guarantor Subsidiaries constituting (x) Investments (for the avoidance of doubt, such Investments may result in Acquisitions not constituting Permitted Acquisitions) not to exceed $25,000,000 in the aggregate for the term of this Agreement, (y) non-monetary Investments consisting of the acquisition or formation and ownership of the Equity Interests thereof to the extent permitted pursuant to clause (m) or clause (p) hereof and (z) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, additional Investments made in the Ordinary Course of Business by any Loan Party in an aggregate amount not to exceed $10,000,000 made at any time, and (iv) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties to the extent solely utilizing cash generated or maintained by such Subsidiaries of the Loan Parties that are not Loan Parties (or received by such Subsidiary from the Available Amount pursuant to clause (iii)(x) above);

(h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i) Guarantees constituting Permitted Indebtedness;

(j) so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by any Loan Party in Swap Contracts permitted hereunder;

(k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;

(l) advances to officers, directors and employees of the Loan Parties in the Ordinary Course of Business in an amount not to exceed $500,000 to any individual at any time or in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(m) Investments constituting Permitted Acquisitions; provided, however, that to the extent such Investments are made with Net Proceeds of any Excluded Assets Sale, the Person which is the subject of such Acquisition will be required to become a Loan Party in accordance with Section 6.11 upon the closing of such Acquisition, and/or the assets acquired in such Acquisition will be required to become Collateral or be transferred to a Subsidiary which is or becomes a Loan Party in connection with the consummation of such Acquisition in accordance with Section 6.11 upon the closing of such Acquisition;

(n) Loan Parties may own the equity interests of their respective Subsidiaries or the Securitization Entities created or acquired in accordance with this Agreement (so long as all amounts invested in such Subsidiaries or Securitization Entities are independently justified under another clause of this definition);

(o) (i) deposits made in the Ordinary Course of Business to secure the performance of leases or other obligations pursuant to Section 7.03 and (ii) Investments consisting of Uniform ~~commercial~~Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

(p) purchases of assets in the Ordinary Course of Business to the extent not constituting a Permitted Acquisition; provided, however, that immediately after giving effect to such transaction, the aggregate amount of Total Consideration paid pursuant to this clause (p) of the definition of Permitted Investments which is allocated to assets that do not become Collateral, together with the aggregate amount of Total Consideration paid in connection with all Acquisitions made pursuant to the definition of Permitted Acquisitions which is allocated to all such target entities (or their assets) that do not become a Loan Party (or assets that do not become Collateral), (x) shall not exceed $200,000,000 in the aggregate during the term of this Agreement, or individually, for each such transaction (or series of related transactions), $100,000,000 or (y) shall be permitted to be paid with cash generated or maintained by a Non-Guarantor Subsidiary; provided, however, that to the extent such Investments are made with the Net Proceeds of any Excluded Assets Sales, the Person which is the subject of such Acquisition will be required to become a Loan Party concurrently with the closing of such Acquisition, or the assets acquired in such Acquisition will be required to become Collateral or be transferred to a Subsidiary which is or becomes a Loan Party in connection with the consummation of such Acquisition concurrently with the closing of such Acquisition;

(q) Investments consisting of (w) transactions permitted under Section 7.03, 7.04 and 7.05, (x) Restricted Payments permitted by Section 7.06, (y) repayments (including by way of defeasance or irrevocable deposit) or other acquisitions of Indebtedness of any Loan Party not prohibited by Section 7.07 and prepayments, redemptions, discharges, extinguishments or other satisfaction of the 2018 Convertible Notes permitted by Section 7.07(e) and (z) repayments (including by way of defeasance or irrevocable deposit) or other acquisitions of Indebtedness of any Subsidiary which is not a Loan Party by any Subsidiary which is not a Loan Party not prohibited by Section 7.07;

(r) promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 7.05;

(s) advances in the form of a prepayment of expense to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the Ordinary Course of Business;

(t) Investments by a Loan Party and of its Subsidiaries of a type not otherwise permitted under this definition of “Permitted Investments” in an aggregate amount not to exceed $10,000,000; provided that, with respect to each Investment made pursuant to this clause (t): (i) such Investment shall be in property that is part of, or in lines of business that are permitted pursuant to Section 7.08(a); (ii) any determination of the amount of such Investment shall include all cash and noncash consideration paid by or on behalf of any Loan Party or any of its Subsidiaries in connection with such Investment; (iii) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (iv) if the Person which is the subject of such Investment will be maintained as a Subsidiary of a Loan Party, or if the property acquired pursuant to such Investment will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have complied with the provisions of Section 6.11 and Section 6.15 hereof to the extent applicable;

(u) Investments by Parent, the Borrower and its Subsidiaries in Joint Ventures owned by a Loan Party in an aggregate amount not to exceed $50,000,000 during the term of this Agreement so long as the Equity Interests of such Joint Venture are pledged by a Loan Party to the Agent pursuant to the Loan Documents;

(v) additional Investments in domestic Subsidiaries or in assets to be held by domestic Subsidiaries not otherwise permitted in this definition by any Loan Party or any of its Subsidiaries; provided, however, that (i) such Investments shall exclude Investments in Joint Ventures or any of their Subsidiaries or Joint Ventures except for Investments in Joint Ventures solely in respect of New Brand Related IP and (ii) if any Indebtedness is incurred in connection with such Acquisition, (x) such Indebtedness shall be non-recourse to the Loan Parties and their Subsidiaries (except the Available Amount Acquisition Target and its Subsidiaries acquired in an Acquisition utilizing the Available Amount) and may only be incurred by the Available Amount Acquisition Target and its Subsidiaries acquired in an Acquisition utilizing the Available Amount and any Liens securing such Indebtedness shall be limited to Liens against the Available Amount Acquisition Target and its Subsidiaries acquired in an Acquisition utilizing the Available Amount and (y) such Indebtedness shall not exceed an amount equal to 50% of the cash purchase price paid by a Loan Party or any of its Subsidiaries for such Acquisition;

(w) additional Investments constituting an Acquisition (to the extent not constituting a Permitted Acquisition) solely utilizing Net Proceeds of any Excluded Assets Sales and/or all or a portion of the Available Amount; provided, however, that (i) no Default or Event of Default then exists or would arise from the consummation of such Acquisition; (ii) the Person which is the subject of such Acquisition will be required to become a Loan Party concurrently with the closing of such Acquisition, or the assets acquired in such Acquisition will be required to become Collateral or be transferred to a Subsidiary which is or becomes a Loan Party in connection with the consummation of such Acquisition concurrently with the closing of such Acquisition, and such Loan Party described in this clause (ii) shall have complied with the provisions of Section 6.11 and Section 6.15 hereof and (iii) before and immediately after giving effect to such purchase or other acquisition, the Loan Parties and their respective Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.18, such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby, and Borrower shall demonstrate such pro forma compliance by delivering to Agent an officer’s certificate signed by a Responsible Officer of Borrower certifying thereto; and

(x) purchases of Brand Related IP or other similar assets (or any series of related Dispositions thereof) in respect of a particular brand owned by or licensed to a Joint Venture in connection with a Disposition of all or substantially all of the Brand Related IP related to such brand;

provided, however, that notwithstanding the foregoing, in the case of (y) Investments by any Foreign Subsidiary or (z) Investments made or held in a jurisdiction outside the United States, Permitted Investments shall also include (A) Investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies (and which Investments may be denominated in Dollars, Euros, or the local currency), (B) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in the Ordinary Course of Business in Investments analogous to the foregoing Investments in clauses (a) through (e) and in this definition and (C) cash and cash equivalents that are required under applicable foreign Law (including to comply with (or is advisable to facilitate compliance with) any applicable foreign takeover statutes) to be held in a foreign bank account.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses) (it being understood that the incurrence of Indebtedness that is (i) otherwise permitted under Section 7.03, (ii) in excess of the principal limitations set forth in clause (a) and (iii) incurred as part of a single refinancing transaction along with Indebtedness that otherwise qualifies as a Permitted Refinancing, shall not cause such other Indebtedness incurred in the same refinancing transaction that satisfies clause (a) of this definition to fail to qualify as a Permitted Refinancing), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date in excess of or prior to the scheduled principal payments for the Indebtedness being Refinanced due prior to such Maturity Date, (d) if the Indebtedness being Refinanced is unsecured or subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be unsecured or subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced, respectively, (e) with respect to any such Permitted Refinancing of any Subordinated Indebtedness, such Permitted Refinancing does not mature and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation prior to the date that is 181 days after the Maturity Date at the time such Permitted Refinancing is incurred (other than any provision requiring an offer (i) to purchase such Indebtedness or the payment of any cash amount as a result of a change of control, fundamental change, asset sale, put right~~,~~ or similar provision so long as any right of the holders thereof shall be subject to the prior repayment in full of the Obligations under the Loan Documents or (ii) to purchase, redeem, convert or otherwise exchange such Indebtedness solely for Equity Interests in the Parent), (f) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, and (g) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which Parent, the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its current or former employees.

“Premium Event” has the meaning set forth in Section 2.02(c).

“Prepayment Premium” has the meaning set forth in Section 2.02(c).

“Prepayment Premium Percentage” means, with respect to a prepayment of all or any portion of the Loans occurring, (a) on or prior to the first anniversary of the Closing Date, five percent (5.00%) of the aggregate principal amount of the Loans held by such Lender that are being prepaid, (b) after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, three percent (3.00%) of the aggregate principal amount of the Loans held by such Lender that are being prepaid or (c) after the second anniversary of the Closing Date, zero percent (0.00%).

“Prime Rate” means, for any day, the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent).

“Private Lender Information” means any information and documentation that is not Public Lender Information.

“Public Lender Information” means information and documentation that is either exclusively (i) of a type that would be publicly available if Parent, the Borrower and their respective Subsidiaries and the Securitization Entities were public reporting companies or (ii) not material with respect to any of Parent, the Borrower or any of their respective Subsidiaries or any of the Securitization Entities or any of their respective securities for purposes of foreign, United States Federal and state securities laws.

~~“Qualified Stock” means all Equity Interests other than Disqualified Stock.~~

“Quarterly Collection Period” has the meaning given such term in the Securitization Facility.

~~“Quarterly Compliance Date” means, with respect to any Fiscal Quarter, the date the Compliance Certificate is required to be delivered under Section 6.02(b) or, if such day is not a Business Day, then the next succeeding Business Day.~~

“Quarterly Payment Date” has the meaning given such term in the Securitization Facility.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto.

“Recipient” means the Agent or any Lender.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any property or assets of Parent, the Borrower or any of its Subsidiaries.

“Refinance” has the meaning given such term in the definition of “Permitted Refinancing”.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of Parent, the Borrower and its Subsidiaries and the Securitization Entities as prescribed by the Securities Laws.

“Reinvestment Net Proceeds” has the meaning specified in Section 2.02(b)(ii).

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that Parent, the Borrower or a Subsidiary intends and expects to use all or a specified portion of the Net Proceeds of a Recovery Event to acquire or repair assets useful in its business.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, investment managers, servicers and representatives of such Person and of such Person’s Affiliates.

“Remaining Funds” has the meaning provided therefor in Section 2.01(a).

“Replacement License” has the meaning given such term in the definition of “Asset Value”.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning provided in Section 9.11.

“Required Financial Information” means with respect to any Fiscal Year or Fiscal Quarter of Parent, (a) the financial statements required to be delivered pursuant to Section 6.01(a) or 6.01(b) for such fiscal year or quarter, and (b) the Compliance Certificate of a Responsible Officer of the Borrower required by Section 6.02(b) to be delivered with the financial statements described in the immediately preceding clause (a).

“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of the aggregate outstanding principal amount of all Loans and Term Loan Commitments.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Joint Venture” means (i) any Joint Venture of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by an Iconix JV Partner or (ii) any Joint Venture in which an Iconix JV Partner has alone, or together with its affiliates, consent rights over (or the ability to block) (a) the incurrence of Indebtedness or Liens at such Joint Venture or (b) any amendments, modifications, terminations or waivers of the Organization Documents that would permit, or relax, loosen or eliminate any limitations on, the incurrence of Indebtedness or Liens at such Joint Venture which would be prohibited by Section 7.12(a), subject to customary exceptions.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Retained Collections” has the meaning given such term in the Securitization Facility.

“Retained Collections Contributions” has the meaning given such term in the Securitization Facility.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Country” means, as may be amended from time to time, a country or region, which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means any Person that is the subject or target of Sanctions, including (a) any Person listed on any applicable Sanctions-related list of restricted parties maintained by a U.S. or non-U.S. Governmental Authority, including, without limitation, the Sanctions lists administered by OFAC, (b) any entity that is 50 percent or greater owned, directly or indirectly, or otherwise controlled by one or more Persons described in clause (a), or (c) any national of a Sanctioned Country.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State; the United Nations Security Council; the European Union or any European Union member state (including Her Majesty’s Treasury of the United Kingdom); Canada; or any other relevant Governmental Authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Delayed Draw Term Loan” has the meaning provided therefor in Section 2.01(b).

“Second Delayed Draw Date” has the meaning provided therefor in Section 2.01(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Securitization Base Indenture” has the meaning given such term in the definition of “Securitization Indenture”.

“Securitization Documents” means any and all documents executed in connection with the Securitization Facility, including the Securitization Indenture.

“Securitization Debt Service” has the meaning given such term in the definition of “Asset Value”.

“Securitization Entity” means any of Icon Brand Holdings LLC, a Delaware limited liability company, Icon NY Holdings LLC, a Delaware limited liability company, Icon DE Intermediate Holdings LLC, a Delaware limited liability company, Icon DE Holdings LLC, a Delaware limited liability company, and each of their respective direct and indirect Subsidiaries (without giving effect to the proviso in such defined term).

“Securitization Facility” means the commitments to lend to the Securitization Entities and the Indebtedness issued pursuant to the Securitization Base Indenture and any supplements and/or modifications thereto, in each case to the extent permitted by the terms hereof.

“Securitization Indenture” means that certain Base Indenture dated as of November 29, 2012 by and among the applicable Securitization Entities and Citibank, N.A. (such agreement in effect as of the Effective Date, the “Securitization Base Indenture”), as supplemented by that certain Series 2012-1 Supplement dated as of November 29, 2012 to Base Indenture dated as of November 29, 2012 and as further supplemented by that certain Series 2013-1 Supplement dated as of June 21, 2013 to Base Indenture dated as of November 29, 2012 as modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Agent.

“Security Documents” means the Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Account Control Agreements, and each other security agreement or other instrument or document executed and delivered to the Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Parent and its Subsidiaries and the Securitization Entities as of that date determined in accordance with GAAP.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” means an Event of Default under Section 8.01(a), (f) or (g).

“Specified License Agreement” means, as of any date of determination, each license agreement which relates to a brand which was one of the top five brands by revenue for the trailing 12-month period prior to such date of determination.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the member banks of the Federal Reserve System are subject to with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” ~~shall mean~~means, with respect to the Obligations, any unsecured (or to the extent permitted under clause (x) of “Permitted Encumbrance”, secured) Indebtedness of Parent, the Borrower or any other Loan Party which is issued to Persons who are not Affiliates of the Loan Parties prior to the consummation of the subject financing and is contractually subordinated to the Obligations (including, in the case of a Guarantor, Obligations of such Guarantor under its Facility Guaranty), on terms and conditions acceptable to the Agent (acting at the direction of the Required Lenders acting reasonably).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, however, that in no event shall any Securitization Entity be deemed a Subsidiary hereunder unless otherwise specified herein. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party or any of its Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) in accordance with Article VIII, or (iii) the date on which the Borrower prepays the Loans in full and terminates this Agreement in accordance with Section 2.02(a) hereof.

“Term Lender” means each Lender that has a Term Loan Commitment or holds a portion of the Term Loan.

“Term Loan” and “Term Loans” have the meaning specified in Section 2.01.

“Term Loan Applicable Percentage” means with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the outstanding amount of the Term Loan held by such Term Lender.

“Term Loan Commitment” means, as to each Term Lender, its ~~obligation~~commitment to make ~~a~~an Initial Term Loan ~~on the Closing Date. As of the Effective Date and as of the Closing Date, the aggregate Term Loan Commitments is $300,000,000 and the Term Loan Commitments of the Term Lenders as of the Effective Date is~~, a First Delayed Draw Term Loan or the Second Delayed Draw Term Loan as set forth opposite such Term Lender’s name on Schedule 2.01. As of the Amendment Effective Date, the aggregate remaining amount of Term Loan Commitments is $165,662,558.

“Terminated License” has the meaning given such term in the definition of “Asset Value”.

“Test Period” ~~shall mean~~means, at any time, the most recent four consecutive Fiscal Quarters of Borrower of Parent ending prior to the date of such determination for which financial statements have been or were required to be delivered pursuant to Section 6.01(a) or (b) (in each case taken as one accounting period).~~“Ticking Fee” has the meaning specified in Section 2.05(b).~~

“Total Consideration” means (without duplication), with respect to a Permitted Acquisition or a Permitted Investment pursuant to clause (p) of the definition thereof constituting an Acquisition, the sum of (a) the cash purchase price paid or payable as consideration in connection with such Permitted Acquisition or Permitted Investment, plus (b) Indebtedness payable to the seller in connection with such Permitted Acquisition or Permitted Investment plus (c) earn-outs (determined as the greater of (x) the amount required to be shown as a liability in accordance with GAAP at the time of the closing of such Permitted Acquisition or Permitted Investment and (y) the amount of such earn-out actually paid in connection with the subject transaction), plus (d) any other deferred or contingent payment (exclusive of salaries paid in the ordinary course of business) (determined as the greater of (x) the amount required to be shown as a liability in accordance with GAAP at the time of the closing of such Permitted Acquisition or Permitted Investment and (y) the amount of such deferred or contingent payment actually paid in connection with the subject transaction ), plus (e) the amount of Indebtedness assumed in connection with such Permitted Acquisition or Permitted Investment, plus (f) all transaction costs incurred in connection therewith; provided that (y) Total Consideration shall not include any proceeds from clause (a) of the definition of Available Amount used substantially contemporaneously to fund all or a portion of the cash purchase price (including deferred payments) of such Permitted Acquisition or Permitted Investment and (z) the aggregate amount of Total Consideration shall be net of the aggregate amount of consideration received by Parent and its Subsidiaries with respect to any assets sold pursuant to the proviso of clause (f) of the definition of Permitted Acquisition so long as such consideration is received within ninety (90) days of the consummation of such Permitted Acquisition; provided, however, that the aggregate amount of earn-outs described in clause (c) above and deferred or contingent payments described in clause (d) above incurred by any Foreign Subsidiary pursuant to a Permitted Acquisition or a Permitted Investment pursuant to clause (p) thereof constituting an Acquisition shall not exceed ten percent (10%) of the Total Consideration paid for such Permitted Acquisition or Permitted Investment.

“Total Leverage Ratio” means, for any ~~Test Period~~date of determination, the ratio of (a) (i) the aggregate outstanding principal amount of the Term Loan on such date of determination (after giving effect to any incurrence, repayment, repurchase, redemption, defeasance, retirement or discharge of such Indebtedness made or to be made on such date) minus (ii) cash and cash equivalents held by the Loan Parties and their Subsidiaries (excluding, for the avoidance of doubt, any cash or cash equivalents held by the Securitization Entities) in Deposit Accounts subject to an Account Control Agreement in favor of the Agent ~~(excluding, for the avoidance of doubt, the 2018 Convertible Notes Escrow Account)~~, in each case, as of ~~the last day of~~ such ~~Test Period~~date of determination to (b) Consolidated EBITDA for the Test Period ending on or immediately prior to such date of determination.

“Total Outstandings” means the sum of the then outstanding principal amount of the Term Loans.

“Trademark” has the meaning specified in the Security Agreement.

“Trademark Security Agreement” means the Confirmatory Grant of Security Interest in United States Trademarks dated as of the Closing Date among certain Loan Parties and the Agent.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as Trustee under the 2018 Convertible Notes Indenture, or its permitted successors or assigns.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UFCA” has the meaning specified in Section 10.20(d).

“UFTA” has the meaning specified in Section 10.20(d).

“United States” and “U.S.” mean the United States of America.

“Unrestricted Issuance Condition” means, with respect to any issuance of Indebtedness under the Securitization Facility, a condition that will be satisfied if the Obligations are paid off in full in cash concurrently with the issuance of such Indebtedness under the Securitization Facility.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear; provided, that, for purposes of clarity, any Schedule to this Agreement or any other Loan Document which is referenced herein or therein that sets forth information as of the Effective Date shall mean and refer to the Schedules to this Agreement or to any other Loan Document which are delivered as of the Effective Date, and any Schedule to this Agreement or any other Loan Document which is referenced herein or therein that sets forth information as of the Closing Date shall mean and refer to the Schedules to this Agreement or to any other Loan Document which are delivered as of the Closing Date, (v) any reference to any law shall include all rules, regulations and orders thereunder and all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) All references to “knowledge” or “awareness” of any Loan Party or a Subsidiary or a Securitization Entity thereof mean the actual knowledge or awareness of a Responsible Officer of a Loan Party or such Subsidiary or such Securitization Entity.

(e) Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds of all of the Obligations other than unasserted contingent indemnification Obligations.

(f) Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, whenever in this Agreement or any of the other Loan Documents the words (i) “judgment”, “discretion” or “determination, or words of similar import are used relating to the judgment, discretion or determination of the Agent, such words shall mean (unless otherwise expressly provided herein) and refer to the judgment, discretion or determination of the Agent, where applicable, acting at the direction of the Required Lenders, or (ii) “consent”, “approval”, “satisfaction”, “establishment” or words of similar import are used relating to the consent, approval, satisfaction, establishment of an Agent, such words shall mean and refer to the consent, approval, satisfaction or establishment of the Agent, where applicable, acting at the direction of the Required Lenders. Any item or action requested by the Agent or words of similar import relating to the request by the Agent of any documents, agreements, deliverables, or any other item or action shall mean and refer to the request by the Agent or the Lenders and any requirement by Borrower or any other Loan Party to deliver documents, agreements, deliverables or other items to Agent shall mean and refer to an obligation to deliver documents, agreements, deliverables or other items to Agent and the Lenders. Notwithstanding any provision herein to the contrary or in any other Loan Document, in each instance in this Agreement or in any other Loan Document in which the Agent is granting a discretionary consent, giving a request or accepting a discretionary request, or is otherwise exercising discretion or any other similar action by the Agent, in each case, in respect of any matter (including, without limitation, any instance where the Agent is making a determination as to any matter being “satisfactory”, “acceptable”, or “agreed” to or by the Agent, is using or exercising its “discretion”, extending or shortening the time period as to any deliverables or requirements hereunder or in any other Loan Document, or is making or receiving any request to or from the Loan ~~Parities~~Parties) or any exercise of rights of remedies by the Agent in any respect, such action shall be taken or exercised, as the case may be, by the Agent solely at the direction, or with the consent, of the Required Lenders.

(g) Each of (i) the definitions of “Audited Financial Statements” (and the report and opinion of the Registered Public Accounting Firm accompanying any such Audited Financial Statements) and “Material Adverse Effect”, in each case, as used in the provisions described in the following subclause (ii) and (iii) of this clause (g), (ii) the condition precedent set forth in Section 4.01(a)(vi), (iii) the representations set forth in Section 5.05 (including any report and opinion of a Registered Public Accounting Firm accompanying any Audited Financial Statements described in such section), Section 5.06(b), Section 5.11, Section 5.15 (solely as to the second sentence thereof), and Section 5.16(b) and (iv) the covenants set forth in Section 6.01, Section 6.08 and Section 6.09 are qualified (in each case, only with respect to any period ended prior to the Effective Date) by the written information disclosed in the letter delivered to the Lenders concurrently with the Effective Date ~~(~~or the Amendment Effective Date (individually and collectively, the “Information Letter”) and any adverse fact, event or circumstance which may result, directly or indirectly, therefrom (including any financial restatement or other action, if any, that Parent (or any direct or indirect Subsidiary thereof) is required to take in respect thereof, each an “Information Letter Action”)); provided that notwithstanding the foregoing, (i) no such fact, event or circumstance shall, directly or indirectly, have a material adverse impact on historical consolidated cash or current or future free consolidated cash flow of the Loan Parties at any time (whether securitized net cash flow under the Securitization Facility or non-securitized cash flow generated by revenue generating Collateral under the Term Loans), and (ii) nothing contained in this Section 1.02(g) shall excuse compliance with any covenant or obligation hereunder or in any other Loan Document (x) in respect of any financial period ending after the Effective Date or (y) which requires delivery of financial reports or financial statements, including without limitation, as required pursuant to Sections 6.01 and 6.02 hereof; provided that solely to the extent Parent (or any direct or indirect Subsidiary thereof) is unable to timely file with the SEC any financial statement required to be filed by it or them for any period solely as a result of an Information Letter Action, then notwithstanding anything herein to the contrary, the Loan Parties shall have an additional thirty (30) days past the date otherwise set forth in Section 6.01(a) or (b), as applicable, to deliver such financial statements to the Agent, as required pursuant to Section 6.01(a) or (b), as applicable. For the avoidance of doubt, the Information Letter shall be subject to Section 10.07 hereof.

(h) Whenever the Loan Parties, any one of them, or any management or Officers of any Loan Party are required or permitted under any Loan Document to make any “estimate” or “projection” (or words of similar meaning), such estimate or projection (or words of similar meaning) shall (i) whether or not stated therein, be required to be prepared in good faith based on assumptions which are believed to be fair and reasonable in light of their knowledge of current market conditions and the current and prospective business of the Loan Parties and consistent with historical practices for the preparation of such projections and the making of any such estimate or projection (or words similar meaning) shall constitute a certification by the Loan Parties that the requirements of this Section 1.02(h) shall have been complied with and (ii) contain a level of detail at least as fulsome as the level of detail provided in projections previously delivered to the Agent and Lenders on or prior to the Amendment Effective Date.

Section 1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) License Agreements. In determining (i) the Total Leverage Ratio hereunder for ~~purposes of the definition of “ECF Percentage”~~any purpose or (ii) the Asset Coverage Ratio hereunder for ~~purposes of Section 2.02(b)~~any purpose, in each case on or as of any date, the Borrower shall give pro forma effect (on both a forward and backward looking basis) to any Specified License Agreement which it expects in good faith or has reason to know will, within the 12 month period following such date, (i) be terminated, not renewed or renewed on substantially less favorable terms to the Borrower and its Subsidiaries than the current version of such Specified License ~~agreement and~~Agreement or (ii) have a counterparty to such Specified License Agreement which is in default or expected to be in default during such 12 month period and, in any such case, shall adjust the revenues associated with such Specified License Agreement accordingly such that only the revenue projected in good faith by the Borrower to be received for the 12 month period following such date (including, for the avoidance of doubt, any projected reductions in revenues for the period prior to the date such termination, non-renewal, lesser renewal or default is expected to occur) shall be included in such determination.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND LOANS

Section 2.01 Loans.

(a) Initial Term Loan. As of the Closing Date, the Aggregate Commitments were $300,000,000 and $299,475,750 was deposited into the 2018 Convertible Notes Escrow Account. As of the Amendment Effective Date, $240,241,940.87 remains in the 2018 Convertible Escrow Account (the “Escrow Funds”). On the Amendment Effective Date, the Aggregate Commitments are reduced to $223,500,000. In connection with the execution of the Amendment, $231,036,056 of the Escrow Funds will be returned to the Lenders. The remaining funds in the amount of $9,205,884.87 (the “Remaining Funds”) will be disbursed to an account of the Borrower designated by the Borrower in its sole discretion. As of the Amendment Effective Date, the Term Lenders have made existing term loans to the Borrower in an aggregate principal amount equal to $57,837,442 (the “Initial Term Loan”). The Initial Term Loan shall remain outstanding as of the Amendment Effective Date (and all accrued and unpaid interest thereon to the Amendment Effective Date shall be paid on the Amendment Effective Date) and shall continue to be Loans for all purposes of this Agreement and the Loan Documents.

(b) Delayed Draw Term Loan Facility. Subject to the terms and conditions ~~set forth herein, each Term Lender severally agrees to make a loan (collectively, the “Term Loan” or the “Term Loans”) to the Borrower on the Closing Date in an aggregate principal amount equal to such Term Lender’s Term Loan Commitment in immediately available funds in accordance with the Loan Notice. The aggregate amount of the Term Loan shall not exceed the aggregate Term Loan Commitments.~~ hereof (including Sections 4.03 and 4.04 hereof), each Term Lender severally agrees to make the following additional term loans (i) one additional term loan on a single date prior to March 15,

2018 (the “First Delayed Draw Date”) in an aggregate principal amount not to exceed $25,000,000 (the “First Delayed Draw Term Loan”) and (ii) a second additional term loan on March 15, 2018 (the “Second Delayed Draw Date”) in an aggregate principal amount equal to (x) such Term Lender’s Delayed Draw Term Loan Commitment minus (y) the aggregate principal amount drawn by the Borrower as the First Delayed Draw Term Loan minus (z) 50% of the aggregate cash proceeds raised (which phrase shall include, without duplication, all reductions in the principal amount of the 2018 Convertible Notes resulting from transactions executed during the Delayed Draw Period, including exchanges, refinancings or extensions) by the Loan Parties during the Delayed Draw Period from the sources identified in Section 4.04(b) hereof in excess of $100,000,000; provided that the aggregate principal amount pursuant to this sub-section (ii) shall be calculated by the Borrower and confirmed by the Lead Lender and the Borrower and the Lead Lender shall certify such confirmed amount, in writing, to the Agent; provided, further, that the Agent shall be entitled to rely, and shall be fully protected in relying on, such certification of such amount (the “Second Delayed Draw Term Loan and collectively with the First Delayed Draw Term Loan, the “Delayed Draw Term Loans” and together with the Initial Term Loan, the “Term Loan” or the “Term Loans”). All outstanding commitments with respect to the Delayed Draw Term Loans shall terminate in full on the Second Delayed Draw Date after giving effect to any borrowing permitted to be made pursuant to the terms hereof on such date.

(c) ~~(b)~~ Borrowing Mechanics. Borrower shall deliver to the Agent (for further delivery to the Lenders) a Loan Notice no later than 3:00 P.M. at least ~~five~~three (~~5~~3) Business Days prior to the ~~Closing Date~~First Delayed Draw Date or Second Delayed Draw Date, as applicable (or such shorter period of time as may be agreed to by the Agent and the Lenders). Upon receipt of such Loan Notice, the Agent shall promptly notify each Lender, and thereafter each Lender shall, subject to satisfaction of all conditions to such borrowing, make the applicable amount of its Delayed Draw Term Loan Commitment available to the Agent in immediately available funds on the ~~Closing Date~~First Delayed Draw Date or Second Delayed Draw Date, as applicable. Lenders will not be required to fund amounts to the Agent~~, and the Agent will not be required to fund amounts into the 2018 Convertible Notes Escrow Account, pursuant to a Loan Notice unless all of~~ (i) on the First Delayed Draw Date unless all of the terms and conditions set forth in Section 4.03 have been satisfied or waived in accordance with Section 10.01 and (ii) on the Second Delayed Draw Date unless all of the terms and conditions set forth in Section 4.04 have been satisfied or waived in accordance with Section 10.01. Upon confirmation from the Required Lenders that the terms and conditions set forth in Article IV ~~have been satisfied or waived in accordance with Section 10.01. Upon confirmation (or deemed confirmation in accordance with Article IV) from Lenders that the terms and conditions set forth in Article IV~~ have been satisfied or waived and receipt of ~~all~~any Delayed Draw Term Loan funds, the Agent shall transfer ~~such funds to the 2018 Convertible Notes Escrow Account in accordance with Section 2.01(c); provided that, if by no later than 4:00 P.M. on the Closing Date, the Agent has received written notice that the terms and conditions set forth in Section 4.02 have not been satisfied, the Agent shall return all Term Loan funds received to the applicable Lenders~~(i) proceeds from the First Delayed Draw Term Loan to account number 811089270 of the Borrower which is subject to an Account Control Agreement (the “Delayed Draw Loan Account”) to be used solely for payments required to be made by the Borrower in connection an Exchange Transaction with respect to the 2018 Convertible Notes and (ii) funds from the Second Delayed Draw Term Loan directly to an account of the Trustee for the 2018 Convertible Notes to be used solely to redeem all of the remaining outstanding obligations under the 2018 Convertible Notes Indenture and the 2018 Convertible Notes on such date.

~~(c) Funding into and Releases from 2018 Convertible Notes Escrow Account.~~

~~(i) Funding into 2018 Convertible Notes Escrow Account. On the Closing Date, subject to Section 2.01(b), the Agent shall deposit the Term Loans into the 2018 Convertible Notes Escrow Account.~~

~~(ii) Release from 2018 Convertible Notes Escrow Account. On any date after the Closing Date but on or prior to the 2018 Convertible Notes Final Maturity Date, the Borrower may request that the Agent release the funds maintained in the 2018 Convertible Notes Escrow Account solely to redeem, repurchase, or otherwise acquire for value all or a portion of the outstanding obligations under the 2018 Convertible Notes Indenture and the 2018 Convertible Notes by delivering a 2018 Convertible Notes Escrow Release Notice to the Agent not later than 1:00 p.m., at least two (2) Business days prior to the date of withdrawal. The Agent shall direct the Escrow Agent to make such requested funds available to the Borrower, so long as a Responsible Officer of the Borrower shall have delivered an officer’s certificate to the Agent certifying that (1) the funds maintained in the 2018 Convertible Notes Escrow Account which are to be released by the Agent in accordance with the request for withdrawal described in this Section 2.01(c)(ii) will be used solely by the Borrower to redeem, repurchase, or otherwise acquire for value all or a portion of the outstanding obligations under the 2018 Convertible Notes Indenture and the 2018 Convertible Notes no later than the 2018 Convertible Notes Final Maturity Date within one (1) Business Day of withdrawal from the 2018 Convertible Notes Escrow Account and (2) no Default or Event of Default has occurred and is continuing or would result from such proposed use of funds (such condition, the “2018 Convertible Notes Escrow Release Condition”). On the 2018 Convertible Notes Maturity Date, any amounts in the 2018 Convertible Notes Escrow Account shall be applied to repay the 2018 Convertible Notes and any remaining funds in the 2018 Convertible Notes Escrow Account shall be released to the Borrower. The Agent and Borrower agree to deliver any notices required pursuant to the terms of the Escrow Agreement to effectuate any release set forth in the immediately preceding sentence.~~

~~(iii) Miscellaneous. For the avoidance of doubt, the Term Loans advanced on the Closing Date and deposited in the 2018 Convertible Notes Escrow Account shall constitute the Term Loans for all purposes hereunder and under each of the Loan Documents; provided, however, that the Borrower shall not have access to the Term Loans and no portion of the Term Loans shall constitute property of the Borrower or the Borrower’s estate until and to the extent any such Term Loans are released from the 2018 Convertible Notes Escrow Account in accordance with this Section 2.01(c). During the period that any Term Loans are maintained in the 2018 Convertible Notes Escrow Account, the Term Loans shall be subject to the Ticking Fee pursuant to Section 2.05(b).~~

Section 2.02 Prepayments.

(a) Voluntary Prepayments. The Borrower may, upon irrevocable written notice from the Borrower to the Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as provided in Section 2.02(c) hereof; provided that (x) such notice must be received by the Agent not later than 11:00 a.m. five (5) Business Days prior to any date of prepayment of LIBOR Rate Loans; and (y) any prepayment of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; or, if less, the entire principal amount thereof then outstanding or such lesser amount as is acceptable to the Agent (acting at the direction of the Required Lenders). Each such notice shall specify (i) the date of such prepayment, (ii) the aggregate principal amount of such prepayment and (iii) the sub-paragraph of Section 2.02 pursuant to which such payment is made. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, except that, to the extent delivered in connection with a full or partial refinancing of the Obligations, such notice shall not be irrevocable until such refinancing is closed and funded. Any prepayment of a LIBOR Rate Loan shall be accompanied by all interest accrued to and including the date of such prepayment on the principal amount prepaid, together with any additional Obligations due and payable in connection therewith, including the Prepayment Premium provided in Section 2.02(c). Subject to Section 2.08, each such prepayment shall be applied to the Term Loan held by the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory Prepayments.

(i) Unpermitted Debt Issuances. Promptly (but in any event within one (1) Business Day) upon the receipt by Parent, the Borrower or any of their respective Subsidiaries or any Securitization Entity of the proceeds of any incurrence of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the Loans in an amount equal to 100% of the Net Proceeds of such incurrence.

(ii) Asset Sales and Recovery Events. Within five (5) Business Days of the date of receipt by the Loan Parties or any of their respective Subsidiaries of Net Proceeds from any Asset Sale or Recovery Event to the extent that the aggregate amount of such Net Proceeds exceed $5,000,000 during any Fiscal Year, (A) if, on a pro forma basis (after giving effect to such Asset Sale or Recovery Event and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is less than 1.65:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 100% of such Net Proceeds, (B) if, on a pro forma basis (after giving effect to such Asset Sale or Recovery Event and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is equal to or greater than 1.65:1.00 but less than 1.90:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 75% of such Net Proceeds, and (C) if, on a pro forma basis (after giving effect to such Asset Sale or Recovery Event and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is greater than 1.90:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 50% of such Net Proceeds, unless a Reinvestment Notice shall be delivered in respect thereof on or prior to the date of such Recovery Event (it being understood that no Reinvestment Notice shall be permitted in connection with any Asset Sale), in which case, the Loan Parties or any such Subsidiary shall have the right to reinvest such Net Proceeds in assets used or useful to its business within 365 days of such Recovery Event (or commit to so reinvest such Net Proceeds within such time period, and if so committed to be reinvested, such Net Proceeds shall be reinvested within 180 days thereafter) (such Net Proceeds subject to the reinvestment described in this clause (ii), the “Reinvestment Net Proceeds”); provided, however that during the term of this Agreement, the aggregate amount of Net Proceeds subject to a Reinvestment Notice shall not exceed $50,000,000 in the aggregate. If such Net Proceeds are not so reinvested in accordance with the immediately preceding sentence, the Borrower shall prepay the Loans in an amount equal to the applicable percentage of the Net Proceeds from such Asset Sale or Recovery Event at the end of such reinvestment period described in the immediately preceding sentence. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.05. In the event of any Recovery Event that results in Net Proceeds being repatriated in accordance with Section 2.02(b)(vi), the Borrower shall be deemed to have received the Net Proceeds on the date of such repatriation and not on the date of such Recovery Event.

(iii) [Reserved].

(iv) Securitization Indebtedness. On the date of the incurrence of any additional Indebtedness under the Securitization Facility pursuant to clause (a) of the definition of Permitted Indebtedness (other than any Permitted Refinancing of such Indebtedness), the Borrower shall make or cause to be made any payments required pursuant to the proviso set forth in clause (a) of the definition of Permitted Indebtedness.

(v) Sales of Securitized Assets. Within five (5) Business Days of the date of receipt by the Loan Parties or any of their respective Subsidiaries of any proceeds from a Disposition of an asset owned by a Securitization Entity, the Borrower shall prepay the Loans as follows (A) if, on a pro forma basis (after giving effect to such Disposition and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is less than 1.65:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 100% of such proceeds, (B) if, on a pro forma basis (after giving effect to such Disposition and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is equal to or greater than 1.65:1.00 but less than 1.90:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 75% of such proceeds, and (C) if, on a pro forma basis (after giving effect to such Disposition and any substantially simultaneous repayment of Indebtedness (including the Term Loans)), the Asset Coverage Ratio is greater than 1.90:1.00, as of the most recently ended Fiscal Quarter (for which financial statements are available), the Borrower shall prepay the Loans in an amount equal to 50% of such proceeds.

(vi) Unused First Delayed Draw Term Loan and Excess Proceeds Repayment. (a) On the Business Day after the expiration of the obligations of the Borrower to make any payments with respect to the 2018 Convertible Notes in connection with the Exchange Transaction, the Borrower shall prepay the Loans in an amount equal to any amounts remaining in the Delayed Draw Loan Account.

(b) In the event that (x) aggregate proceeds raised (which phrase shall include, without duplication, all reductions in the principal amount of the 2018 Convertible Notes resulting from transactions executed during the Delayed Draw Period, including exchanges, refinancings or extensions) by the Loan Parties during the Delayed Draw Period from the sources identified in Section 4.04(b) hereof exceeds $100,000,000 and (y) after giving effect to the reduction in Delayed Draw Term Loan Commitments in Section 2.01(b)(ii)(z), there remains any amount which would have been applied pursuant to such Section 2.01(b)(ii)(z) if the

Delayed Draw Term Loan Commitment had not been reduced to zero, such amount shall be applied by the Borrower to the mandatory prepayment of the Loans.

(vii) ~~(vi)~~ Repatriation. Notwithstanding any other provisions of this Section 2.02(b), to the extent that the Borrower (in consultation with the Agent (acting at the direction of the Required Lenders)) has reasonably determined in good faith that (A) repatriation of, or the obligation to repatriate, any of or all the Net Proceeds from a Disposition or Recovery Event by a CFC, FSHCO, LuxCo Entity, or any direct or indirect Subsidiary of any of the foregoing Persons giving rise to a prepayment requirement under Section 2.02(b)(ii) ~~(a “Foreign Asset Sale”)~~ or any amount included in Excess Cash Flow and attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”) would have material adverse tax consequences with respect to such Net Proceeds or Foreign Subsidiary Excess Cash Flow or (B) any of or all the Net Proceeds of any Disposition or Recovery Event or Foreign Subsidiary Excess Cash Flow are prohibited, restricted or delayed by applicable local Law from being repatriated to Parent or the Borrower and/or the United States (including any of their respective Subsidiaries organized in a jurisdiction in the United States), only so long as such Laws continue to be in effect and are applicable to the Loan Parties and their respective Subsidiaries, the Net Proceeds or Foreign Subsidiary Excess Cash Flow so affected may be retained by the applicable Person, provided that such limitation on prepayments set forth in clause (A) shall apply only for so long as such prepayment, or the obligation to prepay, would result in such tax consequences, and to the extent that within two years of the date on which such payment is required, the Borrower (in consultation with the Agent (acting at the direction of the Required Lenders)) determines in good faith that such repatriation of any of such affected Net Proceeds or Foreign Subsidiary Excess Cash Flow ceases to result in any such adverse tax consequence with respect to such Net Proceeds or Foreign Subsidiary Excess Cash Flow (to the extent not reinvested prior to such date as permitted by this Section 2.02), such repatriation will be promptly effected and such repatriated Net Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans as required pursuant to this Section 2.02.

(viii) ~~(vii)~~ Notice of Mandatory Prepayment. The Borrower shall give the Agent written notice of any mandatory prepayment not later than 11:00 a.m. one (1) Business Day prior to the date of such prepayment. Each such notice shall specify (i) the date of such prepayment, (ii) the aggregate principal amount of such prepayment, and (iii) the sub-paragraph of Section 2.02 pursuant to which such payment is made.

(ix) Notwithstanding the foregoing provisions of this Section 2.02(b), the Net Proceeds of any Permitted Capital Raising Transactions which would otherwise result in a Mandatory Prepayment pursuant to this Section 2.02(b) consummated in the period commencing on the Amendment Effective Date and ending on March 15, 2018 (the period between such dates, the “Delayed Draw Period”) shall not be required to be applied to prepay the Loans pursuant to this Section 2.02(b) to the extent (and solely to the extent) such Net Proceeds are necessary for the Borrower to comply with the condition contained in Section 4.04(b) hereof after giving effect to all other proceeds received and transactions executed during such period which qualify to satisfy such condition; provided however, if the Borrower satisfies the condition to funding in Section 4.04(b) hereof, fifty percent (50%) of all net cash proceeds from Permitted Capital Raising Transactions received during the Delayed Draw Period in excess of the proceeds therefrom (whether or not such proceeds constitute cash) necessary to satisfy Section 4.04(b) shall be applied to prepay the Loans.

(c) Prepayment Premium.

(i) If all or any portion of the Loans is paid or prepaid (or is required to be paid or prepaid) pursuant to an acceleration of the Loans following an Event of Default, or pursuant to Section 2.02(a), Section 2.02(b)(i), Section 2.02(b)(ii) as a result of an Asset Sale, Section 2.02(b)(iv), or Section 2.02(b)(v) (the occurrence of any of the events set forth in the foregoing, each a “Premium Event”), then Agent shall be paid, for the benefit of Lenders holding such Loans as an inducement for making the Loans (and not as a penalty) an amount (the “Prepayment Premium”) equal to the Prepayment Premium Percentage, multiplied by the sum of the principal amount of the portion of the Loans so paid or prepaid (or required to be paid or prepaid), which Prepayment Premium shall be fully earned, and due and payable, on the date of such payment or prepayment, or on the date such payment or prepayment is required to be made, as applicable, and non-refundable when made. If the Loans are accelerated for any reason under this Agreement, the Prepayment Premium applicable thereto shall be calculated as if the date of acceleration of such Loans was the date of prepayment of such Loans. The parties hereto further acknowledge and agree that the Prepayment Premium is not intended to act as a penalty or to punish the Loan Parties for any such repayment or prepayment. Notwithstanding the foregoing, no Prepayment Premium shall be required if a Loan is paid or prepaid on or prior to December 31, 2018.

(ii)~~(ii)~~ Any prepayment or repayment, whether voluntary or involuntary, of the Loans upon the occurrence of any Premium Event shall be accompanied by all accrued interest on the principal amount prepaid or repaid, together with the Prepayment Premium, as applicable pursuant to this Section 2.02(c), if any. Without limiting the generality of the foregoing Section 2.02(c)(i), and notwithstanding anything to the contrary in this Agreement or any Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Prepayment Premium, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.02(c), (v) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to make the Loans, and (vi) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Premium Event.

(d) Application of Prepayments. Prepayments made to the Term Loan pursuant to this Section 2.02 shall be applied to the remaining scheduled installments of principal due in respect of the Term Loan in the inverse order of maturity (with the first such payment being applied to the final installment due on the Maturity Date). All such prepayments under this Section 2.02 shall be accompanied by interest accrued to and including the date of such prepayment on the principal amount prepaid, together with any additional Obligations due and payable in connection therewith, including the Prepayment Premium provided in Section 2.02(c).

Section 2.03 Repayment of Obligations and Reduction of Commitments.

(a) In addition to the mandatory prepayment provisions set forth in Section 2.02 above, the Borrower shall repay the Term Loan on each Amortization Payment Date in an amount equal to the Amortization Payment Amount, with the balance due on the Termination Date. Once repaid or prepaid, no portion of the Term Loan may be reborrowed. On December 31, 2017, the Delayed Draw Term Loan Commitments shall be reduced by the product of (x) one-half of one percent (0.50%) multiplied by (y) the average outstanding principal amount of the Loans from October 1, 2017 to such date.

(b) In addition to the mandatory prepayment provisions set forth in Section 2.02 above, if for any Excess Cash Flow Period there shall be Excess Cash Flow, the Borrower shall repay the Term Loan on the relevant Excess Cash Flow Application Date in an amount equal to the ECF Application Amount. Notwithstanding anything to the contrary contained herein (including, without limitation, Section 2.02(b)(vi) hereof) neither the amount of Excess Cash Flow for any Excess Cash Flow Period nor the ECF Application Amount for such Excess Cash Flow Period shall be reduced by any Foreign Subsidiary Excess Cash Flow subject to Section 2.02(b)(vi); provided that the amount of any ECF Application Amount payable by the Borrower which is attributable to Foreign Subsidiary Excess Cash Flow subject to Section 2.02(b)(vi) which would cause (after giving effect to such payment) the then remaining Available Cash of Borrower and its Subsidiaries not subject to Section 2.02(b)(vi) to be less than $25 million (the “Minimum Liquidity Threshold”) may be deferred to the next Excess Cash Flow Period or Periods on which such amount or portion thereof can be paid without such cash and cash equivalents falling below the Minimum Liquidity Threshold. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than 5 Business Days after the earlier of (i) the date on which the Required Financial Information for such Excess Cash Flow Period is required to be delivered to the Agent and (ii) the date on which such Required Financial Information is actually delivered to the Agent. The Borrower shall give the Agent written notice of any mandatory prepayment pursuant to this Section 2.03(b) not later than 11:00 a.m. one (1) Business Day prior to the date of such prepayment. Prepayments made to the Term Loan pursuant to this Section 2.03(b) shall be applied to the remaining scheduled installments of principal due in respect of the Term Loan in the inverse order of maturity (with the first such payment being applied to the final installment due on the Maturity Date).

(c) The Borrower shall repay to the Agent, for the account of the Lenders, on the Termination Date the aggregate principal amount of Loans and other Obligations (including, without limitation, any Prepayment Premium) outstanding on such date.

Section 2.04 Interest.

(a) Subject to the provisions of Section 2.04(b) below, all outstanding Obligations (including any Prepayment Premium) shall bear interest from the Closing Date (or with respect to the Delayed Draw Loans and all outstanding Obligations in connection therewith, the First Delayed Draw Date or the Second Delayed Draw Date, as applicable) until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the Adjusted LIBOR Rate plus the Applicable Margin~~; provided, however, that any interest payable shall, until the Escrow Release Date, be reduced on a dollar for dollar amount by the amount of the Ticking Fee actually paid on or prior to the Escrow Release Date (it being agreed that the amount of interest payable shall never be less than zero dollars)~~.

(b) Notwithstanding the foregoing, (i) automatically upon the occurrence and during the existence of an Event of Default under Section 8.01(f) or (ii) upon written notice to the Borrower from the Agent if any other Event of Default has occurred and is continuing, the outstanding principal amount of the Loans and any other overdue amounts hereunder shall bear interest at a per annum rate equal to the Default Rate to the fullest extent permitted by Law; provided that if notice pursuant to this clause (ii) is provided within ninety (90) days of the Event of Default, overdue amounts shall bear interest at a per annum rate equal to the Default Rate retroactively beginning on the date of the occurrence of the Event of Default and otherwise from the date of such notice. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Except as provided in Section 2.04(b), interest on each Loan shall be due and payable in arrears in cash on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.05 Fees.

(a) Agent and Lead Lender Fees. The Borrower shall pay to the Agent for its own account, out-of-pocket costs and expenses and fees in the amounts and at the times specified in the Agent Fee Letter. The Borrower shall pay to the Lead Lender for its own account fees in the amounts and at the times specified in the DB Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

~~(b) Ticking Fee. In consideration for entering into this Agreement on the Effective Date and funding, on the Closing Date, the amounts contemplated hereby into the 2018 Convertible Notes Escrow Account, the Borrower shall pay to the Agent, for the account of the Lenders, a fully earned, non-refundable daily ticking fee equal to the product of (1) the amount of funds in the 2018 Convertible Notes Escrow Account at 5:00 pm Chicago time each day multiplied by (2) by the sum of (x) Adjusted LIBOR Rate plus (y) 7% multiplied by (3)(x) the number of days from the Closing Date to the date on which no funds remain in the 2018 Convertible Notes Escrow Account (either because such funds were released to the Borrower or because such funds were returned to Agent, for the account of the Lenders, in accordance with the Escrow Agreement and this Agreement) (such date, the “Escrow Release Date”) divided by (y) 360 (the “Ticking Fee”). Such Ticking Fee shall accrue on a daily basis and any outstanding amount thereof shall be paid to the Agent for the ratable benefit of the Lenders, on each Interest Payment Date; provided, that, in the event the funds maintained in the 2018 Convertible Notes Escrow Account are released in full, the outstanding amount of the Ticking Fee shall be due and payable to the Agent, for the ratable benefit of the Lenders, concurrently with the release of such funds from the 2018 Convertible Notes Escrow Account.~~

(~~c~~b) Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.06 Evidence of Debt.

(a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by the Agent (the “Loan Account”) in the Ordinary Course of Business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender, the Borrower shall execute and deliver to such Lender a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

Section 2.07 Payments Generally; Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agent, for its own account, or for the account of the respective Lenders to which such payment is owed, at the Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. With respect to any such payments owed to the Lenders, the Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. Any payments received by the Agent after 2:00 p.m. shall, at the option of the Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of any of the Lenders hereunder that the Borrower will not make such payment, the Agent may (but shall have no obligation to) assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments hereunder are several and not joint. The failure of any Lender to make any Loan or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment hereunder. Notwithstanding the foregoing, if the Agent does not receive the ~~entire~~applicable amount of the Delayed Draw Term Loan Commitments from the Lenders on the ~~Closing Date~~First Delayed Draw Date or the Second Delayed Draw Date, as applicable, then in such case, the Agent may, at the direction of the Required Lenders (which for purposes hereof, shall be determined with reference only to the Lenders that have actually funded their Delayed Draw Term Loan Commitments), withhold funding of the Delayed Draw Term ~~Loan~~Loans until all applicable Delayed Draw Term Loan Commitments are received. In such case, the Agent shall promptly return the portion of the Delayed Draw Term Loan Commitments actually funded to the respective Lenders.

(d) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.08 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Loans resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Lender receiving such greater proportion shall (a) notify the Agent of such fact in writing, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably and in the priorities set forth in Section 8.03, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Eligible Assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Agent or the Loan Party) require the deduction or withholding of any Tax from any such payment by the Agent or a Loan Party, then the Agent or such Loan Party shall be entitled to make such deduction or withholding, and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) The Loan Parties shall, and each Loan Party does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already timely reimbursed the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed pursuant to or in connection with FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all of the Obligations.

(h) Status of Agent. On or before the date the Agent becomes a party to this Agreement, the Agent shall provide to the Borrower, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower Agent to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

Section 3.02 Illegality. In the event that (i) any change after the Effective Date in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof make it unlawful or impractical for Lenders to fund or maintain extensions of credit with interest based upon LIBOR Rate or to continue such funding or maintaining, or to determine or charge interest rates based upon LIBOR Rate, including that Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period for a LIBOR Rate Loan, (ii) Lenders determine that by reasons affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR Rate, or (iii) Lenders determine that the interest rate based on the LIBOR Rate will not adequately and fairly reflect the cost to Lenders of maintaining or funding Loans at the interest rate based upon LIBOR Rate, Lenders shall give notice of such changed circumstances to Borrower (with a copy to the Agent) and interest on the principal amount of such extensions of credit thereafter shall accrue interest at a rate equal to the Base Rate plus 6.00% per annum until revoked.

Section 3.03 Increased Costs; Reserves on LIBOR Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, promptly after request of such Lender, together with documentation reasonably supporting such request, the Loan Parties will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then promptly after request from time to time from such Lender together with documentation reasonably supporting such request, the Loan Parties will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Loan Parties shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on LIBOR Rate Loans. The Borrower shall pay to the Agent, for the account of each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f) Notwithstanding anything to the contrary contained in this Section 3.03, no Lender shall demand compensation for any increased costs pursuant to this Section 3.03 if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender in the United States with similarly affected loans.

Section 3.04 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.03, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.03, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.04(a), the Borrower may replace such Lender in accordance with Section 10.13.

Section 3.05 Survival. All of the Borrower’s obligations under this Article III shall survive repayment of all Obligations hereunder and resignation of the Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT AND LOANS

Section 4.01 Conditions of Effectiveness of this Agreement. The obligation of each Credit Party to the effectiveness of this Agreement ~~is~~on the Effective Date was subject to satisfaction of the following conditions precedent:

(a) The Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Agent and the Required Lenders:

(i) counterparts of this Agreement each properly executed by a Responsible Officer of the signing Loan Party and the Lenders sufficient in number for distribution to the Agent, each Lender and the Borrower;

(ii) counterparts of the DB Fee Letter and the Agent Fee Letter duly executed by the applicable Loan Parties and any other applicable party thereto;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent or the Required Lenders may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization or formation;

(v) an opinion of White & Case LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such customary matters concerning the Loan Parties and the Loan Documents as the Agent or the Required Lenders may reasonably request, including an opinion that the Obligations constitute “Designated Secured Senior Indebtedness” for the purposes of the 2018 Convertible Notes and 2018 Convertible Notes Indenture, respectively;

(vi) a certificate of a Responsible Officer of the Parent certifying (A) that the conditions specified in this Section 4.01(a) have been satisfied, including clauses (b) and (c) of this Section 4.01, (B) that since December 31, 2016, there shall not have been any event or effect that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Parent and its Subsidiaries and the Securitization Entities, other than as directly disclosed to the Lenders in writing on or prior to the Effective Date pursuant to the Information Letter, (C) to the Solvency of the Loan

Parties as of the Effective Date after giving effect to the transactions contemplated hereby, (D) either that (1) no consents, licenses or approvals are required in connection with the transactions contemplated hereunder and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect and (E) that all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereunder or the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party;

(vii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including the Agent’s receipt of certificates of insurance policies and/or endorsements naming Agent as additional insured and lenders loss payee, all in form and substance satisfactory to Agent and the Required Lenders;

(viii) the Security Documents, the certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, and the promissory notes evidencing any obligations pledged thereunder (including the Intercompany Note), together with allonges executed in blank, each duly executed by the applicable Loan Parties;

(ix) all other Loan Documents (other than the Loan Documents to be executed on or around the Closing Date), each duly executed by the applicable Loan Parties and any other applicable party thereto;

(x) results of searches or other evidence reasonably satisfactory to, and requested by, the Agent (acting at the direction of the Required Lenders) (in each case dated as of a date reasonably satisfactory to the Agent, acting at the direction of the Required Lenders) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements satisfactory to the Agent (acting at the direction of the Required Lenders) are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Agent (acting at the direction of the Required Lenders) for the delivery of such termination statements have been made;

(xi) a completed IRS Form W-9 (or other applicable tax form, as reasonably requested by the Agent), duly executed by the Borrower; and

(xii) all documents and instruments, including Uniform Commercial Code financing statements, filings with the United States Patent and Trademark Office and the United States Copyright Office, certificates evidencing any stock being pledged under the Security Documents, together with undated stock powers executed in blank, and promissory notes required to be pledged under the Security Documents (including the Intercompany Note), together with allonges executed in blank, each duly executed by the applicable Loan Parties, in each case required by law or reasonably requested by the Agent (acting at the direction of the Required Lenders) to be filed, registered, recorded or delivered to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, recorded or delivered to the satisfaction of the Agent (acting at the direction of the Required Lenders).

(b) The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Effective Date, except in the case of any representation and warranty that is already qualified or qualified by materiality, they shall be true and correct in all respects.

(c) No Default or Event of Default shall exist, or would result from the effectiveness of this Agreement.

(d) The Loan Documents (including the Facility Guaranty) shall designate the Obligations as “Designated Secured Senior Indebtedness” for the purposes of the 2018 Convertible Notes and 2018 Convertible Notes Indenture in a manner satisfactory to the Agent (acting at the direction of the Required Lenders).

(e) [Reserved.]

(f) [Reserved.]

(g) The Agent and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(h) Since December 31, 2016, there shall not have been any event or effect that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Parent, its Subsidiaries and the Securitization Entities, other than as directly disclosed to the Lenders in writing on or prior to the Effective Date pursuant to the Information Letter.

(i) Receipt of all governmental and material third party approvals (including shareholder approvals and other consents) necessary or, in the reasonable opinion of the Agent acting at the direction of the Required Lenders), advisable in connection with the transactions contemplated hereunder and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, which shall all be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereunder or and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party.

(j) There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or other governmental authority that challenges the closing or consummation of the transactions contemplated hereunder and by the other Loan Documents.

Section 4.02 Conditions of Funding the Term Loan. The obligation of each Lender to make its portion of the Term Loan on the Closing Date ~~is~~was subject to satisfaction of the following conditions precedent:

(a) The Agent’s receipt of the following (except with respect to item (i) below, which shall be delivered directly to the Lenders), each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in customary form and substance satisfactory to the Agent and the Required Lenders:

(i) a Note executed by the Borrower in favor of each Lender requesting a Note;

(ii) a certificate of a Responsible Officer of the Parent certifying (A) that the conditions specified in this Article IV have been satisfied, including clauses (b) and (c) of this Section 4.02 and (B) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby;

(iii) an opinion of White & Case LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such customary matters concerning the Loan Parties and the Loan Documents as the Agent or the Required Lenders may reasonably request (including without limitation that neither the Parent nor the Borrower is an “investment company” under the Investment Company Act of 1940);

(iv) the Security Documents covering any additional Collateral acquired after the Effective Date or Collateral that was not delivered or pledged as of the Effective Date, including without limitation, the certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, and the promissory notes evidencing any obligations pledged thereunder, together with allonges executed in blank, each duly executed by the applicable Loan Parties;

(v) all other Loan Documents and the other documents, instruments or agreements (to the extent not previously executed prior to the Closing Date (including, for the avoidance of doubt, the Escrow Agreement) and including, without limitation, the other documents, agreements, and instruments set forth on the closing checklist), each duly executed by the applicable Loan Parties and any other applicable party thereto and in a form reasonably satisfactory to the Agent (acting at the direction of the Required Lenders).

(b) The representations and warranties of each Loan Party contained in Article V (other than Section 5.05(c)) or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of the Closing Date, except in the case of any representation and warranty that is already qualified or qualified by materiality, they shall be true and correct in all respects.

(c) No Default or Event of Default shall exist, or would result from such proposed initial Loans advanced hereunder or from the application of the proceeds thereof.

(d) The Borrower shall have delivered to the Agent the Loan Notice in form and substance satisfactory to the Agent and the Required Lenders, at least one (1) Business Day prior to the proposed Closing Date.

(e) Unless otherwise agreed by the Required Lenders, cash in an amount equal to the outstanding principal amount of the 2018 Convertible Notes plus an amount equal to interest payable thereon through and including the 2018 Convertible Notes Final Maturity Date plus any other amounts required to be paid under the 2018 Convertible Notes Indenture in order to satisfy and discharge all obligations under the 2018 Convertible Notes Indenture and the 2018 Convertible

Notes shall have been (or substantially simultaneously with the initial Loans advanced hereunder shall be) deposited into the 2018 Convertible Notes Escrow Account, to be used to satisfy and discharge all amounts outstanding under the 2018 Convertible Notes Indenture and the 2018 Convertible Notes when due and payable under the 2018 Convertible Notes Indenture. After giving effect to the initial Loans advanced hereunder and the other transactions contemplated hereby, Parent, its subsidiaries and the Securitization Entities shall have outstanding no Indebtedness for borrowed money other than (i) the Obligations hereunder, (ii) the 2018 Convertible Notes (to the extent Parent complies with the immediately preceding sentence), (iii) the Securitization Facility, and (iv) Permitted Indebtedness.

(f) (i) All fees required to be paid pursuant to the Fee Letters (to the extent not paid prior to the Closing Date) and (ii) all accrued fees and expenses of the Agent and Lenders (including the reasonable and documented fees and expenses of counsel (including Milbank, Tweed, Hadley & McCloy LLP and any local counsel to the Lead Lender and Holland & Knight LLP and any local counsel to the Agent) invoiced at least one (1) Business Day prior to the Closing Date, in each case, shall have been paid.

(g) There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or other governmental authority that challenges the closing or consummation of the transactions contemplated hereunder and by the other Loan Documents, including the making of the Term Loan on the Closing Date.

(h) The Closing Date shall occur on or prior to the date that is thirty (30) days from the Effective Date.

Section 4.03 Conditions of Funding the First Delayed Draw Term Loan. The obligation of each Lender to make its portion of the Delayed Draw Term Loan on the First Delayed Draw Date is subject to satisfaction of the following conditions precedent:

(a) The Agent’s receipt of the following (except with respect to item (i) and (ii) below, which shall be delivered directly to the Lenders), each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the First Delayed Draw Date and each in customary form and substance reasonably satisfactory to the Agent and the Required Lenders:

(i) a Note executed by the Borrower in favor of each Lender requesting a Note;

(ii) evidence reasonably satisfactory to (and reasonably confirmed by) the Required Lenders that after giving effect to the borrowing of the First Delayed Draw Term Loan the Borrower shall be (i) in compliance with the financial covenants set forth in Section 7.18 for the preceding 12 month period and (ii) projected to be in compliance with the financial covenants set forth in Section 7.18 for the succeeding 12 month period (such forward-looking compliance to be calculated based on the then applicable Approved Projections), in each case without giving effect to any netting of the proceeds of the First Delayed Draw Term Loan in the calculation of clause (a)(ii) of the definition of Total Leverage Ratio and the calculation of clause (c) of the definition of Asset Value; provided that if at such time no Approved Projections exist, this condition shall not be satisfied; provided further that if the First Delayed Draw Term Loan is requested (and all other conditions in this Section 4.03 (other than this Section 4.03(a)(ii), Section 4.03(a)(iii)(x)(C) Section 4.03(a)(iii)(y) have been waived or satisfied), on or prior to November 3, 2017, this condition shall not be required to be satisfied;

(iii) a certificate of a Responsible Officer of the Parent (x) certifying (A) that the conditions specified in this Article IV have been satisfied, including clauses (c) and (d) of this Section 4.03, (B) to the Solvency of the Loan Parties on a Consolidated basis as of the First Delayed Draw Date after giving effect to the transactions contemplated hereby and (C) that there has been no material adverse change to the financial statements used in the calculations of the covenants as provided in clause (ii) above and (y) attaching a calculation of the covenants as provided in clause (ii) above; and

(iv) a fully executed Account Control Agreement shall have been delivered to the Agent with respect to the Delayed Draw Term Loan Account.

(b) The representations and warranties of each Loan Party contained in Article V, in any other Loan Document and any document furnished pursuant hereto or thereto, at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the First Delayed Draw Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, except in the case of any representation and warranty that is already qualified or qualified by materiality, they shall be true and correct in all respects.

(c) No Default or Event of Default shall exist, or would result from such proposed Loans advanced hereunder or from the application of the proceeds thereof.

(d) The Borrower shall have delivered to the Agent the Loan Notice substantially in the form of Exhibit A, at least three (3) Business Days prior to the proposed First Delayed Draw Date.

(e) All accrued fees and expenses of the Agent and Lenders (including the reasonable and documented fees and expenses of external counsel (including Milbank, Tweed, Hadley & McCloy LLP and any local counsel to the Lead Lender and Holland & Knight LLP and any local counsel to the Agent) invoiced at least two (2) Business Days prior to the First Delayed Draw Date, in each case, shall have been paid (or will be paid substantially concurrently with any advance of Delayed Draw Term Loans).

(f) There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or other governmental authority that challenges the closing or consummation of the transactions contemplated hereunder and by the other Loan Documents, including the making of the Delayed Draw Term Loan on the First Delayed Draw Date.

Section 4.04 Conditions of Funding the Second Delayed Draw Term Loan. The obligation of each Lender to make its portion of the Delayed Draw Term Loan on the Second Delayed Draw Date is subject to satisfaction of the following conditions precedent:

(a) The Agent’s receipt of the following (except with respect to item (i) and (ii) below, which shall be delivered directly to the Lenders), each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the Second Delayed Draw Date and each in customary form and substance reasonably satisfactory to the Agent and the Required Lenders:

(i) a Note executed by the Borrower in favor of each Lender requesting a Note;

(ii) evidence reasonably satisfactory to (and reasonably confirmed by) the Lenders that after giving effect to the borrowing of the Second Delayed Draw Term Loan the Borrower shall be (i) in compliance with the financial covenants set forth in Section 7.18 for the preceding 12 month period and (ii) projected to be in compliance with the financial covenants set forth in Section 7.18 for the succeeding 12 month period (such forward-looking compliance to be calculated based on the then applicable Approved Projections), in each case without giving effect to any netting of the proceeds of the Second Delayed Draw Term Loan in the calculation of clause (a)(ii) of the definition of Total Leverage Ratio and the calculation of clause (c) of the definition of Asset Value; provided that if at such time no Approved Projections exist, this condition shall not be met;

(iii) a certificate of a Responsible Officer of the Parent (x) certifying (A) that the conditions specified in this Article IV have been satisfied, including clauses (b), (d) and (e) of this Section 4.04, (B) to the Solvency of the Loan Parties on a Consolidated basis as of the Second Delayed Draw Date after giving effect to the transactions contemplated hereby, and (C) that there has been no material adverse change to the financial statements used in the calculations of the covenants in clause (ii) above and (y) attaching a calculation of the covenants as provided in clause (ii);

(iv) evidence reasonably satisfactory to the Required Lenders that upon funding of the net proceeds of the Loans the Trustee (or DTC) will have sufficient amounts to retire the 2018 Convertible Notes in full;

(v) evidence reasonably satisfactory to the Lenders of satisfaction of the requirement in Section 4.04(b); and

(vi) fully executed Account Control Agreements shall have been delivered to the Agent with respect to each of the accounts of the Loan Parties set forth in Schedule 5.20 hereof (other than Excluded Accounts).

(b) Since the Amendment Effective Date, the Loan Parties and their Subsidiaries shall have raised (and received) net cash proceeds (which phrase shall include, without duplication, all reductions in the principal amount of the 2018 Convertible Notes resulting from Permitted Capital Raising Transactions executed during the Delayed Draw Period, including exchanges, refinancings or extensions of the 2018 Convertible Notes) of at least $100,000,000 (net of any Loan proceeds used in connection therewith) from Permitted Capital Raising Transactions; provided that (i) an amount equal to $25,000,000 of Net Proceeds resulting from such Permitted Capital Raising Transactions shall be deposited into, and maintained in, an account which is the subject of an Account Control Agreement until such time as such funds are applied to exchange, refinance, redeem or otherwise satisfy the 2018 Convertible Notes, at which time such funds may be so used or applied without further consent of the Agent or the Lenders and (ii) all Net Proceeds resulting from such Permitted Capital Raising Transactions in excess of $25,000,000 shall be deposited into, and maintained in, the Delayed Draw Loan Account until such time as such funds are applied to exchange, refinance, redeem or otherwise satisfy the 2018 Convertible Notes, at which time such funds may be so used or applied without further consent of the Agent or the Lenders.

(c) The amount drawn on the Second Delayed Draw Date shall not exceed the amount necessary to repay the 2018 Convertible Notes on such date after taking into account all other sources available to the Loan Parties to make such payment as a result of the transactions referred to in clause (b) above (including any amount available to the Loan Parties over the $100,000,000 referenced in such clause (b) (other than amounts required to be applied as mandatory prepayments of the Loans pursuant to Section 2.02(b) hereof).

(d) The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, and any other document furnished pursuant hereto or thereto, shall be true and correct in all material respects on and as of the date of the Second Delayed Draw Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, except in the case of any representation and warranty that is already qualified or qualified by materiality, they shall be true and correct in all respects.

(e) No Default or Event of Default shall exist, or would result from such proposed Loans advanced hereunder or from the application of the proceeds thereof.

(f) The Borrower shall have delivered to the Agent the Loan Notice substantially in the form of Exhibit A, at least three (3) Business Days prior to the proposed First Delayed Draw Date.

(g) The Loan Parties shall have delivered audited financial statements meeting the requirements of Section 6.01(a) for the Fiscal Year ended December 31, 2017 on or before March 7, 2018.

(h) All accrued fees and expenses of the Agent and Lenders (including the reasonable and documented fees and expenses of external counsel (including Milbank, Tweed, Hadley & McCloy LLP and any local counsel to the Lead Lender and Holland & Knight LLP and any local counsel to the Agent) invoiced at least one (2) Business Days prior to the Second Delayed Draw Date, in each case, shall have been paid (or will be paid substantially concurrently with any advance of Delayed Draw Term Loans).

(i) There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or other governmental authority that challenges the closing or consummation of the transactions contemplated hereunder and by the other Loan Documents, including the making of the Delayed Draw Term Loan on the Second Delayed Draw Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to make Loans hereunder, each Loan Party represents and warrants to the Agent and the other Credit Parties on the Effective Date, the Closing Date, the Amendment Effective Date and on the date of the making of each Delayed Draw Term Loan that:

Section 5.01 Existence, Qualification and Power. Each Loan Party and each of their Subsidiaries and each of the Securitization Entities (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) solely with respect to the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (for any Subsidiary that is not a Loan Party or any Securitization Entity), clause (b)(i) and clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Effective Date and upon the effectiveness of the Closing Date, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract, Material License or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or any of the Securitization Entities or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Security Documents); or (d) violate any applicable Law, except in the case of clauses (b)(ii) and (d), to the extent that such conflict or violation would not reasonably be expected to result in a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Credit Parties.

Section 5.05 Financial Statements; No Material Adverse Effect. Except as disclosed in the Information Letter to the Lead Lender prior to the Amendment Effective Date,

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Parent and its Subsidiaries and the Securitization Entities as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all Material Indebtedness and other liabilities, direct or contingent, of Parent and its Subsidiaries and the Securitization Entities as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited Consolidated balance sheet of Parent and its Subsidiaries and the Securitization Entities dated March 31, 2017, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Parent and its Subsidiaries and the Securitization Entities as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) To the best knowledge of Parent and the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect (other than as disclosed in any filings with the SEC filed by Parent prior to April 15, 2017 or directly disclosed to any Lender in writing prior to such date), (i) in any financial information delivered or to be delivered to the Agent or the Lenders, (ii) of covenant compliance calculations provided hereunder or (iii) of the assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries and the Securitization Entities on a Consolidated basis.

(e) The Consolidated forecasted balance sheet and statements of income and cash flows of Parent and its Subsidiaries and the Securitization Entities delivered pursuant to Section 6.01(b) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance, it being recognized by the Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ from the projected results included in such projections.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or the Securitization Entities or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default. No Loan Party or any Subsidiary or Securitization Entity is in default under or with respect to, any Material Contract or any Material Indebtedness. As of the Closing Date, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08 Ownership of Property; Liens.

(a) Each of the Loan Parties has good marketable title in fee simple to or valid leasehold interests or use rights in, all Real Estate necessary in the ordinary conduct of its business, except for (i) Permitted Encumbrances, and (ii) such defects in, or failures to have, title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of their Subsidiaries and the Securitization Entities has good and marketable title to, or valid licenses, leasehold interests or other rights to use, all personal property and assets material to the ordinary conduct of its business except for such defects in, or failures to have, title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate (excluding Leases, easements, rights of way and similar rights) that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Effective Date, and upon the effectiveness of the Closing Date, as of the Closing Date. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all material Leases of the Loan Parties, together with the name of each lessor and its contact information with respect to each such Lease as of the Effective Date, and upon the effectiveness of the Closing Date, as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of any material term thereof.

Section 5.09 Environmental Compliance.

(a) No Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has incurred, assumed, provided an indemnity with respect to, or otherwise become subject to any Environmental Liability, (iii) has received any notice, report, order, directive or other information regarding any actual or alleged violation of Environmental Laws or any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case of (i) to (iv), as has not resulted in, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or previously owned or operated by any Loan Party or any Subsidiary (including Real Estate) is listed or proposed for listing, on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no, and there never have been any, underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by any Loan Party or Subsidiary; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary; and (iv) no Loan Party or Subsidiary has ever treated, stored, released, discharged, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or exposed any Person to, any substances, including any Hazardous Materials, or owned or operated any property or facility (including the Real Estate) which is or has been contaminated by any Hazardous Materials, so as to give rise to any current or future Environmental Liabilities.

(c) No Loan Party is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to have a Material Adverse Effect.

(d) the Loan Parties have furnished to Agent all environmental reports, other and other material environmental, health or safety documents relating to the past or current operations or facilities of any Loan Party or Subsidiary (including the Real Estate), in each case which are in the possession or under the reasonable control of any Loan Party or Subsidiary.

Section 5.10 Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, property damage and directors and officers liability insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date, and upon the effectiveness of the Closing Date, as of the Closing Date. As of the Effective Date, and upon the effectiveness of the Closing Date, as of the Closing Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

Section 5.11 Taxes. The Loan Parties and each of their Subsidiaries and the Securitization Entities (a) have filed all United States federal, state and other material tax returns and reports required to be filed, and (b) have paid all United States federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (i) which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP or (ii) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary or Securitization Entity thereof is a party to any tax sharing agreement.

Section 5.12 ERISA Compliance.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other U.S. federal or state laws, except where any failure could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of Parent and the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the knowledge of Parent and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no nonexempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred and neither the Parent nor the Borrower is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Parent, the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules and paid all required premiums to the PBGC in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan; and (iv) none of the Parent, the Borrower, nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, except, in each of clauses (i) through (iv), as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.13 Subsidiaries; Securitization Entities; Equity Interests.

(a) As of the Effective Date:

(i) The Loan Parties have no Subsidiaries nor ownership interests in any Securitization Entities other than those specifically disclosed in Part (a)(i) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary and Securitization Entity and an indication as to the direct parent entity of each such Subsidiary and Securitization Entity.

(ii) The organizational chart reflecting the Loan Parties and their Subsidiaries, any Securitization Entity, and any of their respective Joint Ventures and the Subsidiaries or Joint Ventures of such Joint Ventures attached hereto as Part (a)(ii) of Schedule 5.13 is true and correct.

(iii) All of the outstanding Equity Interests in the Loan Parties, their Subsidiaries, and the Securitization Entities have been validly issued, are fully paid and, if applicable, non-assessable and (except with respect to the Equity Interests in Parent) are owned by such Persons and in the amounts specified on Part (a)(i) of Schedule 5.13 free and clear of all Liens except for those Liens created under the Security Documents, Liens permitted by clause (o) of the definition of Permitted Encumbrances (solely with respect to the Securitization Entities), and Permitted Encumbrances having priority over the Lien of the Credit Parties under applicable Laws.

(iv) The Loan Parties and their Subsidiaries and the Securitization Entities have no equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.13.

(v) The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Sections 4.01 and 4.02 are true and correct copies of each such document, each of which is valid and in full force and effect.

(b) As of the Closing Date:

(i) The Loan Parties have no Subsidiaries nor ownership interests in any Securitization Entities other than those specifically disclosed in Part (b)(i) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary and Securitization Entity and an indication as to the direct parent entity of each such Subsidiary and Securitization Entity. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary or Securitization Entity.

(ii) The organizational chart reflecting the Loan Parties and their Subsidiaries, any Securitization Entity, and any of their respective Joint Ventures and the Subsidiaries or Joint Ventures of such Joint Ventures attached hereto as Part (b)(ii) of Schedule 5.13 is true and correct.

(iii) All of the outstanding Equity Interests in the Loan Parties, their Subsidiaries, and the Securitization Entities have been validly issued, are fully paid and, if applicable, non-assessable and (except with respect to the Equity Interests in Parent) are owned by such Persons and in the amounts specified on Part (b)(i) of Schedule 5.13 free and clear of all Liens except for those Liens created under the Security Documents, Liens permitted by clause (o) of the definition of Permitted Encumbrances (solely with respect to the Securitization Entities), and Permitted Encumbrances having priority over the Lien of the Credit Parties under applicable Laws.

(iv) The Loan Parties and their Subsidiaries and the Securitization Entities have no equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.13.

(v) The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Sections 4.01 and 4.02 are true and correct copies of each such document, each of which is valid and in full force and effect.

Section 5.14 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b) None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary or Securitization Entity is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15 Disclosure. Each Loan Party and each of their Subsidiaries and each of the Securitization Entities has disclosed to the Agent and the Lenders (i) all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (ii) all internal, SEC or other governmental or quasi-governmental (including any securities exchange) investigations or inquiries related to financial or accounting matters pertaining any Loan Party or any of its Subsidiaries or any Securitization Entities. The reports, financial statements, certificates and other information relating to Parent, the Borrower or any of its Subsidiaries or any of the Securitization Entities (other than any information of a general economic or industry specific nature and third party consultants reports) furnished by or on behalf of any Loan Party to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished prior to the execution (or amendment) hereof or thereof) do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that projected financial information is not to be viewed as fact, is not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material).

Section 5.16 Compliance with Laws. Each of the Loan Parties and each of their Subsidiaries and each of the Securitization Entities is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.17 Intellectual Property; Licenses, Etc. As of the Effective Date, and upon the effectiveness of the Closing Date, as of the Closing Date, Schedule 5.17 contains a complete and accurate list of all: (i)(A) registered or applied for Intellectual Property owned by the Loan Parties or any of their Subsidiaries, or (B) unregistered Trademarks owned by the Loan Parties or any of their Subsidiaries or any of the Securitization Entities, where such unregistered Trademarks are necessary for the operation of the business of any of the Loan Parties or any of their Subsidiaries or any of the Securitization Entities as currently conducted; (ii) Material Licenses as well as any license to Intellectual Property granted to any Loan Party or any Subsidiary thereof or any Securitization Entity (excluding licenses for commercially-available off-the-shelf software) and (iii) Non-Securitized Licenses. Except as set forth on Schedule 5.17, the Loan Parties and each of their Subsidiaries and each of the Securitization Entities solely and exclusively own all right, title and interest in and to, or possess a valid and enforceable license to use, all Intellectual Property material to the conduct of their businesses as presently conducted, including the Intellectual Property set forth on Schedule 5.17(i), free and clear of all Liens and defects in title except for Permitted Encumbrances. The conduct of the businesses of the Loan Parties or their Subsidiaries and each of the Securitization Entities does not infringe upon the rights of any other Person in any manner which reasonably could be expected to result in, either individually or in the aggregate, a Material Adverse Effect. All items of Intellectual Property owned by the Loan Parties or their Subsidiaries and each of the Securitization Entities set forth or required to be set forth on Schedule 5.17 as of the Effective Date, and upon effectiveness of the Closing Date, as of the Closing Date, are: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part; and (b) to the knowledge of the Loan Parties, valid, in full force and effect and not in known conflict with the rights of any Person. The Loan Parties have made all filings and recordations and taking such other acts necessary in the exercise of reasonable and prudent business judgment to protect their interests in, and maintain the enforceability and validity of, the material Intellectual Property in the United States Patent and Trademark Office and the United States Copyright Office, as appropriate. As of the Closing Date, no litigation is pending or, to the knowledge of any Loan Party, threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the material Intellectual Property owned or licensed by the Loan Parties or their Subsidiaries or any of the Securitization Entities. No Loan Party or Subsidiary thereof or any Securitization Entity is in breach of or default in any material respect under the provisions of any of the Material Licenses, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default in any material respect under, any of the foregoing. The Loan Parties are not in breach or in default in any material respect of or under any Material License and have not received any notice of default under, or of the intention of any other party thereto to terminate, any Material License.

Section 5.18 Security Documents.

The Security Agreement creates in favor of the Agent, for the benefit of the Credit Parties, a valid and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The UCC financing statements and other filings delivered by the Loan Parties on the Closing Date are in appropriate form for filing in the applicable offices. Upon such filings and/or the obtaining of “control” (as such term is defined in the UCC) to the extent required by the Loan Documents (and, in the case of Intellectual Property that is issued by, or registered or applied for in, the United States Copyright Office and constituting Collateral, the filing and recordation of the Copyright Security Agreement with the United States Copyright Office, the Agent will have a first priority perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected in the United States by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) (it being understood that subsequent recordings in the United States Copyright Office may be necessary to perfect a Lien on registered Copyrights acquired by the Loan Parties after the Effective Date).

Section 5.19 Solvency. After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Loan advanced hereunder, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

Section 5.20 Bank Accounts. Annexed hereto as Schedule 5.20 is a list of all bank accounts (including Deposit Accounts, Securities Accounts (as defined in the UCC) and Commodities Accounts (as defined in the UCC)) maintained by the Loan Parties as of the Effective Date, and upon the effectiveness of the Closing Date, as of the Closing Date, which Schedule includes, with respect to each such bank account (i) the name and address of the financial institution at which such bank account is maintained; (ii) the account number(s) maintained with such financial institution; (iii) a contact person at such financial institution, (iv) description of the purpose of such bank account, and (v) an indication as to whether such bank account constitutes an Excluded Account.

Section 5.21 Brokers. Except as set forth on Schedule 5.21 hereto, no broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

Section 5.22 Material Contracts. Schedule 5.22 sets forth all Material Contracts (other than Material Licenses set forth on Schedule 5.17) to which any Loan Party is a party or is bound as of the Effective Date, and upon the effectiveness of the Closing Date, as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Agent and the Lenders on or before the Closing Date. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of default under, or of the intention of any other party thereto to terminate, any Material Contract.

Section 5.23 Labor Matters. There are no strikes or other labor disputes against a Loan Party or any of its Subsidiaries pending or, to the knowledge of such Loan Party, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of a Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from a Loan Party or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Loan Party or the relevant Subsidiary.

Section 5.24 [Reserved].

Section 5.25 [Reserved].

Section 5.26 Anti-Corruption Laws and Sanctions. Each of the Loan Parties, as well as their respective directors, officers, and employees, are in compliance with applicable Anti-Corruption Laws and Sanctions. None of the Loan Parties, nor any of their respective directors, officers or employees, is a Sanctioned Person. The Loan Parties will not, and will not permit any of their respective Subsidiaries (including the Securitization Entities) to, directly or indirectly, use any part of the proceeds of the Loans in any manner that would result in a violation of any applicable Sanctions or Anti-Corruption Laws by the Loan Parties or their Subsidiaries (including the Securitization Entities) or any other ~~Party~~party to this Agreement.

Section 5.27 Borrower and Iconix Delaware.

(a) The Borrower does not engage in any activity other than (a) the direct or indirect ownership of all Equity Interests expressly permitted or required to be held by Borrower hereunder, (b) maintaining its limited liability company existence, (c) participating in tax, accounting and other administrative activities as a consolidated group member of Parent and its Subsidiaries, (d) executing, delivering and the performance of rights and obligations under the Loan Documents, including the incurrence of Obligations under the Loan Documents, and (e) activities incidental to the businesses or activities described in the foregoing clauses (a) through (d) above.

(b) Iconix Delaware does not engage in any activity other than (a) the direct or indirect ownership of all Equity Interests expressly permitted or required to be held by Iconix Delaware hereunder, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as a consolidated group member of Parent and its Subsidiaries, (d) executing, delivering and the performance of rights and obligations under the Loan Documents, including the incurrence of Obligations under the Loan Documents and (e) activities incidental to the businesses or activities described in the foregoing clauses (a) through (d) above.

Section 5.28 Designated Secured Senior Indebtedness. The Obligations constitute “Designated Secured Senior Indebtedness” for the purposes of the 2018 Convertible Notes and 2018 Convertible Notes Indenture.

ARTICLE VI

AFFIRMATIVE COVENANTS

(i) At any time after the Effective Date and (ii) at any time after the Closing Date, in the case of this clause (ii), so long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), the Loan Parties shall and shall cause their Subsidiaries, to:

Section 6.01 Financial Statements. Deliver to the Agent and the Lenders:

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of Parent (commencing with the Fiscal Year ended December 31, 2017), a Consolidated balance sheet of Parent and its Subsidiaries and the Securitization Entities as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Agent (acting at the direction of the Required Lenders) (it being agreed that BDO USA LLP is acceptable to the Agent and the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception in either case resulting solely from an upcoming maturity date of any Permitted Indebtedness occurring within one year from the time such opinion is delivered) or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first, second and third Fiscal Quarters of each Fiscal Year of Parent (commencing with the Fiscal Quarter ended June 30, 2017), a Consolidated balance sheet of Parent and its Subsidiaries and the Securitization Entities as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(c) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of Parent as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of Parent and its Subsidiaries and the Securitization Entities as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event within 90 days after the end of each Fiscal Year of Parent, forecasts prepared by management of Parent or the Borrower, representing Parent and the Borrower’s good faith estimate of future financial performance and based on assumptions believed by Parent and the Borrower to be fair and reasonable in light of current market conditions and consistent with historical practices and otherwise in form and based upon assumptions reasonably satisfactory to the Agent (acting at the direction of the Required Lenders), of the consolidated balance sheets and statements of income or operations and cash flows, and projections of royalty revenues, of Parent, the Borrower and its Subsidiaries and the Securitization Entities on a quarterly (or, solely to the extent prepared by Parent or the Borrower in the Ordinary Course of Business, monthly) basis for such Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

Section 6.02 Certificates; Other Information. Deliver to the Agent and the Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying that, in connection with the audit of the financial statements referred to in Section 6.01(a), nothing came to their attention which caused them to believe that a Default or Event of Default existed under Section 7.18 hereof or, if they did believe that any such Default or Event of Default existed, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the Fiscal Quarter ended September 30, 2017), (i) a duly completed Compliance Certificate signed by a Responsible Officer of Parent or the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, Parent or the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP, and such Compliance Certificate shall include quarterly reporting certifying to the Available Amount and describing any uses thereof during the previous four (4) Fiscal Quarters prior to the reporting period described therein and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(c) concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(a) and (b), (1) a report of Collections by brand (and geographic region), identified between Non-Securitized Assets and assets subject to the Securitization Facility for the trailing 12-month period as of the last day of the Fiscal Month then ended, (2) a report of Collections for the top 30 Non-Securitized Licenses generated for the trailing 12-month period as of the last day of the Fiscal Month then ended on a licensee-by-licensee basis, (3) any reports required under the Securitization Facility, which have been delivered under the Securitization Facility as of the last day of the Fiscal Month then ended, (4) a list of all bank accounts, bank account balances and debt balances of the Loan Parties and the LuxCo Entities, in each case, in excess of $5,000,000 as of the last day of the applicable Fiscal Month then ended, (5) a list of trailing Overages for the trailing 12-month period as of the last day of the Fiscal Month then ended (to support the Asset Coverage Ratio calculation) and (6) a list of GMRs for the trailing 12-month period as of the last day of the Fiscal Month then ended (to support the Asset Coverage Ratio calculation), in each case, in form and detail satisfactory to the Required Lenders;

(d) provide notice not less than five (5) Business Days prior to any proposed amendment to the Securitization Facility together with a draft of such amendment and any documentation ancillary thereto as well as, promptly after consummation thereof, the final version of any such document (if entered into);

(e) concurrently with the delivery of the financial statements referred to in Section 6.01(b), a current organizational chart reflecting Parent and its Subsidiaries and the Securitization Entities and any of their respective Joint Ventures and the Subsidiaries or Joint Ventures of such Joint Ventures, in form and substance reasonably satisfactory to the Required Lenders;

(f) promptly upon receipt, copies of any detailed audit reports or similar letter or report received by Parent, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent or the Borrower by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(g) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange;

(h) concurrently with the delivery of the financial statements referred to in Section 6.01(a), an updated report of the royalty revenue summary by brand, geographic region and related licensing detail with respect to the Material Licenses of the Loan Parties and any Subsidiary, as prepared on a trailing twelve month basis and including comparisons to the projected royalty revenue of the Loan Parties delivered as part of the projections set forth in Section 6.01(c) above, in form and detail substantially consistent with the historical reports delivered to the initial Lenders prior to the Closing Date with respect hereto;

(i) as soon as available, but in any event within 15 days after the end of each Fiscal Year of Parent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Loan Parties and containing such additional information as the Agent, or any Lender through the Agent, may reasonably specify;

(j) promptly after the Agent’s request therefor (acting at the direction of the Required Lenders), copies of all Material Contracts, Material Licenses and documents evidencing Material Indebtedness not previously delivered;

(k) to the extent not in violation of any Laws or contractual obligations not entered into in contemplation of this Agreement, including but not limited to confidentiality obligations, and otherwise legally permitted to do so, promptly, and in any event within 5 Business Days after receipt thereof by Parent, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning (i) any proceeding with, or investigation or possible investigation or other inquiry by the SEC (or comparable agency in any applicable non-U.S. jurisdiction) with respect to the matters previously disclosed to the Lenders on or prior to the Effective Date and (ii) any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect; provided, however, that as a condition to any such disclosure and at the request of Borrower, Lenders shall agree in writing to maintain the confidentiality of such information in a manner reasonably acceptable to such Lenders and the Borrower;

(l) promptly, any new Material License entered into by a Loan Party or its Subsidiary;

(m) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party, or compliance with the terms of the Loan Documents, as the Agent or any Lender may from time to time reasonably request;

(n) concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(a) and (b), updated schedules to the Security Agreement (or a certification by the Borrower that there have been no changes to the most recent Security Agreement schedules delivered by the Borrower to the Agent under this Agreement); ~~and~~

(o) on the last Business Day of each calendar month, an update of any material change from the prior calendar month in the expected business performance of the Borrower and its Subsidiaries over the next 12 months, including any discussions regarding expected termination, non-renewal or renewal on substantially less favorable terms to the Borrower and its Subsidiaries of any license agreement that provides for GMRs in excess of $~~500,000.~~500,000;

(p) to the extent requested by the Lead Lender from time to time, reports as to (i) the status of efforts by the Loan Parties to satisfy the condition set forth in Section 4.04(b) hereof, (ii) the status of any proposed Exchange Transactions and (iii) any regulatory developments with respect to the Loan Parties; and

(q) at any time that there are Approved Projections in existence or the Borrower has submitted proposed financial projections and requested that they become Approved Projections,

the Loan Parties shall promptly (but in no event later than the earlier of (i) 3 Business Days or (ii) if sooner, the Business Day prior to any borrowing date hereunder) notify the Agent and the Lenders in writing if either (i) after a Responsible Officer of the Loan Parties becomes aware of the occurrence of any event or circumstance with respect to the business, operations or assets of the Loan Parties which is not reflected in the current Approved Projections and which could reasonably be expected to result in a material adverse change to such financial projections or (ii) the Loan Parties believe that the certification delivered with such financial projections is no longer accurate or correct for any reason.

Documents required to be delivered pursuant to Section 6.01(a) or (b), or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) Parent shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) Parent shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing, the Loan Parties shall have no obligation to (i) disclose information in violation of confidentiality restrictions dictated by applicable law or by a Governmental Authority or (ii) disclose any information (x) that is privileged legal advice or constitutes attorney work product, or (y) the disclosure of which would cause a breach of a binding non-disclosure agreement with a third party to the extent such agreement is not made in contemplation of the avoidance of this Section 6.02.

Section 6.03 Notices. Promptly after any Responsible Officer obtains actual knowledge thereof, notify the Agent and the Lenders in writing:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect,

(c) of any breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(d) of any dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority, or the commencement of, or any material development in, any litigation or proceeding affecting any Loan, including pursuant to any applicable Environmental Laws, in each case that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(e) (i) the receipt by any Loan Party or Subsidiary of any notice of violation of Environmental Laws or any notice of actual or alleged Environmental Liability, (ii) the existence of any condition that could reasonably be expected to result in violations of any Environmental Law or in Environmental Liability, or (iii) the filing of any Lien to secure any Environmental Liabilities of any Loan Party; in each case of (i), (ii) or (iii) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(f) of (i) the occurrence of any ERISA Event; (ii) the failure to timely pay a minimum required contribution or installment to a Pension Plan provided under Section 430 of the Code, (iii) the filing by a Pension Plan of an application for the waiver of the minimum funding standard under Section 412(c) of the Code or Section 302(c) of ERISA, or (iv) the failure to pay a required contribution or installment to a Multiemployer Plan on or before the applicable due date, in each case of (i) - (iv), that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(g) of any change in Parent’s or the Borrower’s senior executive officers;

(h) of the discharge by Parent or the Borrower of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(i) of the filing of any Lien for unpaid Taxes against any Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(j) any application or registration relating to any material Intellectual Property (whether now or hereafter existing) may become abandoned or dedicated, or of any material adverse determination or material development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Loan Party’s ownership of any such material Intellectual Property; and

(k) of any material amendment, modification, waiver, the failure to renew, or the cancelation of, any Material Contract or Material License (or to the actual knowledge of a Responsible Officer of Parent or the Borrower, expected amendments, modifications, terminations or non-renewals of such Licenses).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Documents required to be delivered pursuant to this Section 6.03 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that Parent shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Section 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators, and carriers) which, if unpaid, would by Law become a Lien upon its property (other than Permitted Encumbrances); and (c) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (ii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05 except in the case of any Subsidiary of the Borrower, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.06 Maintenance of Properties; Material Intellectual Property.

(a) (i) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) (i) Maintain all registered, issued or applied for Intellectual Property in order that such Intellectual Property will be (A) subsisting and not adjudged invalid or unenforceable, in whole or part and (B) valid, in full force and effect and not in known conflict with the rights of any Person; (ii) make all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect such Loan Party’s interest in such Intellectual Property in the United States Patent and Trademark Office and the United States Copyright Office; (iii) perform all acts and pay all required fees and taxes to maintain each and every item of such Intellectual Property in full force and effect, in each case, except with respect to any Intellectual Property that is permitted to be Disposed of under Section 7.05 at such time (and for the avoidance of doubt, any failure to comply with clauses (i), (ii) or (iii) above, shall be treated as a Disposition); and

(c) Use commercially reasonable efforts to enforce all material provisions relating to quality assurance of products and services set forth in any Material License.

Section 6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies reasonably acceptable to the Agent (acting at the direction of the Required Lenders) and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agent (acting at the direction of the Required Lenders).

(b) Cause each such policy referred to in clause (a) above (i) to be endorsed to name the Agent as an additional insured or a lender’s loss payee, as applicable, in a form reasonably satisfactory to the Agent (acting at the direction of the Required Lenders), and (ii) to provide that it shall not be canceled or not renewed (x) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent.

(c) Deliver to the Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent, including an insurance binder) together with evidence satisfactory to the Agent (acting at the direction of the Required Lenders) of payment of the premium therefor.

None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Within three months of the Effective Date, the Loan Parties and their Subsidiaries (including the Securitization Entities) shall adopt and implement written risk-based policies and procedures that are reasonably designed to prevent, deter and detect violations of applicable Anti-Corruption Laws and Sanctions by the Loan Parties and their Subsidiaries (including the Securitization Entities) and their respective directors, officers and employees. Once such policies and procedures have been implemented, the Loan Parties and their Subsidiaries (including the Securitization Entities) shall maintain in effect and enforce such policies and procedures.

Section 6.09 Books and Records; Accountants.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties.

(b) (b) At all times retain BDO USA LLP, any other Registered Public Accounting Firm of nationally recognized standing, or another Registered Public Accounting Firm which is reasonably satisfactory to the Agent (acting at the direction of the Required Lenders), and, subject to the limitation set forth in Section 6.10 below, instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Agent (or any Lender designated by the Agent for such purposes) or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Agent (acting at the direction of the Required Lenders).

Section 6.10 Inspection Rights; Appraisals of Intellectual Property.

(a) Permit representatives and independent contractors, including consultants, of the Agent (who may be accompanied by any Lender or independent contractor, including consultants, of any Lender who so requests) (or any Lender designated by the Agent) to visit and inspect, under guidance of officers of Parent or the Borrower, any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired (but absent the existence of a Default or Event of Default, the Borrower shall not be required to pay for more than two such visits and inspections in any calendar year) upon reasonable advance notice to Parent or the Borrower; provided, however, that when a Default or an Event of Default exists the Agent (or any Lender designated by the Agent) (or any of the Agent’s or such Lender’s representatives or independent contractors) and any Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties as often as it deems appropriate and at any time during normal business hours and without advance notice. The Agent (or the Lender designated by the Agent for such purpose) shall give the Borrower the opportunity to participate in any discussions with the Registered Public Accounting Firm. Notwithstanding anything to the contrary in this Section 6.10, none of Parent nor any Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or Contractual Obligation (not entered into in contemplation hereof), and the obligations of Parent and the other Loan Parties and their Subsidiaries under this Section 6.10 shall be subject to reasonable requirements of confidentiality.

(b) Upon the request of the Agent after reasonable prior notice, permit the Agent (or any Lender designated by the Agent) or professionals (including appraisers) retained by the Agent (or any such Lender) to conduct (x) up to one (1) appraisal of the trade names and brands and other Intellectual Property of the Loan Parties in each calendar year at the Loan Parties’ expense and (y) up to one (1) additional appraisal of the trade names and brands and other Intellectual Property of the Loan Parties in each calendar year at the Lenders’ expense.

Section 6.11 Additional Loan Parties. Notify the Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) Business Days or such longer period as may be agreed to by the Agent in its reasonable discretion cause any such Person (a) which does not qualify as a Non-Guarantor Entity to (i) become a Loan Party by executing and delivering to the Agent a Joinder to this Agreement, a Joinder to the Facility Guaranty, a Joinder to the Security Agreement, a Joinder to the Intercompany Notes or such other documents as the Agent or the Required Lenders, in their respective reasonable judgment, shall deem appropriate for such purpose, (ii) grant a Lien to the Agent on such Person’s Intellectual Property and other assets that constitute Collateral (other than for the avoidance of doubt, Excluded Property) to secure the Obligations, and (iii) deliver to the Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, if requested by the Agent (acting at the direction of the Required Lenders), opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and Indebtedness including promissory notes or other negotiable collateral evidencing such Indebtedness (except that, if such Subsidiary is a CFC or an FSHCO, only the Equity Interests of such first-tier CFC (that are not owned by an FSHCO) or first-tier FSHCO shall be pledged and such pledge shall be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary, in each case in form, content and scope reasonably satisfactory to the Agent (acting at the direction of the Required Lenders)) (it being understood that in no event shall any Loan Party be required to take any action outside of the United States in order to create or perfect any security interest in any Equity Interests of a foreign Subsidiary and no foreign law security or pledge agreements, deeds, filings or searches will be required, to the extent that the cost, difficulty, burden or consequent of creating, perfecting or maintaining such security interest exceeds the practical benefit afforded thereby as reasonably determined by the Agent (acting at the direction of the Required Lenders) in consultation with the Borrower). In no event shall compliance with this Section 6.11 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.11 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower.

Section 6.12 Cash Management.

(a) With respect to any Deposit Accounts and other bank accounts (including Securities Accounts and Commodities Accounts, in each case, as defined in the UCC) (other than Excluded Accounts) of the Loan Parties (collectively, the “Controlled Accounts”) existing as of the Amendment Effective Date, on or prior to the date that is 15 Business Days following the Amendment Effective Date (or such later date agreed in writing by the Agent), cause all such Controlled Accounts of the Loan Parties to be maintained at a financial institution reasonably satisfactory to Agent and the Required Lenders (it being understood that the depository institutions listed on Schedule 5.20 are financial institutions satisfactory to the Agent and the Lenders) pursuant to an Account Control Agreement in form and substance reasonably satisfactory to the Agent and the Required Lenders with respect to each such Deposit Account or other bank account.

(b) ~~With respect to any Deposit Accounts and other bank accounts (including Securities Accounts and Commodities Accounts, in each case, as defined in the UCC) (other than Excluded Accounts) of the Loan Parties (collectively, the “Controlled Accounts”) existing as of the Closing Date, on or prior to the Closing Date.~~ With respect to any Controlled Accounts maintained or opened after the ~~Closing Date~~Amendment Effective Date (including the Delayed Draw Term Loan Account), on or prior to the opening of such Controlled Account, in each case, cause all such Controlled Accounts of the Loan Parties to be maintained at a financial institution reasonably satisfactory to Agent and the Required Lenders pursuant to an Account Control Agreement satisfactory in form and substance reasonably satisfactory to the Agent and the Required Lenders with respect to each such ~~Deposit~~Controlled Account ~~or other bank account.~~.

Section 6.13 Information Regarding the Collateral.

Furnish to the Agent prior written notice of any change in: (i) any Loan Party’s legal name; (ii) the location of any Loan Party’s chief executive office, its principal place of business or any office in which it maintains books or records relating to Collateral owned by it; (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties shall not effect or permit any change referred to in the preceding sentence unless all filings have been made or are made substantially concurrently therewith under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

Section 6.14 Environmental Laws.

Except in each case, where the failure to do so would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws; (b) obtain, maintain, comply with and renew all environmental permits, licenses, authorizations, registrations, consents or approvals necessary for its operations and properties; and (c) implement any and all investigation, remediation, monitoring, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

Section 6.15 Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Law, or which the Agent (acting at the direction of the Required Lenders) may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties (subject to the rights of the Loan Parties to dispose of the Collateral to the extent permitted herein). The Loan Parties also agree to provide to the Agent, from time to time upon request, evidence satisfactory to the Agent and the Required Lenders as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any assets (with a fair market value, individually or in the aggregate, exceeds $2,500,000) of the type included in the Collateral as of the Closing Date (excluding for the avoidance of doubt, any Excluded Property) are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected first-priority Lien under the Security Documents upon acquisition thereof and other than, for the avoidance of doubt, any Equity Interests of a CFC or FSHCO in excess of the amount required to be pledged pursuant to Section 6.11), notify the Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by Agent (acting at the direction of the Required Lenders) to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.15, all at the expense of the Loan Parties (it being understood that in no event shall any Loan Party be required to take any action to create or perfect any security interest in any collateral outside of the United States and no foreign law security or pledge agreements, foreign law mortgages or deeds or foreign intellectual property filings or searches shall be required, to the extent that the cost, difficulty, burden or consequent of creating, perfecting or maintaining such security interest exceeds the practical benefit afforded thereby as reasonably determined by the Agent (acting at the direction of the Required Lenders) in consultation with the Borrower). In no event shall compliance with this Section 6.15(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.15(b) if such transaction was not otherwise expressly permitted by this Agreement.

Section 6.16 Material Licenses; Material Contracts. (a) Perform and observe all the terms and provisions of each Material License and each other Material Contract to be performed or observed by it, (b) maintain each such Material License and each other Material Contract in full force and effect except to the extent such Material License or other Material Contract is no longer used or useful in the conduct of the business of the Loan Parties in the Ordinary Course of Business, consistent with past practices or unless such Material License is terminated and replaced with another Material License in the Ordinary Course of Business, (c) enforce each such Material License and each other Material Contract in accordance with its terms, and (d) cause each of its Subsidiaries to do the foregoing, except, in each case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

Section 6.17 ERISA. With respect to the Loan Parties and all ERISA Affiliates, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code and all applicable laws, the regulations and interpretation thereunder and the respective requirements of the governing documents for such Plans.

Section 6.18 Designated Senior Debt. Designate all Obligations as “designated senior debt” (or any similar designation) under any Subordinated Indebtedness.

Section 6.19 Syndication Assistance.

(a) Parent and the Borrower further acknowledge and agree, during the period commencing on the Closing Date and ending on the date that is ninety (90) days after the Closing Date, at the reasonable request of the Agent (acting at the direction of the Required Lenders), to assist in the preparation of a version of the materials and presentations to be used in connection with the syndication of the credit facility provided for under this Agreement, as applicable, to potential Lenders who do not wish to receive Private Lender Information, consisting exclusively of Public Lender Information.

(b) Each of Parent and the Borrower shall, during the period commencing on the Closing Date and ending on the date that is ninety (90) days after the ~~Closing~~Second Delayed Draw Date, also use commercially reasonable efforts to (i) ensure that the syndication efforts benefit from its existing banking relationships, (ii) cause direct contact between its senior management, on the one hand, and the proposed Lenders, on the other hand, at mutually agreed upon times, (iii) assist in the preparation of a customary Confidential Information Memorandum for the credit facility provided for under this Agreement and other customary and reasonable available marketing materials to be used in connection with the syndication, (iv) host, with the Lead Lender, one meeting of prospective Lenders at a time and at a location to be mutually agreed upon (and to the extent necessary, one or more conference calls with prospective Lenders in addition to any such meetings), (v) provide promptly to the Lead Lender, all reasonably available material information with respect to Parent, the Borrower and their respective subsidiaries and the transactions contemplated hereunder, including, without limitation, projections relating to the Parent (the “Projections”), as the Lead Lender may reasonably request in connection with the syndication of the credit facility provided under this Agreement, (vi) obtain a public facility rating as contemplated by Section 6.19(b)~~,~~ and (vii) ~~ensure that until the completion of any such syndication,~~during the 90 day period following March 15, 2018, there shall be no competing offering, placement or arrangement of any senior debt securities or syndicated senior credit facilities by Parent, the Borrower or their respective Subsidiaries without the prior written consent of the Agent (acting at the direction of the Required Lenders) if such senior debt securities or syndicated senior credit facilities would have a materially detrimental effect upon the primary syndication of the credit facility provided under this Agreement.

Section 6.20 [Reserved.]

Section 6.21 Conditions Subsequent.

(a) [Reserved].

(b) ~~(a) In consideration for Agent agreeing to perform its duties and the Lenders agreeing to fund the Loans hereunder even though the following items required as conditions precedent under Section 4.02 were not satisfied on the Closing Date, the Loans Parties shall deliver, or cause to be delivered, to Agent, or otherwise complete to Agent’s satisfaction (acting at the direction of the Required Lenders), the items listed on Schedule 6.21 within the time periods designated therein (unless such time periods are extended by Agent pursuant to its written consent, acting at the direction of the Required Lenders).~~Prior to the earlier of (i) the First Delayed Draw Date and (ii) the date that is 10 days following the Amendment Effective Date (or such later date agreed in writing by the Agent), designate the Delayed Draw Loan Account at a financial institution reasonably satisfactory to Agent and the Required Lenders (it being understood that the depository institutions listed on Schedule 5.20 are financial institutions satisfactory to the Agent and the Lenders) which shall be pursuant to an Account Control Agreement in form and substance reasonably satisfactory to the Agent and the Required Lenders.

(c) ~~(b)~~ Within 90 days of the Closing Date (or such later date as agreed to by the Agent, acting at the direction of the Required Lenders), obtain and, thereafter, use commercially reasonable efforts to, maintain at all times a public facility rating by S&P’s in respect of the credit facility provided for under this Agreement with no requirement to maintain any specific minimum rating (including, in all events, applying to maintain such credit rating and payment by Parent or the Borrower of customary rating agency fees and expenses and reasonable cooperation with information and data requests by S&P in connection with their ratings process); provided, that, so long as Parent and the Borrower have diligently pursued a rating from S&P to obtain a public facility rating, the Loan Parties shall have an additional thirty (30) days (for a total of one hundred twenty (120) days after the Closing Date) to obtain the initial public facility rating; provided, further, that if Borrower is unable to maintain such public facility rating after its use of commercially reasonable efforts to do so (after a period of time determined by the Agent (acting at the direction of the Required Lenders), the Agent (acting at the direction of the Required Lenders) shall be permitted to request that the Borrower obtain a new public facility rating by S&P’s in respect of the credit facility provided for under this Agreement (but with no specific requirement to maintain any specific minimum rating) up to three (3) times during the term of this Agreement.

(d) As soon as practicable, and no later than the date that is 15 days following the Amendment Effective Date, deliver an opinion of Dechert LLP or White & Case LLP (or such other counsel reasonably acceptable to the Agent), counsel to the Loan Parties, addressed to the Agent and each Lender covering the matters set forth in Schedule 4.03 hereto (with such assumptions and qualifications as determined by the opinion giver as necessary to opine on the matters set forth in Schedule 4.03) in form and substance reasonably satisfactory to the Agent and Required Lenders.

Section 6.22 2018 Convertible Senior Notes. Subject to ~~satisfying the 2018 Convertible Notes Escrow Release Conditions,~~satisfaction of the conditions in Sections 4.03 and 4.04, use the proceeds of the Loans to redeem, repurchase, or otherwise acquire for value 100% of the outstanding 2018 Convertible Notes no later than the 2018 Convertible Notes Final Maturity Date.

ARTICLE VII

NEGATIVE COVENANTS

(i) At any time after the Effective Date and (ii) at any time after the Closing Date, in the case of this clause (ii), so long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), no Loan Party shall nor shall it permit any of its Subsidiaries or Restricted Joint Ventures (and with respect to such Restricted Joint Ventures, solely with respect to Sections 7.01, 7.03, 7.11(b), and 7.12(a) hereof) to:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party, Subsidiary, or Restricted Joint Venture as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it, other than, as to all of the above, Permitted Encumbrances.

Section 7.02 Investments. Make any Investments, except Permitted Investments; provided, that, notwithstanding anything herein to the contrary, (x) no Investments shall be permitted to be made by any Non-Securitization Entity to any Securitization Entity and (y) no Loan Party or any Subsidiary of a Loan Party shall be permitted to make any Investments in (or Acquisitions of) any licensee or any Affiliate of a licensee other than (i) if such licensee is a Restricted Joint Venture or (ii) any non-cash Investment to a licensee in the form of a contribution of Intellectual Property rights in a particular territory to the Joint Venture which has the exclusive right to exploit Intellectual Property in such territory pursuant to and in accordance with the applicable joint venture of agreement of such Joint Venture.

Section 7.03 Indebtedness; Disqualified Stock.

(a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except (i) with respect to any Loan Party or any of its Subsidiaries (other than Restricted Joint Ventures that are not Loan Parties), Permitted Indebtedness and (ii) with respect to any Restricted Joint Venture that is not a Loan Party, Permitted Indebtedness described in clauses (b), (c)(ii), (d), (e), (f), (g), (h), (l), (m), (n), (o), (p) or (r) of the definition thereof (with any reference to a Subsidiary in such clause to refer to a Restricted Joint Venture); or

(b) Issue Disqualified Stock.

Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), (other than in connection with the sale of a Subsidiary of Borrower or an interest in such Subsidiary or such Subsidiary’s assets which is permitted by clause (j) of the definition of Permitted Dispositions and is consummated in connection with a Permitted Capital Raising Transaction during the Delayed Draw Period) except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) any Subsidiary which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b) any Subsidiary which is a Loan Party (other than the Borrower or Iconix Delaware) may merge into any Subsidiary which is a Loan Party or into Parent or the Borrower; provided that in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person; provided further that in any merger involving the Parent, Parent shall be the continuing or surviving Person and

(c) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 6.11 hereof, and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person.

Section 7.05 Dispositions. Make any Disposition, except Permitted Dispositions; provided, that, notwithstanding anything herein to the contrary, no Dispositions shall be permitted to be made by any Non-Securitization Entity to any Securitization Entity, except to the extent such Disposition is in connection with the issuance of notes pursuant to the Securitization Indenture and, after giving effect to such issuance and the prompt application of the proceeds thereof, the Unrestricted Issuance Condition will be satisfied.

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except the following:

(a) Restricted Payments to repurchase or redeem Equity Interests of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, spouses, ex-spouses, estates or beneficiaries under their estates) of Parent or any of its Subsidiaries upon their death, disability, retirement, severance or termination of employment or service; provided that (i) the aggregate cash consideration paid for all such Restricted Payments shall not exceed, in any Fiscal Year, $250,000 and (ii) at either or both the date of such declaration of such Restricted Payment or the date of such Restricted Payment, on Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any such Restricted Payment or would result therefrom;

(b) [Reserved];

(c) each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party or to another Subsidiary of the Borrower which is the immediate parent of the Subsidiary making such Restricted Payment;

(d) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(e) any non-wholly-owned Subsidiary of the Parent may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Parent or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(f) cashless repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent a portion of the exercise, conversion or exchange price thereof;

(g) the Loan Parties and their Subsidiaries may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any such Person or in connection with the issuance of any dividend otherwise permitted to be made under this Section 7.06;

(h) repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former director, officer, employee, manager or director of a Loan Party or any of its Subsidiaries (or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) solely to the extent necessary to pay for the Taxes payable by such Person upon such grant or award (or upon the vesting thereof); or

(i) any payments of cash ~~and~~(paid by the Borrower or Parent) and/or Equity Interests of Parent to a holder (or for the benefit of the holder) of the 2018 Convertible Notes ~~or any other convertible notes of Parent issued and outstanding from time to time~~ upon the conversion thereof in accordance with the terms thereof or pursuant to an Exchange Transaction;

provided, however, that the Loan Parties and each Subsidiary may make Restricted Payments to the extent such Restricted Payment was permitted to be made at the time of the declaration thereof.

Section 7.07 Prepayments of Indebtedness. Prepay, redeem, purchase, or defease prior to the scheduled maturity thereof in any manner any Indebtedness for borrowed money, except (a) the purchase, redemption, defeasance or other acquisition or retirement of any Indebtedness of Parent, the Borrower or any Subsidiary in exchange for, or out of the proceeds of equity under clause (a) of the then Available Amount, (b) with respect to Indebtedness other than Subordinated Indebtedness, any prepayments, redemptions, purchases or defeasance thereof so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect thereto or would result therefrom, (c) with respect to any Subsidiaries which are not Loan Parties, any prepayment of Indebtedness of such Subsidiaries to the extent solely utilizing cash generated or maintained by such Subsidiaries, (d) the purchase, redemption, defeasance or other acquisition or retirement of such Indebtedness with the net cash proceeds from an incurrence of any Permitted Refinancing thereof, and (e) ~~subject to compliance with the conditions set forth in Section 2.01(c)(ii) hereof,~~ the prepayment, purchase, redemption, defeasance or other acquisition or retirement of the 2018 Convertible Notes; provided that any such prepayment, purchase, redemption, defeasance or other acquisition or retirement with the proceeds of the Loans pursuant to clause (e) complies with the terms hereof and no Default pursuant to Section 7.18 or Event of Default pursuant to Sections 8.01(a) or 8.01(f) exists at the time such transaction occurs or would exist as a result of the occurrence of such transaction.

Section 7.08 Change in Nature of Business; Inactive Subsidiary; Interposing Entities; Borrower.

(a) Engage in any line of business substantially different from (i) any business conducted by the Loan Parties and their Subsidiaries on the Closing Date, (ii) any business substantially related, incidental, ancillary or complementary thereto or (iii) any business (including without limitation any retail, manufacture, e-commerce, sourcing, advertising, marketing, or distribution business) substantially related, incidental, ancillary or complementary to the creation, development and/or direct or indirect exploitation of Brand Related IP (or branded or other goods and/or services related thereto); provided that for the avoidance of doubt the foregoing shall not permit the Loan Parties to establish a retail “brick and mortar” or similar physical retail presence which would constitute a significant portion of the assets of the Loan Parties.

(b) Permit any Inactive Subsidiary to engage in any business, operations or activity, or hold any property or incur any obligations, other than (i) maintaining its corporate or other organizational existence, (ii) participating in tax, accounting and other administrative activities as a consolidated group member of Parent and its Subsidiaries, (iii) executing, delivering and the performance of rights and obligations under the Loan Documents, and (iv) activities incidental to the businesses or activities described in the foregoing clauses (i) through (iv) above.

(c) Permit any entity or Subsidiary to be interposed between (i) Parent and the Borrower, (ii) Parent and Icon Brand Holdings LLC, a Delaware limited liability company, or (iii) Parent and Iconix Delaware; provided, further, that in no event shall Parent form any new Subsidiary, Joint Venture, Securitization Entity or any other entity where the Parent is the direct holder of the Equity Interests in such new Subsidiary, Joint Venture, Securitization Entity or other entity.

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, permit Borrower to engage in any activity other than (i) the direct or indirect ownership of all Equity Interests expressly permitted or required to be held by Borrower hereunder, (ii) maintaining its limited liability company existence, (iii) participating in tax, accounting and other administrative activities as a consolidated group member of Parent and its Subsidiaries, (iv) executing, delivering and the performance of rights and obligations under the Loan Documents, including the incurrence of Obligations under the Loan Documents (and for the avoidance of doubt, the Borrower shall not incur any Indebtedness (other than the Obligations under the Loan Documents) nor grant any Liens (other than Permitted Encumbrances), and (v) activities incidental to the businesses or activities described in the foregoing clauses (i) through (iv) above.

(e) Notwithstanding anything to the contrary contained herein or in any other Loan Document, permit Iconix Delaware to engage in any activity other than (i) the direct or indirect ownership of all Equity Interests expressly permitted or required to be held by Iconix Delaware hereunder, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as a consolidated group member of Parent and its Subsidiaries, (iv) executing, delivering and the performance of rights and obligations under the Loan Documents, including the incurrence of Obligations under the Loan Documents (and for the avoidance of doubt, Iconix Delaware shall not incur any Indebtedness (other than the Obligations under the Loan Documents) nor grant any Liens (other than the Permitted Encumbrances), and (v) activities incidental to the businesses or activities described in the foregoing clauses (i) through (iv) above.

Section 7.09 Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party or any Subsidiary, whether or not in the Ordinary Course of Business, other than to the following:

(a) transactions on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (in the case of any such transaction that involves payments, individually or in the aggregate, in excess of $1,000,000, the Borrower shall provide to the Agent five (5) Business Days prior written notice of such transaction and, if so requested to do so prior to the proposed closing of such transaction, the Borrower shall provide to the Agent evidence demonstrating that such transaction will be arm’s length);

(b) (i) a transaction between or among the Loan Parties and (ii) transactions between or among Subsidiaries which are not Loan Parties or the Securitization Entities;

(c) ~~[Reserved;]~~transactions contemplated by, or in connection with, any customary transition services agreement entered into in connection with an Asset Sale which is permitted hereunder as part of a Permitted Capital Raising Transaction;

(d) dividends may be paid to the extent provided in Section 7.06;

(e) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries and the Securitization Entities to the extent expressly permitted by Sections 7.02, 7.03 and 7.04;

(f) customary fees, indemnities and reimbursements may be paid to non-officer directors of the Borrower and its Subsidiaries;

(g) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the Ordinary Course of Business; and

(h) Subsidiaries of the Borrower may pay management fees, licensing fees and similar fees to Parent, the Borrower or to any wholly-owned domestic Subsidiary of the Borrower that is a Guarantor.

Section 7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent; provided, however, that (y) clause (a)(i) and clause (a)(iv) shall not prohibit (1) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clause (d) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (2) customary provisions restricting subletting or assignment of any lease entered into in the Ordinary Course of Business, (3) customary provisions restricting assignment of any licensing entered into in the Ordinary Course of Business, (4) encumbrances or restrictions on deposits imposed by customers under agreements entered into in the Ordinary Course of Business, (5) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder (other than any Loan Party) and applicable solely to such joint venture, (6) restrictions on the transfer of any asset pending the close of the sale of such asset so long as such restriction applies only to such assets to be sold, (7) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to any Loan Party or any Subsidiary of any Loan Party, or the property of any such Person, other than the property acquired in such Permitted Acquisition ~~and (8~~, (8) restrictions imposed by any agreement relating to Indebtedness permitted by this Agreement to be incurred after the Amendment Effective Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the restrictions contained in this

Agreement, taken as a whole and (9) customary provisions restricting assignment of any governmental contract entered into in the Ordinary Course of Business and (z) clause (a) shall not prohibit restrictions incurred or provided in favor of any holder of Indebtedness permitted under clause (r) of the definition of “Permitted Indebtedness”, solely to the extent any such restrictions relate to the applicable Available Amount Acquisition Target and its Subsidiaries acquired in an Acquisition utilizing the Available Amount; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 7.11 Use of Proceeds.

(a) Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, or (b) for any purposes other than (i) to refinance or otherwise satisfy in accordance with the terms hereof the Indebtedness of Parent under the 2018 Convertible Notes~~, (ii) for general corporate purposes, in each case to the extent expressly permitted under Law and the Loan Documents and (iii~~ and (ii) to pay fees, costs and expenses associated with the transactions contemplated hereby (including any upfront fees and/or original issue discount). ~~Amounts maintained in the 2018 Convertible Notes Escrow Account shall only be requested to be released and used for the purposes described in clauses (b)(i) and (b)(iii) above until such time as the obligations under the 2018 Convertible Notes and the 2018 Convertible Notes Indenture are paid in full.~~

(b) Use, and shall ensure that their respective directors, officers, employees and agents not use, the proceeds of any Loans (i) in furtherance of an offer, gift, payment, promise to pay or give, or authorization of the payment or giving of money, or anything else of value, to any Person, in order to obtain, retain, or direct business, or to obtain any improper or undue advantage, in violation of any applicable Anti-Corruption Laws; (ii) for the purpose of funding, financing, or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by applicable Sanctions; or (iii) in any other manner that would result in a violation of any applicable Sanctions or Anti-Corruption Laws by the Loan Parties or their Subsidiaries (including the Securitization Entities) or any other ~~Party~~party to this Agreement.

Section 7.12 Amendment of Material Documents; New Licenses.

(a) (i) Amend, modify, terminate or waive any of a Loan Party’s or a Subsidiary’s under (A)(1) other than with respect to the Borrower, its Organization Documents in a manner materially adverse to the Credit Parties (in their capacities as such) and (B) with respect to the Borrower, its Organization Documents without the prior written consent of Agent (acting at the direction of the Required Lenders), (B) any documentation relating to any Indebtedness for borrowed money that is unsecured or Subordinated Indebtedness that would, when taken as a whole, be materially adverse to the Credit Parties (in their capacities as such), (C) any Material License which would have a material adverse impact on the Lenders (in their capacities as such) (as reasonably determined by the Agent), without the prior express written consent of the Agent (acting at the direction of the Required Lenders) or (D) any Material Contract in a manner that would be materially adverse to the financial condition of the Parent, the Borrower or any of its Subsidiaries, (ii) with respect to any Restricted Joint Venture in existence as of the Effective Date, permit the amendment, modification, termination or waiver of the Organization Document of any Restricted Joint Venture if such amendment, modification, termination or waiver would relax, loosen or eliminate any limitations on the incurrence of Indebtedness or Liens or reduce any consent rights of the Iconix JV Partner with respect to the incurrence of Indebtedness or Liens, or (iii) with respect to any Restricted Joint Venture entered into on or after the Effective Date, permit the Organization Documents of such Restricted Joint Venture to permit the incurrence of Indebtedness or Liens without the consent of the Iconix JV Partner.

(b) Permit any amendment, modification, termination or waiver of any of the Parent’s or its Subsidiaries’ rights or obligations under the Securitization Facility that would be materially adverse to the Credit Parties; provided that (1) any amendment, modification, termination or waiver that would amend the DSCR in a manner which would result in an increase in the calculation of Asset Value hereunder shall be deemed to be materially adverse to the Credit Parties (except for any amendment that would subordinate management fees on a retroactive basis and increase the DSCR for the year preceding the Effective Date) and (2) any amendment, modification, termination or waiver that (y) solely modifies the Class A-1 Notes outstanding in the Series Supplement for the Series 2012-1 Class A-1 Notes and/or the Class A-1 Note Purchase Agreement to extend the Series 2012-1 Class A-1 Senior Notes Renewal Date (such terms used herein as defined in the Securitization Documents or (z) is, in all material respects, substantially on the terms provided to the Lenders prior to the date hereof or such other terms as the Required Lenders may consent (such consent not to be unreasonably withheld or delayed)) shall be deemed not to be material adverse to the Credit Parties.

Section 7.13 Fiscal Year. Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

Section 7.14 Deposit Accounts. With respect to any Loan Party, open new Deposit Accounts or other bank accounts (other than the Excluded Account) unless such Loan Party shall have delivered to the Agent appropriate Account Control Agreements as required pursuant to Section 6.12.

Section 7.15 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by a Loan Party or any Subsidiary of real or personal property which has been or is to be sold or transferred by a Loan Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Loan Party or such Subsidiary.

Section 7.16 Hedge Agreements. Enter into any Hedge Agreement (other than Hedge Agreements entered into in the Ordinary Course of Business, which for the avoidance of doubt shall include Hedge Agreements entered into in connection with hedge and warrant option transactions and capped call option transactions entered into by Parent in connection with a convertible notes offering that is permitted as Permitted Indebtedness, and not for speculative purposes).

Section 7.17 [Reserved].

Section 7.18 Financial Covenants.

(a) Asset Coverage Ratio. Permit the Asset Coverage Ratio, as calculated on a quarterly basis commencing with the last day of the first Fiscal Quarter of the Borrower ending after the Closing Date, to be less than 1.25:1.00.

(b) Total Leverage Ratio. Permit the Total Leverage Ratio, calculated as of the last day of any Fiscal Quarter, commencing with the last day of the first Fiscal Quarter of the Borrower ending after the Closing Date, to be greater than ~~4.50~~5.75:1.00.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid, any amount of principal of any Loan, or (ii) within three (3) Business Days of any due date therefor, interest on any Loan, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of (i) Sections 6.03(a), 6.05(a) (with respect to any Loan Party), 6.07, 6.12(a), 6.18, ~~6.21(a),~~ or 6.22 or Article VII, (ii) Section 6.12(b) and such failure continues for three (3) Business Days, or (iii) Sections 6.01, 6.02, or 6.03 (other than 6.03(a)) or 6.19 and such failure continues for 10 days; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Subsidiary or any Securitization Entity (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary or any Securitization Entity institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding (any of the foregoing, an “Insolvency Proceeding”); or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary or any Securitization Entity becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the Ordinary Course of Business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issuance or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary or any Securitization Entity one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), and, in any case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any material Intellectual Property, Non-Securitized License, Material License that is part of the Collateral or any other material portion of the Collateral, with the priority required by the applicable Security Document, except to the extent that any lack of perfection or enforceability results from any act or omission of the Agent (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the terms of any Loan Document); (iii) the subordination provisions of any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Subordinated Indebtedness, other than upon the repayment in full thereof in accordance with this Agreement; (iv) any Indebtedness other than the Obligations, shall constitute “Designated Secured Senior Indebtedness” (or any comparable term) for the purposes of, and as defined in, the 2018 Convertible Notes or the 2018 Convertible Notes Indenture or any Permitted Refinancing that refinances, replaces, amends, modifies or supplements any of the foregoing; or (v) any of the Obligations for any reason shall fail to be “Designated Secured Senior Indebtedness” (or any comparable term) for the purposes of, and as defined in, the 2018 Convertible Notes or the 2018 Convertible Notes Indenture or any Permitted Refinancing that refinances, replaces, amends, modifies or supplements any of the foregoing; or

(k) Change of Control. There occurs any Change of Control; or

(l) Extension of Series 2012-1 Class A-1 Notes. No extension of the Series 2012-1 Class A-1 Senior Notes Renewal Date (as defined in the Securitization Documents) to a date that is on or after the “Quarterly Payment Date (as defined in the Securitization Indenture) in January 2020 shall have occurred on or prior to January 25, 2018; or

(m) Securitization Entities. Any Securitization Entity fails to perform or observe any term, covenant or agreement contain in (i) Sections 7.01, 7.03(a), 7.07, 7.09 (provided that in addition to the exceptions set forth therein, the Securitization Entities shall be able to engage in transactions among the Securitization Entities), 7.11(b), 7.12 and 7.13, in each case treating such Securitization Entity is if it were a Subsidiary under such provision, (ii) Section 6.07(a) assuming that such Securitization Entity is a Loan Party and such failure continues for 3 Business Days or (iii) Sections 6.04, 6.05, 6.06(b), 6.08, 6.09(a) or 6.16 and such failure continues for 30 days; or

(n) Securitization Amendments. The occurrence of any amendment, modification, termination or waiver of any Securitization Entities’ rights or obligations under the Securitization Facility that would be materially adverse to the Credit Parties; provided that (1) any amendment, modification, termination or waiver that would amend the DSCR in a manner which would result in an increase in the calculation of Asset Value hereunder shall be deemed to be materially adverse to the Credit Parties (except for any amendment that would subordinate management fees on a retroactive basis and increase the DSCR for the year preceding the Effective Date) and (2) any amendment, modification, termination or waiver that (y) solely modifies the Class A-1 Notes outstanding in the Series Supplement for the Series 2012-1 Class A-1 Notes and/or the Class A-1 Note Purchase Agreement to extend the Series 2012-1 Class A-1 Senior Notes Renewal Date (such terms used herein as defined in the Securitization Documents or (z) is, in all material respects, substantially on the terms provided to the Lenders prior to the date hereof or such other terms as the Required Lenders may consent (such consent not to be unreasonably withheld or delayed)) shall be deemed not to be material adverse to the Credit Parties.

Section 8.02 Remedies. If any Event of Default occurs and is continuing, the Agent shall, solely at the request and direction of the Required Lenders, take any or all of the following actions:

(a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations (including, without limitation, any Prepayment Premium) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and

(b) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties; provided, however, that upon the occurrence of any Default or Event of Default with respect to any Loan Party under Section 8.01(f), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans, all interest accrued thereon and all other Obligations (including, without limitation, any Prepayment Premium) shall automatically become due and payable without further act of the Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Obligations (including, without limitation, any Prepayment Premium) have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (including, without limitation, any Prepayment Premium) shall be applied by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent;

Second, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Lenders and amounts payable under Article III) payable to the Lenders;

Third, to payment of that portion of the Obligations constituting indemnities (including indemnities due under Section 10.04 hereof), Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including Credit Party Expenses to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, premiums (including, without limitation, any Prepayment Premium) and fees, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations then owing, ratably among the Credit Parties in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Loan Parties or as otherwise required by Law.

ARTICLE IX

THE AGENT

Section 9.01 Appointment and Authority.

Each of the Lenders (in its capacity as a Lender) hereby irrevocably appoints Cortland Capital Market Services LLC to act on its behalf as the administrative agent and collateral agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof (including, without limitation, acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations), together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lead Arranger (as an intended third party beneficiary) and the other Credit Parties, and no Loan Party or any Subsidiary thereof or any Securitization Entity shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.02 Rights as a Lender. If applicable, the Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. The Agent, the Lead Arranger and their respective Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder (or, with respect to the Lead Arranger, were not otherwise named herein) and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Applicable Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Lenders (as the Agent shall believe in good faith shall be necessary under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice (conspicuously labeled as a “notice of default”) and describing such Default or Event of Default is given to the Agent by the Loan Parties or a Lender. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of a Default or an Event of Default, the Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that its compliance with such directions would be unlawful.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

Section 9.04 Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Agent. The Agent may at any time give written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which successor agent shall be consented to by the Borrower at all times other than during the existence of a Default or an Event of Default (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then the Required Lenders shall serve as the successor Agent until such time when the Required Lenders appoint a successor Agent and such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder (or assumption thereof by the Required Lenders), such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent hereunder.

Section 9.07 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender, the Lead Arranger or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender, the Lead Arranger or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.11, the Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agent.

Section 9.08 Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of the Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the Agent and such Credit Parties under Sections 2.03 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.03 and 10.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Credit Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Credit Party or to authorize the Agent to vote in respect of the claim of any Credit Party in any such proceeding. The Credit Parties hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Credit Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased.

Section 9.09 Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (including, without limitation, any Prepayment Premium but excluding contingent indemnification obligations for which no claim has been asserted), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b) to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c) to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Applicable Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.09. In each case as specified in this Section 9.09, the Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.09.

Section 9.10 Notice of Transfer.

The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.

Section 9.11 Reports and Financial Statements.

By signing this Agreement, each Lender, subject to the provisions set forth in the last two sentences of Section 6.02:

(a) is deemed to have requested that the Agent furnish, and the Agent agrees to furnish, such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrower hereunder;

(b) is deemed to have requested that the Agent furnish, and the Agent agrees to furnish, such Lender, promptly after they become available, copies of all appraisals of the Collateral received by the Agent (collectively, the “Reports”);

(c) expressly agrees and acknowledges that the Agent makes no representation or warranty as to the accuracy of the financial statements or Reports, and shall not be liable for any information contained in any financial statement or Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all financial statements and Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, the Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 9.12 Agency for Perfection.

Each Credit Party hereby appoints each other Credit Party as agent for the purpose of perfecting Liens for the benefit of the Credit Parties, in assets which, in accordance with Article 9 of the UCC or any other Law of the United States can be perfected only by possession or control. Should any Credit Party (other than the Agent) obtain possession or control of any such Collateral, such Credit Party shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

Section 9.13 Indemnification of Agent. Without limiting the obligations of Loan Parties hereunder, to the extent that the Loan Parties for any reason fails to timely and indefeasibly pay any amount required under Section 10.04 to be paid by them to the Agent (or any sub-agent thereof), the Lenders shall indemnify and hold harmless the Agent, any sub-agent thereof and any of their respective Related Parties (collectively, the “Agent Indemnified Parties”), as the case may be ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent Indemnified Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent Indemnified Party in connection therewith; provided, that no Lender shall be liable to any Agent

Indemnified Party for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent Indemnified Party’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

Section 9.14 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

Section 9.15 Appointment of Non-Operating Agent Roles. At any time on or after the Effective Date, the Agent and the Lenders (without the Borrower’s consent) may appoint any other Person with non-operating agent roles or other titles in the manner determined by the Agent (acting at the direction of the Required Lenders) or the Required Lenders, including any documentation agent, syndication agent, lead arranger, co-agent or bookrunner in respect of the credit facility contemplated hereunder. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Lead Arranger is named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby. Without limitation of the foregoing, the Lead Arranger shall not, solely by reason of this Agreement or any other Loan Document, have any fiduciary or agency or other relationship (whether express or implied) in respect of any Credit Party or any other Person. Each Credit Party agrees that the Lead Arranger may have economic interests that conflict with those of the Credit Parties, the Loan Parties and their respective stockholders or affiliates.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Agent, with the Consent of the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i) increase the Term Loan Commitment of any Term Lender without the written Consent of such Term Lender;

(ii) as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, premiums (including the Prepayment Premium), fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender,

(iii) as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan held by such Lender, or (subject to clause (ii) of the second proviso to this Section 10.01) any premiums (including the Prepayment Premium), fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written Consent of such Lender; provided, however, that only the Consent of the Required Lenders shall be necessary to ~~(A)~~ amend the definition of

“Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate ~~or (B) amend the definition of “Amortization Percentage” or any definition or other provision related thereto (but for the avoidance of doubt, the Amortization Percentage shall not be reduced below 5.00% per annum without the waiver or consent of each Lender)~~;

(iv) as to any Lender, change any provision of this Agreement, including, without limitation, Section 2.07 or Section 8.03, in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(v) change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(vi) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(vii) except for Permitted Dispositions or as provided in Section 9.09, release all or substantially all of the Collateral from the Liens of the Security Documents or subordinate the any Lien on any property granted to or held by the Agent under any Loan Documents without the written Consent of each Lender; and

(viii) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of any Agent under this Agreement or any other Loan Document; and (ii) the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(b) If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

(c) Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Agent and approved by the Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

Section 10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except as provided in subsection (b) below~~)~~, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Loan Parties or the Agent, to the address, telecopier number or electronic mail address specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number or electronic mail address specified in writing to the Borrower and the Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, Etc. Each of the Loan Parties and the Agent may change its address or telecopier for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address or telecopier for notices and other communications hereunder by written notice to the Borrower and the Agent. In addition, each Lender agrees to notify the Agent in writing from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. Any telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Without limiting the generality of the foregoing, the making of the Loans shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 8.02 for the benefit of all the Credit Parties; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents or (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.07); and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clause (b) of the preceding proviso and subject to Section 2.07, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay all Credit Party Expenses, promptly following demand therefor, whether or not the Closing Date occurs.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person, together with its Related Parties, being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of any one counsel for the Agent (and its sub-agents) and Agent’s Related Parties and one counsel for the other Credit Parties and their Related Parties (and in the event of an actual conflict of interest, one additional counsel for such affected parties) and one additional counsel in each other applicable jurisdiction), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom ~~(including any action brought by or on behalf of the Loan Parties or any of their Subsidiaries as a result of any determination by the Agent pursuant to Section 2.01 not to release funds from the 2018 Convertible Notes Escrow Account)~~, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party or Subsidiary, (iv) any claims of, or amounts paid by any Credit Party to, an Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, such Indemnitee, or (y) are due to disputes between and among Indemnitees (other than disputes involving any act or omission of the Borrower or any of its Affiliates (other than the claims of the Agent), and disputes between or among the Agent (in its capacity as such) and any other Credit Party relating to the Agent’s or such other Credit Party’s obligations or duties hereunder). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. To the fullest extent permitted by Law, the Lenders shall not assert, and hereby waive, any claims against the Agent or any Related Party of the Agent, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Documents or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof.

(d) Payments. All amounts due under this Section shall be payable on demand therefor.

(e) Limitation of Liability. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f) Survival. The agreements in this Section shall survive the resignation of the Agent, the assignment of the Loans by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(b), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(b) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement, or its portion of the Term Loan at the time owing to it; provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loan Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the principal outstanding balance of the Term Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent shall not be less than $1,000,000 unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of the sum of all the assigning Lender’s rights and obligations under this Agreement with respect to the portion of the Term Loan assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required with respect to assignments to a Bona Fide Competitor when no Specified Event of Default has occurred and is continuing, and shall be deemed to have been given unless the Borrower has responded within five (5) Business Days of request therefor; and

(B) the consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments if such assignment is to a Person that is not an Eligible Assignee described in any of clauses (a)~~-~~ through (d) of the definition thereof, unless such assignment is in connection with the sale of all or substantially all of the assigning Lender’s loan portfolio; and

(C) in connection with any assignment by an assigning Lender in connection with the sale of all or substantially all of such assigning Lender’s loan portfolio, such assigning Lender shall deliver a certificate to the Agent that such assignment is being made in connection with the sale or all or substantially all of such assigning Lender’s loan portfolio;

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption and Administrative Questionnaire, all documentation and other information reasonably determined by the Agent to be required by applicable regulatory authorities required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and a processing and recordation fee of $3,500, provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and such processing and recordation fee shall be waived for assignments to an Affiliate of a Lender or an Approved Fund.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Loan Parties or any of the Loan Parties’ Subsidiaries or any Securitization Entity, (B) to a natural Person or (C) if a Specified Event of Default has not occurred and is not continuing, to a Bona Fide Competitor; notwithstanding anything to the contrary contained in this Agreement, (a) the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to a Bona Fide Competitor and (b) the Borrower and the Lender acknowledge and agree that the Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Bona Fide Competitor and that the Agent shall have no liability with respect to any assignment or participation made to a Bona Fide Competitor.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption (which, for the avoidance of doubt, shall be the date of recordation in the Register), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.03, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(a)(i)(d).

Upon receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire, any “know your customer” information requested by the Agent, the processing and recordation fee referred to in Section 10.06(b)(iv) and any written consent to such assignment required by Section 10.06(b)(iii), the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless and until it has be recorded in the Register as provided in this paragraph.

(c) Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(d) Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries or any Securitization Entity or, so long as a Specified Event of Default has not occurred and is not continuing, a Bona Fide Competitor) (provided that the list of Bona Fide Competitors shall have been made available to the Agent and shall be made available to any Lender if requested in writing to the Agent (it being understood and agreed that the Agent shall have no responsibility for monitoring, nor any liability for maintaining or updating, the list of Bona Fide Competitors)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including and/or all or a portion of the Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

(i) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (iii) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.07 as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, Approved Funds, and to its and its Affiliates’ and Approved Funds’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement (including any electronic agreement contained in any Platform) containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Contract relating to any Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof or any Securitization Entity relating to the Loan Parties or any Subsidiary thereof or any Securitization Entity or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof or any Securitization Entity. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary or any Securitization Entity, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including Federal and state securities Laws.

Each Loan Party and each Lender acknowledge that certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Parent and its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to Section 6.01 or Section 6.02 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant secure website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Private Lender Information shall not be posted on that portion of the Platform designated for such public side Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Section 6.01 or Section 6.02 contains Private Lender Information, the Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Private Lender Information with respect to Parent and its Subsidiaries and their securities.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Agent or the Required Lenders, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other property at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans and other Obligations or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties signatory hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default, and shall continue in full force and effect as long as the Loans or any other Obligation hereunder shall remain unpaid or unsatisfied. Further, the provisions of Sections 3.01, 3.03 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations or the termination of this Agreement or any provision hereof.

Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and 3.03) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY

RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN BOROUGH, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BYLAW.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties and the Lead Arranger, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties, the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties or the Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties and the Lead Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Loan Parties shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 10.18 Time of the Essence. Time is of the essence of the Loan Documents.

Section 10.19 Press Releases.

(a) Each Loan Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least one (1) Business Day prior notice to the Agent and without the prior written consent of the Agent unless (and only to the extent that) such Loan Party or Affiliate is required to do so under Law and then, in any event, such Loan Party or Affiliate will consult with the Agent before issuing such press release or other public disclosure.

(b) Each Loan Party consents to the publication by the Agent, the Lead Arranger or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. The Agent, the

Lead Arranger or such Lender shall provide a draft reasonably in advance of any advertising material to the Borrower prior to the publication thereof. The Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Section 10.20 Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Agent or any other Credit Party, or (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise.

(b) To the fullest extent permitted by Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all of the Obligations have been indefeasibly paid in full in cash. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party.

(c) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all of the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the Borrower hereunder or other Obligations incurred directly and primarily by the Borrower (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount, for each of such other Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(d) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855, inclusive, 2899 or 3433 of the California Civil Code or any similar law of California.

Section 10.21 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.22 Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 10.23 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.24 California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

Section 10.25 Designation of Obligations as “Designated Secured Senior Indebtedness”. Parent and Borrower hereby designate the Obligations as, and the Loan Parties and the Agent and Lenders expressly agree that the Obligations constitute, “Designated Secured Senior Indebtedness” for purposes of, and as defined in, the 2018 Convertible Notes Indenture as amended, modified or supplemented from time to time.

Section 10.26 Intercreditor Agreement. For the avoidance of doubt and notwithstanding anything herein to the contrary, the Borrower and the other Loan Parties agree and acknowledge that the Agent and the Lenders may, without any additional consent of any Loan Party or any of their Subsidiaries, enter into any intercreditor agreement, subordination agreement, agreement among lenders, and any one or more side agreements that affect the relative rights and priorities of the Agent and the Lenders as between themselves, or as between them and any other creditors of the Loan Parties, including in relation to the Term Loans, the other Obligations, the Collateral, this Agreement and the other Loan Documents; provided, that no such agreement shall effect an amendment or modification of this Agreement or any other Loan Document or affect any rights or obligations as between the Agent and the Lenders, on the one hand, and any Loan Party or any Loan Party’s Subsidiaries, on the other hand. No reference to any intercreditor agreement, subordination agreement or agreement among lenders in this Agreement or any other Loan Documents shall be construed to provide that any Loan Party or Subsidiary thereof is a third party beneficiary of the provisions of such agreement or may assert any rights, defense or claims on account of such agreement or this Section 10.26, and each Loan Party agrees that nothing in any such agreement is intended or shall impair the obligation of any Loan Party to pay the Obligations under this Agreement, or any other Loan Document as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors with respect to any Loan Party or, except as expressly otherwise provided in such agreement as to a Loan Party’s obligations, such Loan Party’s properties.

Section 10.27 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-~~in~~In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.~~

~~PARENT:~~	~~ICONIX BRAND GROUP, INC., a Delaware corporation~~

~~By:  Name: David Jones Title: Chief Financial Officer~~

~~BORROWER:~~	~~IBG BORROWER LLC, a Delaware limited liability company~~

~~By:  Name: David Jones Title: Chief Financial Officer~~

~~SUBSIDIARY GUARANTORS:~~

~~ARTFUL HOLDINGS LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~ 	~~ICON ENTERTAINMENT LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~BADGLEY MISCHKA LICENSING LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~ICON DE BRAND HOLDINGS CORP., a Delaware corporation By:  Name: David Jones Title: Chief Financial Officer~~

~~BRIGHT STAR FOOTWEAR LLC, a New Jersey limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~ICON CANADA JV HOLDINGS CORP., a Delaware corporation By:  Name: David Jones Title: Chief Financial Officer~~

~~SUBSIDIARY GUARANTORS (continued):~~

~~ICONIX CA HOLDINGS LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~IP HOLDINGS UNLTD LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~ICONIX LATIN AMERICA LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~IP MANAGEMENT LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~IP HOLDINGS AND MANAGEMENT CORPORATION, a Delaware corporation By:  Name: David Jones Title: Chief Financial Officer~~	~~MICHAEL CARUSO & CO., INC., a California corporation By:  Name: David Jones Title: Chief Financial Officer~~

~~IP HOLDINGS LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~MOSSIMO HOLDINGS LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~SUBSIDIARY GUARANTORS (continued):~~

~~MOSSIMO, INC., a Delaware corporation By:  Name: David Jones Title: Chief Financial Officer~~	~~PILLOWTEX HOLDINGS AND MANAGEMENT LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~OFFICIAL-PILLOWTEX LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~SCION BBC LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~OP HOLDINGS AND MANAGEMENT CORPORATION, a Delaware corporation By:  Name: David Jones Title: Chief Financial Officer~~	~~SCION LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~OP HOLDINGS, LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~SHARPER IMAGE HOLDINGS AND MANAGEMENT CORP., a Delaware corporation By:  Name: David Jones Title: Chief Financial Officer~~

~~SUBSIDIARY GUARANTORS (continued):~~

~~SHARPER IMAGE HOLDINGS LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~UMBRO SOURCING LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~STUDIO HOLDINGS AND MANAGEMENT CORPORATION, a Delaware corporation By:  Name: David Jones Title: Chief Financial Officer~~	~~UNZIPPED APPAREL LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~STUDIO IP HOLDINGS LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~ZY HOLDINGS AND MANAGEMENT CORP., a Delaware corporation By:  Name: David Jones Title: Chief Financial Officer~~

~~UMBRO IP HOLDINGS LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~	~~LC PARTNERS US, LLC, a Delaware limited liability company By:  Name: David Jones Title: Chief Financial Officer~~

~~AGENT:~~

~~Cortland Capital Market Services LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~LENDERS:~~

~~DEUTSCHE BANK AG, NEW YORK BRANCH~~

~~By:~~
~~Name:~~
~~Title:~~

~~By:~~
~~Name:~~
~~Title:~~

Schedule 4.03

The execution and delivery by the Loan Parties of the Amendment, the DB Fee Letter, this Agreement and the consummation of the transactions thereunder do not conflict with the terms of the 2018 Convertible Notes Indenture, the 2018 Convertible Notes or the Securitization Indenture.